                          GLOBAL SETTLEMENT AGREEMENT
                                     AMONG
                            FIBREBOARD CORPORATION,
                         CONTINENTAL CASUALTY COMPANY,
                      CNA CASUALTY COMPANY OF CALIFORNIA,
                           COLUMBIA CASUALTY COMPANY,
                           PACIFIC INDEMNITY COMPANY,
                                      AND
                              THE SETTLEMENT CLASS

                               TABLE OF CONTENTS


                                                                              PAGE
                                                                              ----

ARTICLE 1 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

      SECTION 1.1    Certain Defined Terms  . . . . . . . . . . . . . . . .      8

ARTICLE 2 SETTLEMENT    . . . . . . . . . . . . . . . . . . . . . . . . . .      8

      SECTION 2.1    Settlement   . . . . . . . . . . . . . . . . . . . . .      8
      SECTION 2.2    Exclusive Rights Against the Trust   . . . . . . . . .      8
      SECTION 2.3    Payments   . . . . . . . . . . . . . . . . . . . . . .      9
      SECTION 2.4    Additional Fibreboard Obligations  . . . . . . . . . .     11
      SECTION 2.5    Releases   . . . . . . . . . . . . . . . . . . . . . .     14
      SECTION 2.6    Final Settlement of the Insurance Policies   . . . . .     16
      SECTION 2.7    Indemnity Obligation of the Trust after Global
                     Approval Judgment  . . . . . . . . . . . . . . . . . .     17
      SECTION 2.8    Fibreboard Corporation's Indemnity and Related
                     Obligations  . . . . . . . . . . . . . . . . . . . . .     17

ARTICLE 3 ACTIONS TO BE TAKEN TO IMPLEMENT THIS AGREEMENT . . . . . . . . .     19

      SECTION 3.1    Applications for Initial Court Orders, Settlement Class
                     Order, Defendant Class Order and Global Approval
                     Judgment   . . . . . . . . . . . . . . . . . . . . . .     19
      SECTION 3.2    Effect of Class Certification  . . . . . . . . . . . .     19
      SECTION 3.3    Execution and Delivery of Escrow Instructions  . . . .     20

ARTICLE 4 TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . .     23

      SECTION 4.1    Termination  . . . . . . . . . . . . . . . . . . . . .     23

ARTICLE 5 SETTLEMENT TRUST  . . . . . . . . . . . . . . . . . . . . . . . .     24

      SECTION 5.1    Trust Agreement  . . . . . . . . . . . . . . . . . . .     24
      SECTION 5.2    Continuing Jurisdiction of the Court   . . . . . . . .     24
      SECTION 5.3    Preservation of Funds  . . . . . . . . . . . . . . . .     25

ARTICLE 6 THIRD PARTY CLAIMS  . . . . . . . . . . . . . . . . . . . . . . .     25

      SECTION 6.1    Bar Orders   . . . . . . . . . . . . . . . . . . . . .     25
      SECTION 6.2    Judgment Reduction and Subrogation Rights  . . . . . .     25
      SECTION 6.3    Actions Necessary to Obtain Discharges and
                     Bar Orders   . . . . . . . . . . . . . . . . . . . . .     26

                                                                              Page
                                                                              ----

ARTICLE 7 INTERIM CLAIM LIQUIDATION PROCEDURES  . . . . . . . . . . . . . .     28

      SECTION 7.1    Interim Claims   . . . . . . . . . . . . . . . . . . .     28
      SECTION 7.2    Processing Interim Claims  . . . . . . . . . . . . . .     29
      SECTION 7.3    Payment of Exigent and Extreme Hardship Claims   . . .     32
      SECTION 7.4    Payment of Interim Claims Other Than Exigent Health
                     Claims and Extreme Hardship Claims   . . . . . . . . .     32
      SECTION 7.5    Sources of Payment of Liquidated Amounts for Interim
                     Claims   . . . . . . . . . . . . . . . . . . . . . . .     34
      SECTION 7.6    Miscellaneous Interim Claim Provisions   . . . . . . .     35

ARTICLE 8 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .     36

      SECTION 8.1    Designated or Qualified Settlement Fund  . . . . . . .     36
      SECTION 8.2    Counsel  . . . . . . . . . . . . . . . . . . . . . . .     38
      SECTION 8.3    No Oral Representations  . . . . . . . . . . . . . . .     38
      SECTION 8.4    Payment of Costs   . . . . . . . . . . . . . . . . . .     38
      SECTION 8.5    Modification and Waiver  . . . . . . . . . . . . . . .     39
      SECTION 8.6    Further Actions  . . . . . . . . . . . . . . . . . . .     39
      SECTION 8.7    Effectiveness of Agreement Notwithstanding
                     Developments   . . . . . . . . . . . . . . . . . . . .     40
      SECTION 8.8    No Admission or Use  . . . . . . . . . . . . . . . . .     40
      SECTION 8.9    No Breach of Other Obligations   . . . . . . . . . . .     41
      SECTION 8.10   Third Party Beneficiaries  . . . . . . . . . . . . . .     41
      SECTION 8.11   Rights and Obligations of Fibreboard Corporation and
                     the Insurers Under the Settlement Agreement and
                     Related Agreements   . . . . . . . . . . . . . . . . .     42
      SECTION 8.12   Headings   . . . . . . . . . . . . . . . . . . . . . .     42
      SECTION 8.13   Notices  . . . . . . . . . . . . . . . . . . . . . . .     42
      SECTION 8.14   Counterparts   . . . . . . . . . . . . . . . . . . . .     47

                          UNITED STATES DISTRICT COURT
                           EASTERN DISTRICT OF TEXAS
                                 TYLER DIVISION



GERALD AHEARN, JAMES DENNIS and           )
CHARLES W. JEEP, On Behalf of             )
Themselves and Others Similarly Situated, )
                                          )
             Plaintiffs,                  )
                                          )
     vs.                                  )
                                          )      Civil Action No. 6:93 cv 526
FIBREBOARD CORPORATION,                   )
                                          )
             Defendant,                   )
                                          )
CONTINENTAL CASUALTY COMPANY              )
                                          )
     and                                  )
                                          )
PACIFIC INDEMNITY COMPANY,                )
                                          )
             Intervenors.                 )
                                          )
- ------------------------------------------

                          GLOBAL SETTLEMENT AGREEMENT

             This Agreement is made and entered into as of August 27, 1993, by and among the Representative plaintiffs as representatives of the Settlement Class, acting by and through Class Counsel; Fibreboard Corporation, a Delaware corporation; Continental Casualty Company, an Illinois corporation; CNA Casualty Company of California, a California corporation; Columbia Casualty Company, an Illinois corporation; and Pacific Indemnity Company, a California corporation, together the "Parties."

                                    RECITALS

           A. The Representative Plaintiffs have filed a class action complaint in the Class Action on behalf of the Settlement Class against Fibreboard Corporation in the Global Court, and the Court has provisionally certified that class under Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure for settlement purposes only. Continental and Pacific have been allowed to intervene as parties to the Class Action.

           B. For more than fifteen years, thousands of individuals exposed to asbestos or asbestos-containing products have filed lawsuits alleging personal injury and damage in the state and federal courts against Fibreboard Corporation and against many other defendants.

           C. These lawsuits have resulted in extensive discovery concerning the potential liability of Fibreboard Corporation and other defendants, as well as full consideration of the legal and factual bases, including medical issues, underlying each individual asbestos plaintiff's personal injury lawsuit.

           D. The vast majority of the asbestos personal injury lawsuits brought against Fibreboard Corporation and others in the past fifteen years have been settled without trial, although a small percentage have been tried to verdict, with plaintiffs prevailing in some cases and Fibreboard Corporation and other defendants prevailing in other cases.

           E. Despite significant success in reducing litigation costs through a variety of mechanisms, plaintiffs and defendants have spent, and continue to spend, enormous resources contesting both liability and damages, allocating responsibility among the parties, and litigating issues of insurance coverage.

           F. Continental, CNA Casualty, Columbia and Pacific issued certain Insurance Policies to Fibreboard.

           G. Fibreboard Corporation and certain of the Insurers have been and are engaged in litigation in several actions involving disputed questions of insurance coverage, the first of which was filed in 1979 in the Superior Court of the State of California in and for the City and County of San Francisco entitled Fireman's Fund Insurance Company v. Fibreboard Corporation et al., No. 753885, and is an included action in the Coverage Case.

           H. In the Coverage Case, Fibreboard Corporation contends that certain of the Insurers are obligated to defend and indemnify Fibreboard Corporation against certain of Fibreboard Corporation's liabilities for claims for asbestos personal injury or death and for related claims. These Insurers contend that they have no further obligation to defend or indemnify Fibreboard Corporation for any such claims. A judgment in favor of Fibreboard Corporation was rendered by Judge Ira Brown in the Coverage Case on January 24, 1990, and that judgment is currently on appeal. The Parties' contentions are, inter alia, set forth in the pleadings in the Coverage Case and in the briefs before the Court of Appeal.

           I. In addition to the tens of thousands of claims for asbestos personal injury or death that have been filed and resolved against Fibreboard Corporation and other defendants in jurisdictions throughout the United States, tens of thousands of filed claims remain pending and thousands more are expected to be filed in the future. Litigating the asbestos-related personal injury lawsuits is depleting Fibreboard Corporation's resources, including insurance resources, available to compensate claimants. Absent substantial insurance resources, Fibreboard Corporation could not satisfy the claims for asbestos personal injury pending against it.

           J. The expenditures necessary to process and resolve asbestos lawsuits have contributed to more than ten major asbestos defendants filing for bankruptcy reorganization. Because some of these defendants represent a significant portion of the traditional liability share for asbestos personal injury cases, and many jurisdictions apply the principle of joint and several liability, these bankruptcy filings have increased costs substantially, caused significant delays to plaintiffs and created financial pressures on the remaining defendants.

           K. Continental and Fibreboard Corporation entered into an agreement, dated April 9, 1993, pursuant to which Continental and Fibreboard Corporation agreed, among other things, upon terms and conditions set forth therein, to use their best efforts jointly to negotiate and finalize a global class action settlement with personal injury claimants, and Continental agreed, whether or not a global settlement was reached, to pay certain defense and other costs of certain asbestos-related claims on an interim basis.

           L. On or about August 22, 1993 and August 29, 1993, Continental and Pacific entered into agreements, which agreements have been superseded by the Continental-Pacific Agreement, dated as of October 12, 1993, whereby Continental and Pacific settled the dispute between them and agreed upon terms for the sharing of liabilities of each of them with respect to certain asbestos-related claims.

           M. Fibreboard Corporation, Continental, CNA Casualty, Columbia and Pacific entered into the Settlement Agreement, dated October 12, 1993, pursuant to which they agreed, among other things, to settle and compromise all claims and potential claims against the Insurers under the Insurance Policies.

           N. Fibreboard Corporation has invested substantial sums in pursuing its insurance coverage for certain asbestos-related personal injury claims asserted against Fibreboard Corporation. Although Fibreboard Corporation has been successful in this litigation to date, it is still subject to risks and uncertainties. These include the risks associated with the Coverage Case and the continuing effect on Fibreboard Corporation's corporate operations created by asbestos-related personal injury claims and Fibreboard Corporation's unresolved insurance coverage with respect thereto. The Settlement Class Members are also subject to the risks associated with the Coverage Case since their ability to collect upon any judgments they may obtain against Fibreboard Corporation is largely dependent upon the existence and extent of Fibreboard Corporation's insurance coverage. Continental and Pacific are similarly subjected to the risks and uncertainties presented by the Coverage Case and the potential liabilities Continental and Pacific may have with respect to asbestos-related personal injury claims. Absent this Agreement, the results in the Coverage Case likely would be severely prejudicial to either Continental and Pacific, on the one hand, or Fibreboard Corporation and the Settlement Class Members, on the other hand.

           O. Counsel for the Representative Plaintiffs each has a decade or more of experience in the litigation of asbestos-related personal injury cases. They have conducted a thorough investigation into the law and facts relating to matters set forth in the class action complaint.

           P. In light of the uncertainties associated with the pending, unresolved issues enumerated above, there are substantial risks that adjudications with respect to certain asbestos-related personal injury claims by Settlement Class Members will, as a practical matter, be dispositive of the claims and interests of certain other Settlement Class Members not yet adjudicated or will substantially impair or impede the ability of such other Settlement Class Members to protect their interests.

           Q. The primary purpose of this Agreement is to create a fund to compensate the Settlement Class Members, free of the risks of the pending Coverage Case litigation between Fibreboard Corporation and the Insurers, and to apply the fund thus created to an equitable settlement of the claims of the Settlement Class Members. The mechanism for accomplishing this purpose is creation of the Trust, to which the claims of all Settlement Class Members against Fibreboard Corporation or the Insurers shall be directed.

           R. The settlement contemplated by this Agreement would provide a fair, flexible, speedy, cost-effective and assured method of compensating claimants who have been exposed to asbestos or asbestos-containing products for which Fibreboard Corporation may bear legal liability and who have contracted or will in the future contract an asbestos-related conditions. Thus, this Agreement provides considerable benefit to the Settlement Class, while avoiding costly litigation of difficult and contentious issues.

           S. Based on extensive analysis of the law and facts at issue in the Class Action, the other factors and considerations enumerated above concerning asbestos litigation, and the fair, flexible, speedy, cost-effective and assured procedures set forth in this Agreement and its exhibits for compensating the Settlement Class, each Party has determined that settlement on the terms set forth below would be fair, adequate and reasonable, and thus in its best interests.

           T. Third Party Claims are litigated infrequently in asbestos litigation. The vast majority of asbestos personal injury, death and related cases are settled before trial. In those cases where trials result in judgments against nonsettling defendants, the law in most jurisdictions protects settling defendants against claims for contribution by judgement debtors. Nevertheless, because the potential for Third Party Claims would remain, absent provision for them, this Agreement sets forth a fair, flexible, speedy, cost-effective and assured procedure for resolving Third Party Claims.

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

              SECTION 1.1      Certain Defined Terms.

              Capitalized terms used herein and not defined herein shall have the definitions for such terms set forth in the Glossary annexed as Exhibit A hereto and incorporated herein.

                                   ARTICLE 2

                                   SETTLEMENT

              SECTION 2.1      Settlement.

              Effective upon Global Approval Judgment, Representative Plaintiffs, on their own behalf and on behalf of all Settlement Class Members, hereby compromise and settle, finally and fully, all of the Class Member Claims with Fibreboard Corporation, Continental, CNA Casualty, Columbia and Pacific on the terms and conditions set forth herein; provided, however, that nothing in this Agreement or in any exhibit hereto shall discharge the Insurers from liability predicated on policies other than the Insurance Policies.

              SECTION 2.2      Exclusive Rights Against the Trust.

              A. Effective upon Global Approval Judgment, all Class Member Claims are finally and fully settled by this Agreement, and none of such claims or any Third Party Claim shall be prosecuted in any way against any of the Fibreboard, Continental or Pacific Releasees. All Class Member Claims, except claims for punitive or exemplary damages (which are dismissed and shall not be enforceable), are hereby directed to the Trust for disposition pursuant to the Trust Agreement and

Trust Distribution Process. Third Party Claims shall be treated as provided in
Article 6 of this Agreement. The Court shall retain jurisdiction over this Agreement and shall use its equitable powers to enforce this Section.

              B. The claims of Persons providing workers compensation benefits to Settlement Class Members shall be directed to the Trust, instead of Fibreboard Corporation or the Insurers, and disposed of pursuant to the Trust Agreement and the Trust Distribution Process. Such Persons providing workers compensation benefits shall have existing remedies, whether by way of lien rights against a Settlement Class Member's Claim against the Trust, subrogation, direct action, or otherwise, against the Trust (instead of Fibreboard Corporation or the Insurers), subject only to the provisions of the Trust Agreement and Trust Distribution Process. Only payment of funds pursuant to a Settlement Class Member's individual settlement with the Trust, and not this Agreement (or the resulting Global Approval Judgment, dismissal and release), shall trigger the notice, approval and forfeiture provisions of the Longshore and Harbor Workers Compensation Act (33 USC Section 933) and other similar state and federal workers compensation provisions.

              SECTION 2.3     Payments.

              A. After execution of this Agreement, Continental and Pacific shall (1) pay, on December 30, 1993, an aggregate amount of $1,525,000,000 into an escrow account (the "Escrow Fund") and (2) pay the class notice costs, court costs and other incidental expenses associated with obtaining Global Approval Judgment and Settlement Agreement Approval Judgment. Of the foregoing amounts, Continental shall pay 64.71% and Pacific shall pay 35.29%. Such payment obligations of Continental and Pacific shall be several and not joint. The Escrow Fund shall be held in the manner provided in the Escrow Agreement that is substantially in the form of Exhibit D to this Agreement.

              B.     Upon Global Approval Judgment:

              (1) The amount in the Escrow Fund shall be transferred to the Trust.

              (2) Fibreboard Corporation shall pay $10,000,000 into the Trust, plus simple interest at the rate of 3.085% from August 27, 1993; provided that, with respect to interest owed on the sum of $9,892,223 (of the $10,000,000 referred to above) from September 23, 1993, Fibreboard Corporation's obligation shall be fully discharged and satisfied by delivery of an assignment (in the form attached hereto as Exhibit E) from Fibreboard Corporation to the Trust of Fibreboard Corporation's rights against Home Insurance Company to payment of such interest and to damages arising from bad faith or other tortious conduct for failure to pay the $9,892,223 in a timely fashion and to pay such interest. Before Global Approval Judgment Fibreboard Corporation will pay the costs of its exercise of reasonable diligence in cooperation with Class Counsel in pursuing such assigned claims on its own behalf and on behalf of the Settlement Class. After Global Approval Judgment Fibreboard will pay the reasonable costs of pursuing such assigned claims.

              (3) Continental shall pay 64.71% and Pacific shall pay 35.29% of (i) the fees of Class Counsel as determined and approved by the Court up to a maximum of 3% of the sum set forth in Section 2.3(A) and (ii) the reasonable expenses of Class Counsel as determined and approved by the Court. The payment obligations of Continental and Pacific under this subsection (B)(3) shall be several and not joint.

              SECTION 2.4     Additional Fibreboard Obligations.

              A. Fibreboard Corporation shall provide for intake, maintenance and processing (but not evaluation) of Class Member Claims for a period of five years from August 27, 1993 or one year from Global Approval Judgment, whichever occurs later (unless the obligation is earlier terminated, at the election of the Trustees). The Parties anticipate that Fibreboard Corporation and the Trust will subsequently refine the scope of Fibreboard Corporation's obligation under this paragraph.

              B. At the end of the period referred to in subsection (A) above, Fibreboard Corporation shall transfer without charge the data and (to the extent transferrable) software with respect to its case management system (including a perpetual, non-exclusive license to use the case management system software exclusively for the purpose of processing Class Member Claims and Third Party Claims), but not including equipment or other hard assets associated therewith, to the Trust. Thereafter, Fibreboard Corporation shall have no further responsibility with respect to Class Member and Third Party Claims. The Trust shall allow

Trustors access to and use of the case management system thereafter for use in connection with Settled Claims and Unsettled Claims. The Trust shall establish any necessary procedures to be followed by the Trustors to facilitate this arrangement and shall be reimbursed for the actual cost of providing information or data to the Trustors. The Trust shall not disclose any information it may obtain relating to Settled Claims or Unsettled Claims except as required by court order. The Trust shall promptly advise the Trustors of any request for such information and afford them an opportunity to object to disclosure of any such information.

              C. Fibreboard Corporation shall cooperate by providing existing information and evidence to the Trust as is reasonably necessary to evaluate, defend and resolve Class Member Claims and Third Party Claims, including, but not limited to, information and evidence concerning Fibreboard's products and their distribution, the history of the conduct of Fibreboard's business, Fibreboard's defenses and the history of Fibreboard's settlements in asbestos-related personal injury lawsuits. All such information and evidence shall be used only for such purposes. Fibreboard Corporation shall not withhold such information or evidence from the Trust on any grounds, including attorney-client, work product or any other privilege; provided, however, that Fibreboard Corporation shall provide information and evidence which is subject to an express claim of privilege to the Trust only on the basis that such information and evidence remain privileged and confidential, and that the Trust shall keep all such information and evidence privileged and confidential and shall not waive the privileged and confidential status of such information and evidence without Fibreboard Corporation's written consent. With respect to Trust requests for information or evidence possessed by Fibreboard Corporation which is subject to a shared ownership, shared work product or shared attorney-client privilege with a Defendant Class Member, the Trust shall be deemed the successor-in-interest to Fibreboard Corporation, but any such Defendant Class Member affected by the proposed transfer of information shall receive reasonable notice of, and may object to, any proposed transfer of such shared information or evidence.

              D. Effective upon Global Approval Judgment, Fibreboard Corporation, except as provided in Section H of the Trust Distribution Process, transfers to the Trust its rights, if any, to all claims for contribution or indemnity against other joint tortfeasors arising from (i) Class Member Claims,
(ii) Personal Injury Asbestos Claims that were settled against Fibreboard Corporation before August 27, 1993 and remain settled thereafter and (iii) judgments against Fibreboard Corporation that became final before August 27, 1993. Effective upon Global Approval Judgment, to the extent that Continental, CNA Casualty, Columbia or Pacific has been subrogated to the foregoing rights of Fibreboard to contribution or indemnity claims, each such subrogee transfers these rights to the Trust; provided, however, that such transfer shall not include the rights of any of the Insurers to any contribution, indemnity or reinsurance claims against other insurance, reinsurance or indemnity entities or syndicates.

              E. Fibreboard Corporation agrees that to the extent Fibreboard obtains insurance proceeds from companies other than the Insurers for asbestos-related personal injury claims that are not applied to asbestos-related indemnity or defense costs and are no longer needed by Fibreboard for such purposes, such residual proceeds shall be made available to the Trust.

              SECTION 2.5     Releases.

              Effective upon Global Approval Judgment:

              A. The Representative Plaintiffs, on behalf of themselves and as representatives of the Settlement Class, release each of the Fibreboard, Continental and Pacific Releasees from each and every Class Member Claim.

              B. Fibreboard Corporation, on behalf of itself and its Subsidiaries, releases Continental, CNA Casualty and Columbia, their parents, Subsidiaries, Affiliates, directors, employees, officers, agents and attorneys (the "Continental Releases") from any and all claims of whatsoever description by Fibreboard Corporation and its Subsidiaries, including bad faith claims, except that such release shall not include any claims arising out of this Agreement, the Settlement Agreement (or the related agreements referred to therein) or any obligation of a Party pursuant to an agreement or agreements entered into after this Agreement is executed. Notwithstanding the foregoing exceptions, such release shall include any and all claims arising from paragraphs 1 and 2 of the April 9 Agreement. Nothing herein shall affect the validity or effectiveness of the releases provided for in the April 9 Agreement, all of which are hereby ratified by Fibreboard Corporation, Continental, CNA Casualty and Columbia.

              C. Fibreboard Corporation, on behalf of itself and its Subsidiaries, releases Pacific, its parents, Subsidiaries, Affiliates, directors, employees, officers, agents and attorneys (the "Pacific Releasees") from any and all claims of whatsoever description by Fibreboard Corporation and its Subsidiaries, including bad faith claims, except that such release shall not include any claims arising out of this Agreement, the Settlement Agreement (or the related agreements referred to therein) or any obligation of a Party pursuant to an agreement or agreements entered into after this Agreement is executed. Nothing herein shall affect the validity or effectiveness of the releases provided for in the Pacific Indemnity Agreement, all of which are hereby ratified by Fibreboard Corporation and Pacific.

              D. Continental, CNA Casualty and Columbia, on behalf of themselves and their Subsidiaries, release Fibreboard Corporation, its parents, Subsidiaries, Affiliates, directors, employees, officers, agents and attorneys from any and all claims of whatsoever description by Continental, CNA Casualty and Columbia and their Subsidiaries, except that such release (i) shall not include any claims arising out of this Agreement, the Settlement Agreement (or the related agreements referred to therein) or any obligation of a Party pursuant to an agreement or agreements entered into after this Agreement is executed, and (ii) shall not prevent Continental, CNA Casualty or Columbia from raising any defenses to claims brought against them by any person or entity claiming an interest in the Insurance Policies, including, without limitation, defenses against the validity or enforceability of assignments or settlements to which Continental, CNA Casualty or Columbia is not a party. Notwithstanding the foregoing exceptions, such release shall include any and all claims arising from paragraphs 1 and 2 of the April 9 Agreement. Nothing herein shall affect the validity or effectiveness of the releases provided for in the April 9 Agreement, all of which are hereby ratified by Fibreboard Corporation, Continental, CNA Casualty and Columbia.

              E. Pacific, on behalf of itself and its Subsidiaries, releases Fibreboard Corporation, its parents, Subsidiaries, Affiliates, directors, employees, officers, agents and attorneys from any and all claims of whatsoever description by Pacific and its Subsidiaries, except that such release (i) shall not include any claims arising out this Agreement, the Settlement Agreement (or the related agreements referred to therein) or any obligation of a Party pursuant to an agreement or agreements entered into after this Agreement is executed, and (ii) shall not prevent Pacific from raising any defenses to claims brought against Pacific by any person or entity claiming an interest in the Insurance Policies. Nothing herein shall affect the validity or effectiveness of the releases provided for in the Pacific Indemnity Agreement, all of which are hereby ratified by Fibreboard Corporation and Pacific.

              F. The releases required by Sections 2.5(A)-(E) above shall be effective as a bar to each and every claim, demand and cause of action encompassed thereby and shall include, as necessary to effectuate that purpose, waivers by the Parties of any and all benefits conferred on any of them by
Section 1542 of the California Civil Code or similar provisions in other jurisdictions.

              SECTION 2.6     Final Settlement of the Insurance Policies.

              Fibreboard Corporation and the Insurers agree that upon Global Approval Judgment, except for obligations that an Insurer has specifically assumed or preserved under this Agreement, or under the Settlement Agreement (or the related agreements referred to therein), the Insurers shall be discharged from any and all of their obligations (whether direct or indirect) under or in connection with the Insurance Policies, including any obligations imposed by judgment, decree, statute, regulation or common law. Upon Global Approval Judgment, Fibreboard Corporation shall execute and deliver a stipulation for the dismissal with prejudice of the Coverage Case as to Continental, CNA Casualty, Columbia and Pacific.

              SECTION 2.7 Indemnity Obligation of the Trust after Global Approval Judgment.

              A. Except as provided in Section 2.4(A) as to Fibreboard Corporation, the Trust shall defend and indemnify the Fibreboard, Continental and Pacific Releasees against, and hold them harmless from, any costs, fees, claims, liabilities, settlements or judgments incurred or occurring after Global Approval Judgment and resulting, directly or indirectly, from the assertion against any of them of any Class Member Claim or Third Party Claim. This obligation shall include, without limitation, any such claim to the extent that, after Global Approval Judgment, that claim attacks the validity or enforceability of the Global Approval Judgment. Fibreboard Corporation and the Insurers may, at their own expense, elect to participate with the Trust in the defense of any such action or claim.

              B. The Trust shall reimburse any Person entitled to reimbursement out of the Escrow Fund pursuant to Section 3.3(A) to the extent that such Person did not receive reimbursement from the Escrow Fund.

              SECTION 2.8 Fibreboard Corporation's Indemnity and Related Obligations.

              Upon Global Approval Judgment, the Continental and Pacific Releasees shall not have any liability for, and Fibreboard Corporation shall indemnify the Continental and Pacific Releasees against, and hold them harmless from, any and all costs, fees, claims or liabilities relating to Personal Injury Asbestos Claims and Additional Policy Claims of whatsoever kind, including those attacking the validity or enforceability of the Global Approval Judgment, (a) except for costs, claims or liabilities that the Insurers have specifically undertaken to pay under this Agreement, the Settlement Agreement (or the related agreements referred to therein), and (b) except for Defense Costs directly attributable to an actual or threatened attack on the validity or enforceability of the Global Approval Judgment ("Collateral Attack"). As to claims asserted against Fibreboard Corporation that (a) would not be covered by the foregoing indemnity (e.g., claims unrelated to asbestos) and (b) could be claimed to give rise to a direct action against any of the Insurers, Fibreboard Corporation agrees to reasonably and diligently defend and promptly pay or bond judgments so as to preclude any such direct action claims. In the event of a Collateral Attack, Continental and Pacific shall pay Fibreboard Corporation the reasonable costs incurred by Fibreboard Corporation in defending against a Collateral Attack to the extent not paid by the Trust (provided that Continental's and Pacific's obligation shall extend only to those costs directly attributable to litigation with respect to the validity and enforceability of the Global Approval Judgment, not to those attributable to litigation with respect to any underlying claims). Continental, Pacific and Fibreboard Corporation shall jointly defend against a Collateral Attack and will cooperate reasonably with one another in this regard.

                                   ARTICLE 3

                ACTIONS TO BE TAKEN TO IMPLEMENT THIS AGREEMENT

                 SECTION 3.1 Applications for Initial Court Orders, Settlement Class Order, Defendant Class Order and Global Approval Judgment.

                 Promptly upon the execution of this Agreement, the Parties shall, by joint motions, in form and substance satisfactory to counsel for each of the Parties:

                 A. request entry of an order (i) preliminarily approving this Agreement and the settlement contemplated by this Agreement for the purpose of the Rule 23 Notice and settlement hearing contemplated therein, (ii) preliminarily approving the Defendant Class Settlement Agreement and the settlement contemplated by that agreement, and (iii) approving the contents and methods for the dissemination of the Rule 23 Notice (which notice shall be in form and substance satisfactory to the above counsel; and

                 B. request (i) entry of the Settlement Class Order and the Defendant Class Order and (ii) entry of Global Approval Judgment.

                 SECTION 3.2      Effect of Class Certification.

                 The certification of the Settlement Class pursuant to this Agreement shall be binding if Global Approval Judgment is entered. In the event this Agreement is terminated prior to Global Approval Judgment, Fibreboard Corporation and the Insurers shall retain their right to object to the continued prosecution of the Class Action as a class action under Rule 23. Neither this

Agreement, nor its exhibits, nor the settlement negotiations, nor the proceedings seeking approval of the settlement, may be used (i) in support of any application for a determination that the Class Action or any other action shall proceed as a class action except for the purposes of the settlement in accordance with this Agreement or (ii) as evidence in any litigation (other than an action to enforce the terms of this Agreement or any of its exhibits) or proceeding against Fibreboard Corporation, Continental, CNA Casualty, Columbia or Pacific in any court at any time.

                 SECTION 3.3      Execution and Delivery of Escrow Instructions.

                 A. Class Counsel (or, after appointment of the Trustees, the Trustees), Fibreboard Corporation, Continental and Pacific shall each execute and deliver from time to time to the Escrow Agent instructions sufficient to order the disbursement from the Escrow Fund of funds needed to pay the following obligations:

                 (1) To pay sums payable out of the Escrow Fund pursuant to Article 7 of this Agreement.

                 (2) To reimburse monthly to any of the Fibreboard, Continental or Pacific Releasees amounts, if any, paid by any of them for costs, fees, claims, liabilities, settlements, arbitration awards or judgments with respect to (i) Class Member Claims or Third Party Claims which receive approval from the Court during the Interim Period to proceed to trial or (ii) Interim Claims.

                 (3) To reimburse monthly any cost or expenses of the Trust incurred during the Interim Period, including the fees and expenses of the Interim Trustee, the Trustees or Class Counsel's designee to the Interim Committee and other reasonable expenditures.

                 (4) To reimburse monthly any cost or expense of the SCB (in their capacity as such, and not in their capacity as Class Counsel) incurred during the Interim Period and determined by the Court or agreed by the Trustees to be reasonable.

                 B.       Notwithstanding the provisions of Section 3.3(A)(2),
(i) the cost of compliance with Fibreboard Corporation's obligations under
Section 2.4(A), the cost of any in-house employees of Fibreboard or the Insurers, and the use of more outside personnel than are reasonably necessary in connection with the economical defense or settlement of a claim shall not be reimbursed, and (ii) any non-indemnity fees or costs subject to reimbursement shall be reasonably necessary for the resolution of an Interim Claim, Class Member Claim or Third Party Claim as determined by the Court or agreed by the Trustees or their designee. Until the third anniversary after Global Approval Judgment, the Trust may seek reimbursement from any Person to whom amounts were disbursed from the Escrow Fund pursuant to Section 3.3(A)(2) which the Trust alleges, based on the actual experience of the Trust in processing and resolving claims, were in fact unreasonable and thus improperly paid from the Escrow Fund. After a hearing on notice to all of the Parties, the Court shall finally determine the eligibility of any contested expenditure for reimbursement under Section 3.3(A)(2).

                 C. Fibreboard Corporation, the Insurers and the SCB agree to keep separate billing accounts for all fees and expenses subject to reimbursement pursuant to Section 3.3(A)(2) or 3.3(A)(4) and, if requested by the Trustees or Class Counsel's designee to the Interim Committee, submit them to the Court for a determination as to the reasonableness and eligibility for reimbursement.

                 D. Class Counsel, Fibreboard Corporation, Continental and Pacific shall each execute and deliver a written notice of termination of the Escrow Agreement and execute and deliver escrow instructions to the Escrow Agent sufficient to order distribution of the balance of the Escrow Fund to the following persons upon occurrence of the following events:

                 (1) to the Trust upon occurrence of Global Approval Judgment (including Global Approval Judgment as to which an effective waiver of one or more elements has been given);

                 (2) to the trust or other entity described in Section 2.3(c) of the Settlement Agreement if (i) Settlement Agreement Approval Judgment occurs and Global Court Disapproval occurs, and (ii) the conditions to the establishment of such trust or other entity set forth in Section 2.3(c) of the Settlement Agreement are satisfied in the opinion of counsel for Fibreboard Corporation, Continental and Pacific;

                 (3) to Continental and Pacific in the percentages of 64.71% and 35.29%, respectively, if (i) Settlement Agreement Approval Judgment occurs and Global Court Disapproval occurs, and (ii) the conditions to the establishment of such trust or other entity set forth of Section 2.3(c) of the Settlement Agreement are not satisfied in the opinion of counsel for Fibreboard Corporation, Continental and Pacific; or

                 (4) to Continental and Pacific in the percentages of 64.71% and 35.29%, respectively, if both Settlement Agreement Court Disapproval and Global Court Disapproval occur.

                                   ARTICLE 4

                                  TERMINATION

                 SECTION 4.1      Termination.

                 This Agreement shall automatically terminate without any further action by any of the Parties, upon Global Court Disapproval or upon a stipulation terminating this Agreement signed by all parties and filed with this Court. Upon such termination, the Settlement Class Members and the other Parties shall, as far as may be practicable, be restored to their respective positions, rights and obligations that existed as if this Agreement had not been entered into. Notwithstanding the foregoing, the following provisions of this Agreement and the Trust Distribution Process, and the rights, obligations, and liabilities created therewith shall survive such termination: Sections 3.2, 3.3, 4.1, 8.2, 8.3, 8.4, 8.5, 8.8, 8.9, 8.10, 8.11, 8.13 and Article 7 of
this Agreement and section D.2.f(i) of the Trust Distribution Process.

                                   ARTICLE 5

                                SETTLEMENT TRUST

                 SECTION 5.1      Trust Agreement.

                 A Trust shall be created in accordance with the provisions of the Trust Agreement attached as Exhibit B hereto. The funds in the Trust shall be invested and expended in accordance with the terms of the Trust Agreement and Trust Distribution Process. The Trust shall be separate and independent from Fibreboard Corporation. Neither the Trust nor Fibreboard Corporation shall be bound by any adjudications rendered in any litigation (other than the Class Action, the related class action respecting the Defendant Class and any future litigation to which both the Trust and Fibreboard Corporation are parties) to which one, but not the other, has been a party or privy. Neither Fibreboard Corporation nor the Trust shall be bound by any stipulations or agreements entered into by the other.

                 SECTION 5.2      Continuing Jurisdiction of the Court.

                 The Court shall retain continuing jurisdiction over the maintenance, administration and distribution of the Trust and the funds contained therein, subject to and in accordance with the provisions of the Trust Agreement, the Trust Distribution Process, and the Defendant Class Settlement Agreement. However, the Court shall not have such continuing jurisdiction of Settlement Class Members, Defendant Class Members, Fibreboard Corporation or the Insurers beyond that necessary to enforce this Agreement, the Trust Agreement, the Trust Distribution Process, and the Defendant Class Settlement Agreement.

                 SECTION 5.3      Preservation of Funds.

                 To ensure that adequate Trust funds remain available to pay claims of all Settlement Class Members, the Parties agree that they will support the goals and purposes of the Trust and that they will cooperate in taking such steps as may be appropriate from time to time to require the Trustees to comply with the spending limitations, budgeting requirements, financial reporting, accounting and audit requirements set forth in the Trust Agreement and Trust Distribution Process.

                                   ARTICLE 6

                               THIRD PARTY CLAIMS

                 SECTION 6.1      Bar Orders.

                 All Third Party Claims shall be barred and permanently enjoined from prosecution against any of the Fibreboard, Continental and Pacific Releasees in any proceeding or court. Third Party Claims against the Trust in its own capacity or in Fibreboard Corporation's stead shall be governed by section H of the Trust Distribution Process and the Defendant Class Settlement Agreement.

                 SECTION 6.2      Judgment Reduction and Subrogation Rights.

                 Defendant Class Members shall have such rights to obtain credits, set-offs, judgment reductions and subrogation to claims of Settlement Class Members as are provided for in the Defendant Class Settlement Agreement and the Trust Distribution Process.

                 SECTION 6.3 Actions Necessary to Obtain Discharges and Bar Orders.

                 A. In exchange for the subrogation and the credit and set-off rights accorded them under the Trust Distribution Process, the Defendant Class Members in the Defendant Class Settlement Agreement are releasing all Third Party Claims against the Fibreboard, Continental and Pacific Releasees and have agreed that those releases be enforced by the Global Approval Judgment. Notwithstanding the provisions of the Defendant Class Settlement Agreement, and except as set forth in Section 6.3(C) below, in the event that Global Approval Judgment cannot be obtained because of failure to obtain the discharge of, or an injunction against, one or more Express Indemnity or Additional Policy Claims, then each and every such Express Indemnity or Additional Policy Claim against the Fibreboard, Continental and Pacific Releasees shall (as a sole and exclusive remedy, in lieu of any claims or remedies at law or in equity against the Fibreboard, Continental and Pacific Releasees, which claims or remedies are and will be forever barred and enjoined) be resolved with and compensated by the Trust as Residual Claims under the provisions of the Trust Distribution Process.

                 B. Except as set forth in Section 6.3(C) below, in the event the Parties receive notice that notwithstanding the right to compensation under the provisions of Section 6.3(A) above, Global Approval Judgment cannot be obtained because of failure to obtain the discharges of, or injunctions against, any Third Party Claim against the Fibreboard, Continental and Pacific Releasees, Settlement Class Members agree to reduce judgments in their favor against Defendant Class Members in such amounts as may be necessary to obtain the discharges of and injunctions against Third Party Claims as against the Fibreboard, Continental and Pacific Releasees which are required for the entry of Global Approval Judgment. Any such reduction of judgment may be up to (but may not exceed) the full amount that a Defendant Class Member would have been entitled to recover from any of the Fibreboard, Continental and/or Pacific Releasees in the event that a valid Third Party Claim arising from the judgment or payment thereof could have been brought against any of them in the absence of Global Approval Judgment.

                 C. The Parties believe that there are no valid Express Indemnity Claims or Additional Policy Claims arising from the distribution of asbestos or asbestos-containing materials or products manufactured by Fibreboard and sold or distributed under a label, trade name or brand name of a Person unaffiliated with Fibreboard pursuant to an agreement with Fibreboard. Fibreboard Corporation represents that, except as disclosed to the Insurers and to Class Counsel in writing, it knows of no Persons unaffiliated with Fibreboard who sold or distributed such materials or products. In the event the Parties receive notice that Global Approval Judgment cannot be obtained because of failure to obtain the discharge of, or an injunction against, any Express Indemnity Claim or Additional Policy Claim asserted by any Person listed in the writing referred to in the second sentence of this Section 6.3(C), then (i) the obligations imposed on Settlement Class Members set forth in Section 6.3(B) do not apply to those claims, (ii) Continental, Pacific and Fibreboard Corporation may advise Class Counsel within seven days of receipt of such notice that they have waived such failure to obtain the discharge of, or injunction against, such claim or claims, and (iii) in the event that Continental, Pacific and Fibreboard Corporation have not so advised Class Counsel, then the Attorney Ad Litem shall for 14 days following expiration of the seven-day period have the option, but not the obligation, to elect to have
Section 6.3(B) apply to such claim or claims. If Continental and Pacific elect pursuant to the foregoing sentence to waive failure to obtain the discharge of, or an injunction against, any of the Express Indemnity Claims or Additional Policy Claims described in the preceding sentence, Fibreboard Corporation shall be deemed to have waived such failure if Continental and Pacific agree to indemnify and hold harmless Fibreboard Corporation against any cost or liability resulting from the assertion of any such claims against Fibreboard Corporation.

                                   ARTICLE 7

                      INTERIM CLAIM LIQUIDATION PROCEDURES

                SECTION 7.1      Interim Claims.

                The provisions of this Article 7 specify the procedures to be followed in handling certain Class Member Claims presented during the "Interim Period," which is the period commencing at the later of January 1, 1994 or the execution of this Global Settlement Agreement, and ending at Global Approval Judgment or Global Court Disapproval. Third Party Claims of Defendant Class Members arising out of Interim Claims shall be resolved in accordance with the terms of the Defendant Class Settlement Agreement. An "Interim Committee," consisting of a designee of Class Counsel, a designee of Fibreboard Corporation, and a designee of the Insurers, shall perform the functions specified for it in this Article in connection with Liquidation of Interim Claims.

                An "Interim Claim" is a Class Member Claim which a Settlement Class Member seeks to Liquidate during the Interim Period and which meets one of the following criteria:

                A.         it is an Exigent Health Claim;

                B.         it is an Extreme Hardship Claim; or

                C. the Settlement Class Member establishes to the satisfaction of the Interim Committee that his or her asbestos-related personal injury claim in the tort system against a Defendant Class Member will be tried to judgment during the Interim Period and that the trial will adjudicate issues unique to that Settlement Class Member (e.g., damages, legal causation), as distinguished from issues common to a number of plaintiffs (e.g., negligence, strict liability, punitive damages).

                SECTION 7.2      Processing Interim Claims.

                A. Any Settlement Class Member electing to submit an Interim Claim shall forward a notice of Interim Claim and a proof of claim to the Interim Committee, on forms to be prescribed by the Interim Committee.

                B. Interim Claims shall be processed in accordance with the claims procedures set forth in the Trust Distribution Process, except as follows:

                (1) Negotiations and any arbitration with respect to any Interim Claim shall be between the Interim Claimant, on the one hand, and Fibreboard Corporation and the Insurers (and not the Trust), on the other hand.

                (2) Each Interim Claimant asserting an Exigent Health Claim or Extreme Hardship Claim shall present a written demand within seven days of submitting the notice of Interim Claim and properly completed proof of claim. Fibreboard Corporation and the Insurers shall evaluate such Interim Claim. Fibreboard Corporation and the Insurers shall jointly respond with a written offer in no more than seven days from receipt of the written demand. If settlement negotiations fail to produce a settlement within 14 days from receipt of the initial offer, such Interim Claimant may proceed to binding arbitration. The arbitration shall be held within 30 days after arbitration is requested by such Interim Claimant.

                (3) Each Interim Claimant asserting an Interim Claim other than an Exigent Health Claim or Extreme Hardship Claim shall within seven days of receipt of a trial date submit a properly completed proof of claim form and a notice of the date that trial is scheduled to commence. A settlement demand shall also be submitted by such Interim Claimant at that time. Fibreboard Corporation and the Insurers shall evaluate such Interim Claim. Fibreboard Corporation and the Insurers shall jointly respond with a written offer in no more than 28 days from receipt of the written demand. The parties shall negotiate in good faith, and, if a settlement is not reached by 14 days prior to trial, such

                           Interim Claim shall be set for binding arbitration to be conducted and concluded prior to entry of judgment in the trial court; provided, however, that such Interim Claimant may, as early as 30 days prior to the scheduled trial date, request binding arbitration.

                (4) The arbitration shall consist of an abbreviated hearing which may be conducted by conference call, with the award based upon the oral presentations, and any written submissions, of the parties' respective settlement positions. Neither party may submit any evidence in the arbitration that was not submitted to the other party at least seven days prior to the earlier of the commencement of the arbitration or the submission of its final offer or demand. The written demands and offers required by subsections (B)(1) and (B)(3) above shall be included in such submissions.

                (5) The Interim Committee shall establish and maintain a list of Qualified Arbitrators. An arbitrator shall be told the amount of the final offer and the amount of the Interim Claimant's final demand at the commencement of arbitration. The arbitrator shall only have discretion to award one of those two amounts.

                C. Any settlement of an Interim Claimant shall be with the consent of Class Counsel's designee, which consent shall not be unreasonably withheld.

                SECTION 7.3      Payment of Exigent and Extreme Hardship
                                 Claims.

                Interim Claims that are Exigent Health Claims or Extreme Hardship Claims shall be paid as follows:

                A. 50% of the amount for which such Interim Claim has been Liquidated shall be paid 30 days after the Interim Claim is Liquidated.

                B. The remaining 50% of such amount shall be paid 60 days after the first to occur of (i) Global Approval Judgment, (ii) Settlement Agreement Approval Judgment or (iii) entry of the Final Decision in the Coverage Case; provided that (x) any amount to be paid under this Section 7.3(B) by reason of the fact that the Final Decision is the first to occur of the foregoing triggering events shall be paid 60 days after that event only to the extent of the Insurer's coverage obligations as determined by the Final Decision and (y) any portion of such amount that remains unpaid after that time shall be paid 60 days after the first to occur of (a) any of other triggering events or (b) both Global Court Disapproval and Settlement Agreement Court Disapproval.

                SECTION 7.4 Payment of Interim Claims Other Than Exigent Health Claims and Extreme Hardship Claims.

                Interim Claims other than Exigent Health Claims or Extreme Hardship Claims shall be paid as follows:

                A. If Global Approval Judgement is entered on or before June 30, 1996, these Interim Claims shall be paid in accordance with the Trust Distribution Process in the same manner as other Class Member Claims.

                B. If Global Approval Judgment has not been entered on or before June 30, 1996,

                (1) 50% of the amount for which such Interim Claim has been Liquidated shall be paid upon the later of (i) the first to occur of November 30, 1996 or 30 days after Settlement Agreement Approval Judgment, or
                           (ii) 60 days after receipt by the Insurers and Fibreboard Corporation of a declaration or affidavit stating that the case against a Defendant Class Member has been tried to judgment or has been settled against all non-bankrupt defendants in such case, unless both Global Court Disapproval and Settlement Agreement Court Disapproval have occurred by such time.

                (2) Any unpaid balance of such amount shall be paid 60 days after the first to occur of (i) Global Approval Judgment, (ii) Settlement Agreement Approval Judgment or (iii) entry of the Final Decision in the Coverage Case; provided that (x) any amount to be paid under this Section 7.4(B)(2) by reason of the fact that the Final Decision is the first to occur of the foregoing triggering events shall be paid 60 days after that event only to the extent of the Insurer's coverage obligations as determined by the Final Decision and (y) any portion of such amount that remains unpaid after that time shall be paid 60 days after the first to occur of (a) any of the other triggering events or

                           (b) both Global Court Disapproval and Settlement Court Agreement Disapproval.

                (3) Notwithstanding the provisions of subsections B(1) and B(2) above, if an Interim Claim against one or more Defendant Class Members is consolidated for trial with the claims of more than 50 other Settlement Class Members, (i) the Interim Committee, at the request of the Trustees, shall pay amounts payable out of the Escrow Fund with respect to such Interim Claims in such manner and over such a longer time period (not to exceed 10 years) as the Trustees shall determine is in the best interests of the Trust and the Beneficiaries and (ii) the Trustees shall have discretion to pay amounts payable by the Trust with Respect to such Interim Claims in such manner and over such a longer time period (not to exceed 10 years) as the Trustees shall determine is in the best interests of the Trust and the Beneficiaries.

                SECTION 7.5 Sources of Payment of liquidated amounts for Interim Claims.

                The amounts due for payment under Sections 7.3 and 7.4 shall be paid:

                A. by the Trust if Global Approval Judgment has been entered by the date payment is due;

                B. by Fibreboard Corporation if both Settlement Agreement Approval Judgment and Global Court Disapproval have occurred by the date payment is due;

                C. by the Insurers to the extent of their coverage obligations as determined by the Final Decision in the Coverage Case, with any remaining balance paid by Fibreboard Corporation, if each of Global Court Disapproval, Settlement Agreement Court Disapproval and the Final Decision has occurred by the date payment is due; and

                D. out of the Escrow Fund if neither (A), (B), nor (C) is applicable by the date a payment is due.

                SECTION 7.6      Miscellaneous Interim Claim Provisions.

                Any Interim Committee decision shall require the unanimous approval of all members of the Interim Committee. In the event that unanimity cannot be achieved, disputes over the handling of Interim Claims shall be submitted to the Court for resolution. Class Counsel's designee shall not disclose any privileged or confidential information supplied to such designee by Fibreboard Corporation or the Insurers except as required by court order and shall promptly notify the Party which designated such information as privileged or confidential upon receipt of any subpoena or other formal request for such information. The members of the Interim Committee shall not disclose any settlement information with respect to Interim Claims to anyone other than Fibreboard Corporation, Continental, Pacific or the Trust, except as required by court order and upon reasonable prior notice to Fibreboard Corporation, Continental, Pacific and the Trust.

                                   ARTICLE 8

                                 MISCELLANEOUS

                SECTION 8.1      Designated or Qualified Settlement Fund.

                Fibreboard Corporation's, Continental's, CNA Casualty's, Columbia's and Pacific's obligation to proceed with this Agreement are expressly conditioned upon the receipt by Fibreboard Corporation and the Insurers of a letter ruling from the Internal Revenue Service pursuant to which the Internal Revenue Service confirms that the Trust will be treated either (i) as a Designated Settlement Fund or (ii) as a Qualified Settlement Fund. In the event that the Internal Revenue Service has not issued such a ruling within twelve months after execution of this Agreement and has not expressed substantial concerns about the merits of the ruling request, then Fibreboard Corporation's and the Insurers' obligations to proceed are expressly conditioned upon receipt of a written opinion reasonably satisfactory to Fibreboard Corporation no later than twelve months after the date of this Agreement from an independent and distinguished professional tax advisor that either (i) the Trust will be treated either as a Designated Settlement Fund or as a Qualified Settlement Fund or (ii) Fibreboard Corporation will not recognize any net taxable income as a result of the Global Approval Judgment and the transactions contemplated thereby, establishment of the Trust, or any payments (other than those paid to Fibreboard Corporation) made by the Trust for Trust Expenses, Class Member Claims or Third Party Claims. Fibreboard Corporation and the Insurers shall use good faith efforts to obtain such a ruling or advice, as the case may be, as promptly as practicable after the date of this Agreement. Class Counsel shall be kept fully informed about, and may participate in, the efforts to obtain such a ruling.

                The tax advisor will be selected in the following manner. Fibreboard Corporation shall name three tax advisors. Within 5 days of receipt of such names, Class Counsel or the Insurers may notify Fibreboard Corporation that either of them objects to any such person on the ground that he or she is not an independent and distinguished professional tax advisor. Fibreboard Corporation shall select the final tax advisor from those persons remaining.
If no persons remain, Fibreboard Corporation may name a substitute or substitutes, or may apply to Judge Patrick H. Higginbotham for (i) his binding determination that any of the persons objected to is an independent and distinguished professional tax advisor, and if he determines that any of the persons selected is an independent and distinguished tax advisor Fibreboard Corporation shall select the final tax advisor, from those persons remaining, and (ii) if he determines that none of the persons remaining is an independent and distinguished tax advisor, he will give his determination how any future naming of candidates by Fibreboard Corporation and objections by Class Counsel and the Insurers will proceed. If Fibreboard Corporation names a substitute or substitutes, within five days of receipt of such name(s), Class Counsel or the Insurers may notify Fibreboard Corporation that either of them objects to any such person on the ground that he or she is not an independent and distinguished professional tax advisor. Objections to any such substitute may be brought to Judge Higginbotham as described above.

         SECTION 8.2  Counsel.

         Any act or consent required by or which may be given by Representative Plaintiffs pursuant to this Agreement may be accomplished by Class Counsel acting on behalf of all Representative Plaintiffs. Class Counsel may act or give their consent with the approval of any three or more of the Class Counsel and, in such event, the Representative Plaintiffs shall be deemed to have so acted or consented. Continental, Pacific, CNA Casualty, Columbia and Fibreboard Corporation shall be entitled to rely upon such act or consent by Class Counsel in any case where the act or consent is evidenced in a writing reflecting the approval of any three of Class Counsel.

         SECTION 8.3  No Oral Representations.

         This Agreement, together with its accompanying exhibits, supersedes and renders unenforceable all earlier oral representations, warranties or promises made by any Party to any other Party with respect to the subject matter of this Agreement.

         SECTION 8.4  Payment of Costs.

         Except as otherwise agreed, each of Fibreboard Corporation, Continental, CNA Casualty, Columbia and Pacific shall pay its own legal and other costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the settlement contemplated hereby.

         SECTION 8.5  Modification and Waiver.

         A. Subject to any necessary court approvals, this Agreement and any of the exhibits hereto may be amended, supplemented or modified from time to time by a writing executed by each of the Parties or, in the case of Representative Plaintiffs, by Class Counsel (prior to Global Approval Judgment) or the SCB (after Global Approval Judgment); provided, however, that the Trust Agreement and the exhibits thereto, including the Trust Distribution Process, may be amended only in accordance with the requirements and procedures contained therein.

         B. Fibreboard Corporation, Continental, CNA Casualty, Columbia, Pacific or the Representative Plaintiffs (on behalf of the Settlement Class), as the case may be, may from time to time by written instrument waive any provision of this Agreement or any of the exhibits hereto which inures to its or their benefit; provided, however, that the provisions of the Trust Agreement and exhibits thereto, including the Trust Distribution Process, may be waived only in accordance with the requirements and procedures contained therein. Any such waiver or consent shall be effective only in the specific instance, for the specific provision of this Agreement or exhibit hereto and for the specific purpose for which it is given.

         SECTION 8.6  Further Actions.

         Each of Fibreboard Corporation, Continental, CNA Casualty, Columbia, Pacific and the Representative Plaintiffs and their respective counsel shall take such actions and execute such additional documents as may be reasonably necessary or appropriate to consummate or implement the settlement contemplated by this Agreement.

         SECTION 8.7  Effectiveness of Agreement Notwithstanding Developments.

         The Parties understand and contemplate that during the period necessary to obtain Global Approval Judgment there will almost certainly be developments that bear on the issues being resolved and compromised by this Agreement, including but not limited to, decisions on issues common to other parties in the Coverage Case, controlling decisions by the California Supreme Court issued in other cases, changes in estimates as to volume and severity of future asbestos personal injury claims, procedural rulings or legislative actions that may make it easier or more difficult successfully to prosecute claims against asbestos defendants or their insurers and changes in the financial condition of other asbestos defendants, any of which may appear to have a bearing on the settlement of issues resolved herein. The Parties have carefully weighed potential developments of this nature and have taken them into account in reaching the compromise recited on the record on August 27, 1993 and reflected in this Agreement and no such event subsequent to that date shall be the basis for modifying this Agreement or relieving any of the Parties from any of its terms. The fairness and reasonableness of this Agreement shall be assessed as of August 27, 1993.

         SECTION 8.8  No Admission or Use.

         This Agreement and the provisions thereof, whether or not Global Approval Judgment is entered, shall in no event be offered as or be deemed to be evidence or an admission or a concession on the part of any of the Parties of or with respect to any claim or any fault, liability or damages whatsoever. This Agreement and the settlement provided for herein, whether or not consummated, and any actions or proceedings taken to enter into or pursuant to this Agreement or otherwise, are not, and shall not in any event be construed, interpreted or used as evidence of a presumption, concession or admission by any Party of the truth of any fact alleged or the validity of any claim or defense which has, could have been or could be asserted in any litigation, or of any deficiency in any claim or defense which was, could have been or could be asserted in any litigation, or of any liability, fault or dereliction of duty or breach of contract of any Party. Notwithstanding the foregoing, any Party shall be entitled to introduce this Agreement in evidence for the purpose of enforcing its terms. Nothing herein is intended to suggest that any asbestos-related personal injury claim may be asserted against Fibreboard, the Settlement Trust or the Insurers by a person who cannot prove exposure to asbestos-containing materials manufactured by Fibreboard.

         SECTION 8.9  No Breach of Other Obligations.

         Neither this Agreement nor any acts, statements or omissions of the Parties in connection with the negotiation, execution or performance thereof shall be claimed to constitute a breach of any contract, policy of insurance or law or the basis for any claim of bad faith. Nothing in this Agreement calls for or obligates any of the Parties in any way to violate or breach its obligations under any agreement and no term or provision of this Agreement shall be so construed.

         SECTION 8.10 Third Party Beneficiaries.

         There shall be no third party beneficiaries of this Agreement other than the non-Party Releasees hereunder. No Person other than the Parties hereto, the Settlement Class Members and the Releasees hereunder, shall have any right or claim under or in respect of this Agreement.

         SECTION 8.11 Rights and Obligations of Fibreboard Corporation and the Insurers Under the Settlement Agreement and Related Agreements.

         This Agreement shall not abridge or in any way modify or affect the rights or obligations of Fibreboard Corporation, Pacific, Continental, CNA Casualty or Columbia in relation to each other under the Settlement Agreement or related agreements referred to therein. All such rights and obligations shall be in addition to those created by this Agreement even where they pertain to the same subject matter. The definitions contained in the Glossary and in the provisions of this Global Settlement Agreement and its exhibits shall have no application to the Settlement Agreement or the related agreements referred to therein unless incorporated explicitly by written addendum to such agreements.

         SECTION 8.12    Headings.

         The section headings contained in this Agreement and its exhibits are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or its exhibits.

         SECTION 8.13    Notices.

         All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, and addressed to the intended recipient as set forth below:

              If to Fibreboard Corporation, addressed to:

                     Fibreboard Corporation
                     2121 North California Blvd.
                     Walnut Creek, CA  94596
                     Attention:        Michael R. Douglas
                                       Senior Vice President and
                                       General Counsel
                     Telecopier:       (510) 274-0714

                                       and

                     BROBECK, PHLEGER & HARRISON
                     Spear Street Tower
                     One Market Plaza
                     San Francisco, California  94105
                     Attention:        Stephen M. Snyder, Esq.
                     Telecopier:       (415) 442-1020

              If to Continental, addressed to:

                     Continental Casualty Co.
                     Specialty Claims Office, 12th Floor
                     50 Fremont Street
                     San Francisco, CA  94105
                     Attention:        Claim Manager
                     Telecopier:       (415) 512-4899

                                       and

                     WACHTELL, LIPTON, ROSEN & KATZ
                     51 West 52nd St.
                     New York, New York  10019
                     Attention:        Herbert M. Wachtell, Esq.
                     Telecopier:       (212) 403-2000

                                       and

                     CARROLL, BURDICK & McDONOUGH
                     44 Montgomery St., Suite 400
                     San Francisco, CA  94104
                     Attention:        Rodney L. Eshelman, Esq.
                     Telecopier:       (415) 989-0932

              If to Columbia, addressed to:

                     Columbia Casualty Company
                     c/o Continental Casualty Co.
                     Specialty Claims Office, 12th Floor
                     50 Fremont Street
                     San Francisco, CA  94105
                     Attention:        Claim Manager
                     Telecopier:       (415) 512-4899

                                       and

                     WACHTELL, LIPTON, ROSEN & KATZ
                     51 West 52nd St.
                     New York, New York  10019
                     Attention:        Herbert M. Wachtell, Esq.
                     Telecopier:       (212) 403-2000

                                       and

                     CARROLL, BURDICK & McDONOUGH
                     44 Montgomery St., Suite 400
                     San Francisco, CA  94104
                     Attention:        Rodney L. Eshelman, Esq.
                     Telecopier:       (415) 989-0932

              If to CNA Casualty, addressed to:

                     CNA Casualty Company of California
                     c/o Continental Casualty Co.
                     Specialty Claims Office, 12th Floor
                     50 Fremont Street
                     San Francisco, CA  94105
                     Attention:        Claim Manager
                     Telecopier:       (415) 512-4899

                                       and

                     WACHTELL, LIPTON, ROSEN & KATZ
                     51 West 52nd St.
                     New York, New York  10019
                     Attention:        Herbert M. Wachtell, Esq.
                     Telecopier:       (212) 403-2000
                                       and

                     CARROLL, BURDICK & McDONOUGH
                     44 Montgomery St., Suite 400
                     San Francisco, CA  94104
                     Attention:        Rodney L. Eshelman, Esq.
                     Telecopier:       (415) 989-0932

              If to Pacific, addressed to:

                     Pacific Indemnity Company
                     Chubb & Son Inc.
                     15 Mountain View Road
                     P.O. Box 1615
                     Warren, NJ 07061-1615
                     Attention:        Malcolm B. Burton
                     Telecopier:       (908) 580-3030

                                       and

                     WHITE & CASE
                     1155 Avenue of the Americas
                     New York, NY  10036
                     Attention:        Paul J. Bschorr, Esq.
                     Telecopier:       (212) 354-8113

              If to the Representative Plaintiffs, addressed to:

                     NESS, MOTLEY, LOADHOLT,
                       RICHARDSON & POOLE
                     151 Meeting Street, Suite 600
                     P.O. Box 1137
                     Charleston, South Carolina  29402
                     Attention:        Joseph F. Rice, Esq.
                                       Joseph B. Cox, Jr., Esq.
                     Telecopier:       (803) 577-7513

                     CARTWRIGHT, SLOBODIN, BOKELMAN, BOROWSKY,
                       WATNICK, MOORE & HARRIS, INC.
                     101 California Street, Suite 2600
                     San Francisco, California  94111
                     Attention:        Harry F. Wartnick, Esq.
                     Telecopier:       (415) 391-5845

                      KAZAN, McCLAIN, EDISES & SIMON
                      171 Twelfth Street, Suite 300
                      Oakland, California  94607
                      Attention:        Steven Kazan, Esq.
                      Telecopier:       (510) 835-4913

                                        and

                      CAPLIN & DRYSDALE, CHARTERED
                      399 Park Avenue
                      New York, New York  10022
                      Attention:        Elihu Inselbuch, Esq.
                      Telecopier:       (212) 644-6755


Such communications shall be effective when they are received by the addressee thereof. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

               SECTION 8.14  Counterparts.

               This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               IN WITNESS WHEREOF, this Agreement has been executed on December 23, 1993 by the undersigned, thereunto duly authorized.

On behalf of the
Representative Plaintiffs


       By:   /S/                    JOSEPH RICE, ESQ.
           --------------------------------------------------------------------
                                    Joseph Rice, Esq.



       By:   /S/                JOSEPH B. COX, JR., ESQ.
           --------------------------------------------------------------------
                                Joseph B. Cox, Jr., Esq.




       By:   /S/               HARRY F. WARTNICK, ESQ.
           --------------------------------------------------------------------
                               Harry F. Wartnick, Esq.




       By:   /S/                 STEVEN KAZAN, ESQ.
           --------------------------------------------------------------------
                                 Steven Kazan, Esq.



       By:   /S/                ELIHU INSELBUCH, ESQ.
           --------------------------------------------------------------------
                                Elihu Inselbuch, Esq.

FIBREBOARD CORPORATION


       By:  /S/ MICHAEL R. DOUGLAS
          ----------------------------------------------------------------------


       Title  Senior Vice President & General Counsel
            --------------------------------------------------------------------



CONTINENTAL CASUALTY COMPANY


       By:  /S/ LAURENS F. TERRY
          ----------------------------------------------------------------------


       Title  Vice President
            -------------------------------------------------------------------



CNA CASUALTY COMPANY OF CALIFORNIA


       By:  /S/ LAURENS F. TERRY
          ----------------------------------------------------------------------


       Title  Vice President
            --------------------------------------------------------------------



COLUMBIA CASUALTY COMPANY


       By:  /S/ LAURENS F. TERRY
          ----------------------------------------------------------------------


       Title  Vice President Columbia Casualty Co.
            --------------------------------------------------------------------

PACIFIC INDEMNITY COMPANY


       By:  /S/ JOHN J. DEGNAN
          ---------------------------------------------------------------------


       Title  Senior Vice President
            -------------------------------------------------------------------

                                                                       EXHIBIT A





                               GLOSSARY OF TERMS
                                       IN
                          GLOBAL SETTLEMENT AGREEMENT,
                                TRUST AGREEMENT,
                          TRUST DISTRIBUTION PROCESS,
                                      AND
                      DEFENDANT CLASS SETTLEMENT AGREEMENT

                               TABLE OF CONTENTS


Additional Policy Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
April 9 Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
Asbestos Lung Disease I or ALD-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Asbestos Lung Disease II or ALD-2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
Attorney Ad Litem . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
B-reader Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
Claimant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
Claims Resolution Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
Class Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
Class Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
Class Member Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
CNA Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
Columbia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
Continental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
Continental-Pacific Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
Continental Releasees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
Court . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
Coverage Case . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
Defendant Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
Defendant Class Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
Defendant Class Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Defendant Class Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Defendant Class Settlement Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Defense Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Designated Settlement Fund or DSF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Distributable Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
Earnings Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
Escrow Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
Escrow Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
Exigent Health Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
Expedited Review Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
Exposed Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
Express Indemnity Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
Extreme Hardship Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
Fibreboard  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
Fibreboard Releasees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
FIFO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
Final Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11

Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
Fund I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
Fund II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
Fund III  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
Global Approval Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
Global Court  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
Global Court Disapproval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
Global Settlement Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
Glossary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
Increased Principal Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
Initial Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
Insurers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
Interim Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
Interim Claimant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
Interim Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
Interim Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
Judgment Forum Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
Lung Cancer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
Malignancy Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
Medical Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
Mesothelioma  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
Non-Malignancy Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
Other Cancer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
Other Claims Resolution Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
Pacific . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
Pacific Indemnity Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
Pacific Releasees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
Personal Injury Asbestos Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
PFT Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
Principal Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
Qualified Arbitrator and Qualified Mediator . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
Qualified Settlement Fund or QSF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
Released Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
Representative Defendant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
Representative Plaintiffs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
Residual Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
Rule 23 Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
Select Counsel for the Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
Schedule Category . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

Scheduled Disease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
Second Injury Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
Settled Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
Settlement Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
Settlement Agreement Approval Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
Settlement Agreement Court Disapproval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
Settlement Class  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
Settlement Class Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
Settlement Class Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
Settlement Conference Designee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31
Third Party Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31
Third Party Claimant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31
Trust Distribution Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31
Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31
Trust Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
Trustors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
Unreimbursed Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
Unsettled Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33

              1. "Additional Policy Claim" means each and every claim, demand, action or suit of any kind (i) which arises under, pursuant to or related to the Insurance Policies by any person or entity, whether directly or indirectly asserted against the Insurers or any third party, or arising under any term or terms or alleged coverage provided by the Insurance Policies and
(ii) which arises directly or indirectly from personal injury resulting from exposure to asbestos or asbestos-containing materials for which Fibreboard may bear legal liability.

              2. "Affiliate" of a Person means (i) a Subsidiary of such Person, (ii) a Person which owns, either alone or with or through one or more Affiliates, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such Person, and (iii) a Subsidiary of any Affiliate of such Person.

              3. "April 9 Agreement" means the agreement between Continental and Fibreboard Corporation dated April 9, 1993, as it has been amended, pursuant to which Continental and Fibreboard Corporation agreed, among other things, upon terms and conditions set forth therein, to use their best efforts jointly to negotiate and finalize a global class action settlement with personal injury claimants and Continental agreed, whether or not a global settlement was reached, to pay certain defense and other costs of certain asbestos-related claims on an interim basis.

              4.    "Asbestos Lung Disease I" or "ALD-1" means either:

                    (1) a diagnosis of pulmonary asbestosis by a board-certified internist or pulmonary specialist based on the following minimum objective criteria:

                             (i) Chest X-rays for which a B-reader report is furnished showing small irregular opacities of ILO Grade 1/0 and pulmonary function testing and physical examination that shows either:

                                     a.    FVC <80% of predicted with
                             FEV-1/FVC > or = to 75% (actual value);

                                           or

                                     b.    TLC <80% of predicted, with either
                             DLCO < or = to 76% of predicted or bilateral basilar crackles, and also the absence of any probable explanation for this DLCO result or bilateral basilar crackles finding other than the presence of asbestos lung disease; or

                            (ii) Chest X-rays for which B-reader report is furnished showing small irregular opacities of ILO Grade 1/1 or greater; and pulmonary function testing that shows either:

                                     a.    FVC <80% of predicted with FEV-1/FVC
                             > or = to 72% (actual value) or, if the individual tested is at least 68 years old at the time of the testing, with FEV-1/FVC > or = to 65% (actual value);

                                           or

                                     b.    TLC <80% of predicted.


                                           or

                    (2) A statement by a board-certified pathologist that more than one representative section of lung tissue otherwise uninvolved with any other process (e.g., cancer or emphysema) demonstrates a pattern of peribronchiolar or parenchymal scarring in the presence of characteristic asbestos bodies, and also that there is no other more likely explanation for the presence of the fibrosis.

              5. "Asbestos Lung Disease II" or "ALD-2" means a diagnosis by a qualified physician that indicates other abnormalities of the parenchyma or pleura attributed to prior asbestos exposure, including pleural plaques, pleural thickening, pleural encasement and mild parenchymal fibrosis not meeting the definition of ALD-1.

              6. "Attorney Ad Litem" means Professor Eric Green of Boston University Law School or such successor as may be appointed by the Court.

              7. "Beneficiary" means any Settlement Class Member who asserts a Class Member Claim, now or at any time in the future.

              8. "B-reader Report" means a report of a B-reader certified at the time the report is prepared (or of an individual who at one time was a certified B-reader and who has not subsequently failed the examination for certification or recertification as a B-reader) based on chest x-rays of an Exposed Person.

              9. "Claimant" means any Person, or legal representative of a Person, who seeks recovery from the Trust for a Personal Injury Asbestos Claim of any kind.

              10. "Claims Resolution Facility" means a facility that establishes a method for the liquidation and resolution of claims that is administered by the Trust.

              11. "Class Action" means Ahearn et al. v. Fibreboard Corp. et al., 6:93 cv 526 (E.D. Tex.), filed by Representative Plaintiffs in the Global Court on behalf of themselves and the Settlement Class Against Fibreboard Corporation on September 9, 1993.

              12. "Class Counsel" means Joseph F. Rice and Joseph B. Cox, Jr., of the firm of Ness, Motley, Loadholt, Richardson & Poole, P.C.; Harry F. Wartnick, of the firm of Cartwright, Slobodin, Bokelman, Borowsky, Wartnick, Moore & Harris, Inc.; and Steven Kazan, of the firm of Kazan, McClain, Edises & Simon; or successors of the foregoing individuals.

              13. "Class Member Claim" means any Personal Injury Asbestos Claim of a Settlement Class Member.

              14. "CNA Casualty" means CNA Casualty Company of California, a California corporation.

              15. "Columbia" means Columbia Casualty Company, an Illinois Corporation.

              16. "Continental" means Continental Casualty Company, an Illinois Corporation.

              17. "Continental-Pacific Agreement" means the agreement between Continental and Pacific dated as of October 12, 1993 pursuant to which Continental and Pacific settled the dispute between them and agreed upon terms for the sharing of liabilities of each of them with respect to ceratin asbestos-related claims.

              18. "Continental Releases" are as defined in Section 2.5(B) of the Global Settlement Agreement.

              19. "Court" means the Honorable Robert M. Parker, now the Chief Judge for the United States District Court for the Eastern District of Texas. In the event that for any reason Judge Parker ceases to be a Judge of the United States as defined in Article III of the United States Constitution or otherwise cannot fulfill the responsibilities of the Court, the term "Court" shall mean any United States Circuit or District Judge designated by the Chief Judge of the United States Court of Appeals of the Fifth Circuit to exercise continuing jurisdiction over the Trust and the Global Settlement Agreement.

              20. "Coverage Case" means the action bearing the caption Asbestos Insurance Coverage Cases, Judicial Council Coordination Proceeding No. 1072, which was pending as of the date of the Global Settlement Agreement in the Court of Appeal of the State of California, First Appellate District, Division One, Nos. A049419 et al.

              21.   "Defendant Class" means all Persons with Third Party Claims.

              22. "Defendant Class Counsel" means Richard Josephson of Baker & Botts and R. Bruce Shaw of Nelson, Mullins, Riley & Scarborough or their successors.

              23. "Defendant Class Member" means any Person who or which is a member of the Defendant Class.

              24. "Defendant Class Order" means an order of the Court finally certifying the Defendant Class as a class for settlement purposes under Rule 23(b)(1) and/or (b)(2) of the Federal Rules of Civil Procedure.

              25. "Defendant Class Settlement Agreement" means the agreement annexed to the Global Settlement Agreement as Exhibit C.

              26. "Defense Costs" mean Fibreboard Corporation's defense fees and costs, including case management system fees and costs, as more fully defined in the Settlement Agreement.

              27.   "Designated Settlement Fund" or "DSF" is as defined in
Section 468B of the Internal Revenue Code of 1986.

              28. "Distributable Amount" means, with respect to Fund I, Fund II or Fund III, for any Fiscal Year, the sum of the Earnings Amount for that Fund for that Fiscal Year plus (i) the Principal Amount or (ii) in the event that the provisions of Appendix 1 to the Trust Distribution Process apply, the Increased Principal Amount, for that Fiscal Year.

              29. "Distribution Date" is as defined in paragraph E.4 of the Trust Distribution Process.

              30. "Earnings Amount" means, with respect to Fund I, Fund II or Fund III, as the case may be, all elements of current periodic income from such Fund (other than any such income on the amounts in the Reserve Account), including interest, periodic dividends (but not special, liquidating or wasting dividends), rent, royalty and other similar payments which represent earnings or profit on an asset, and do not represent elements of appreciation or gain or depreciation or loss (whether realized or unrealized) on an asset, all determined on an accrual basis in accordance with generally accepted accounting principles.

              31. "Escrow Agent" means the Person acting as escrow agent pursuant to the Escrow Agreement.

              32. "Escrow Agreement" means an Escrow Agreement substantially in the form attached to the Global Settlement Agreement as Exhibit D.

              33. "Escrow Fund" means the escrow account established pursuant to Section 2.3(A) of the Global Settlement Agreement.

              34. "Exigent Health Claim" means a Class Member Claim that is supported by an affidavit or declaration made under penalty of perjury from a physician who has examined the Settlement Class Member within 120 days of the date of the affidavit or declaration, which states that the physician believes that because of asbestos-related disease there is substantial medical doubt that the Settlement Class Member will survive beyond six months from the date of the declaration or affidavit.

              35. "Expedited Review Claim" is as defined in Section B.2 of the Trust Distribution Process.

              36. "Exposed Person" means the individual whose exposure to asbestos results in a Personal Injury Asbestos Claim.

              37. "Express Indemnity Claim" means a Third Party Claim (i) which asserts that Fibreboard is liable to indemnify or reimburse the holder of such claim for payments made or liabilities, expenses or costs incurred by such claim holder on account of an asbestos-related personal injury claim asserted against such claim holder by a Settlement Class Member and (ii) which would not be barred under applicable law by a court determination that a settlement between Fibreboard (or the Trust) and the Settlement Class Member asserting such asbestos-related personal injury claim was made in good faith.

              38. "Extreme Hardship Claim" means a Class Member Claim as to which the Interim Committee (if the Class Member Claim is submitted during the Interim Period) or the Trust (if the Class Member Claim is submitted after entry of

Global Approval Judgment), in its sole discretion, determines that because of an asbestos-related disease the Settlement Class Member is suffering a severe financial hardship.

              39. "Fibreboard" means Fibreboard Corporation; Fibreboard Paper Product Corporation; Fibreboard Products, Incorporated; Paraffine Companies, Incorporated; Plant Rubber & Asbestos Works; Pabco Products, Incorporated; and Pabco Insulation Corporation; and each of their respective predecessors, Subsidiaries and divisions, and with regard to Fibreboard Corporation's liability only, each of their respective successors in interest.

              40. "Fiberboard Releasees" mean the following entities, each of their respective predecessors, Subsidiaries, divisions, current and former attorneys, officers, directors and employees, and, with regard to Fiberboard Corporation's liability only, each of their respective successors in interest:

              (i) Fibreboard Corporation; Fibreboard Paper Products Corporation; Fibreboard Products, Incorporated; Paraffine Companies, Incorporated; Plant Rubber & Asbestos Works; Pabco Products, Incorporated; and Pabco Insulation Corporation;

                       (ii) Louisiana-Pacific Corporation (other than for asbestos-related claims against Louisiana-Pacific which (a) state a basis for liability by Louisiana-Pacific wholly independent of any relationship between Louisiana-Pacific and Fibreboard Corporation or any act or omission in connection with such a relationship, and (b) as to which there is no basis for any claim against Fibreboard Corporation by the claimant or by Louisiana-Pacific).

                       41.   "FIFO" means first in, first out.

                       42. "Final Decision" means the final decision or decisions obtained when all the issues that are pending in the Coverage Case by Fibreboard Corporation against certain of the Insurers have been finally resolved and no further appellate review or remand proceedings are possible with respect to such claims.

                       43. "Fiscal Year" means the calendar year, except that the first Fiscal Year shall be that portion of a calendar year commencing with the date of execution of the Trust Agreement and ending on the last day of the calendar year in which such execution occurs, and references to a number of Fiscal Years after Global Approval Judgment shall be determined based on the assumption that the first Fiscal Year after Global Approval Judgment shall be the Fiscal Year during which Global Approval Judgment occurs.

                       44. "Fund I" is as defined in paragraph E of the Trust Distribution Process.

                       45. "Fund II" is as defined in paragraph E of the Trust Distribution Process.

                       46. "Fund III" is as defined in paragraph E of the Trust Distribution Process.

                       47. "Global Approval Judgment" means a judgment, order or other decree issued and entered by the Global Court in an action in which Fibreboard Corporation, Continental, CNA Casualty, Columbia, Pacific, the Settlement Class and all persons having or who may have Third Party Claims have been made parties, either directly or in a representative capacity, as to which judgment, order or decree any appeal (and subsequent remand, if any) has been finally decided and no further appeal or petition for certiorari can be taken or granted and which judgment, order or decree:

                       (a) approves the terms and provisions of the Global Settlement Agreement, including the releases and indemnities contained therein;

                       (b) approves the Trust Agreement and the Trust Distribution Process incorporated in the Global Settlement Agreement;

                       (c) orders the parties to implement the Global Settlement Agreement;

                       (d) determines and awards the fees and expenses of Class Counsel;

                       (e) declares that the settlement reflected by the Global Settlement Agreement, with respect to both Class Member Claims and Third Party Claims, is fair, reasonable and adequate and was entered into in good faith;

                       (f) declares that the Settlement Class Members and the Defendant Class Members have received adequate notice of the settlement contemplated by the Global Settlement Agreement and Rule 23 of the Federal Rules of Civil Procedure;

                       (g) declares that the Settlement Class Members have been adequately, professionally and ethically represented by Class Counsel;

                       (h) orders all Class Member Claims, except for claims for punitive or exemplary damages, directed to the Trust for disposition pursuant to the Trust Agreement and Trust Disposition Process;

                       (i) declares that, as provided in Section 2.2(B) of the Global Settlement Agreement, only payment of funds pursuant to the Settlement Class Members' individual settlements with the Trust shall trigger the notice, approval and forfeiture provisions of the Longshore and Harbor Workers Compensation Act and other similar state and federal workers compensation provisions;

                       (j) orders dismissal on the merits, without costs and with prejudice, of the Class Action and all of the Class Member Claims (including all punitive and exemplary damage claims) against the Fibreboard, Continental and Pacific Releasees;

                       (k) declares the provision contained in the Global Settlement Agreement whereby Fibreboard
                             Corporation and the Insurers agree that the Insurers shall be discharged from any further obligation under or in connection with the Insurance Policies, except as an Insurer has specifically assumed under the Global Settlement Agreement or has preserved under the Settlement Agreement (and the related agreements referred to therein), to be fair, reasonable and non-collusive;

                       (l) discharges the Fibreboard, Continental and Pacific Releasees from any further liability with respect to any Class Member Claim or Third Party Claim;

                       (m) permanently enjoins Fibreboard Corporation from asserting any claim released or discharged under the Global Settlement Agreement against any Continental or Pacific Releasee;

                       (n) permanently enjoins any Settlement Class Member or Third Party Claimant from asserting any claim released or discharged under the Global Settlement Agreement against any Fibreboard, Continental or Pacific Releasee;

                       (o) approves the provisions set forth in the Global Settlement Agreement and the Trust Distribution Process for the resolution of Third Party Claims; and

                       (p) retains exclusive jurisdiction in the Court rendering such judgment, order or decree (1) to enforce the provisions of such judgment, order or decree, (2) to resolve any disputes as to the performance or interpretation of the Global Settlement Agreement, or such judgment, order or decree, (3) to adjudicate any attempt by any person to challenge such judgment, order or decree in any respect, and (4) over the maintenance, administration and distribution of the Trust and the funds contained therein, subject to and in accordance with the provisions of the Trust Agreement and the Trust Distribution
                             Process incorporated therein;

provided that Global Approval Judgment shall not be deemed to have been entered unless and until either Settlement Agreement Approval Judgment has been entered or Settlement Agreement Court Disapproval occurs.

                       48. "Global Court" means the United States District Court for the Eastern District of Texas.

                       49. "Global Court Disapproval" means a judgment, order or other decree of the Global Court or other court of competent jurisdiction in an action in which Fibreboard Corporation, Continental, CNA Casualty, Columbia, Pacific and the Settlement Class have been made parties, as to which judgment, order or decree any appeal (and subsequent remand, if any) has been finally decided and no further appeal or petition for certiorari can be taken or granted and which judgment, order or decree disapproves or declines to approve the Global Settlement Agreement.

                       50. "Global Settlement Agreement" means the settlement agreement as of August 27, 1993 among Continental, CNA Casualty, Columbia, Pacific,

Fibreboard Corporation and the Representative Plaintiffs as representatives of the Settlement Class.

                       51. "Glossary" means this Exhibit A to the Global Settlement Agreement.

                       52. "Increased Principal Amount" (i) for any of the third through the twelfth Fiscal Years after Global Approval Judgment, means 125% of the Principal Amount for such Fiscal Year and (ii) for any of the sixteenth through the twentieth Fiscal Years after Global Approval Judgment, means 112.5% of the Principal Amount for such Fiscal Year.

                       53. "Initial Trustee" is as defined in Section 7.18 of the Trust Agreement.

                       54. "Insurance Policies" mean policy number CLP 3197650 issued by Continental effective May 4, 1957, in favor of Fibreboard Corporation under its former name, Fibreboard Paper Products Corporation, policy number RD 951 90 81 issued by Continental, policy number RDU 975 65 87 issued by CNA Casualty and an endorsement thereto issued by Continental, policy number RDU 186 27 82 issued by Columbia, policy number RDU 186 30 62 issued by Columbia, policy number RDU 365 32 19 issued by Columbia, the policy that was alleged by Fibreboard Corporation to have been issued by Continental in the period 1954-1956, and policy number LAC 88700 found to have been issued by Pacific to Fibreboard Corporation effective May 4, 1956, and any other policies that were, or may be alleged to have been, issued to Fibreboard Corporation by any of the Insurers, including those set forth in the Pacific Indemnity Agreement.

                 55. "Insurers" mean (i) Continental, CNA Casualty, Columbia and all insurance or indemnity companies controlling, controlled by or under common control with any of them and (ii) Pacific and all insurance or indemnity companies controlling, controlled by or under common control with it.

                 56. "Interim Claim" is as defined in Section 7.1 of the Global Settlement Agreement.

                 57.      "Interim Claimant" is a Person asserting an Interim
Claim.

                 58. "Interim Committee" is as defined in Section 7.1 of the Global Settlement Agreement.

                 59. "Interim Period" is as defined in Section 7.1 of the Global Settlement Agreement.

                 60. "Judgment Forum Law" is as defined in Section H.1.a of the Trust Distribution Process.

                 61. "Liquidation" occurs with respect to any Class Member Claim or Third Party Claim on the date on which the validity and amount thereof is finally determined pursuant to the Trust Distribution Process or the date on which a final, nonappealable judgment is entered against the Trust with respect to such Class Member Claim or Third Party Claim.

                 62. "Lung Cancer" means a diagnosis by a qualified physician of a malignant primary tumor of any cell type, originating within the lung, caused or contributed to by exposure to asbestos.

                 63. "Malignancy Claim" means a claim for Mesothelioma, Lung Cancer, or Other Cancer as defined in this Glossary.

                 64. "Medical Report" means a written narrative report by a physician confirming that (i) an Exposed Person has an asbestos-related personal injury or disease, based on a physical examination (as reflected in medical records or performed by the physician preparing the narrative report) of the Exposed Person, or (ii) following review of pertinent medical records and information, that an asbestos-related personal injury or disease caused or substantially contributed to the death of an Exposed Person.

                 65. "Mesothelioma" means a diagnosis by a board certified pathologist of a malignant tumor caused or contributed to by exposure to asbestos originating in the mesothelial cells of the pleura, peritoneum or like tissue, or reasonable equivalent clinical diagnosis in the absence of adequate tissue for pathological diagnosis.

                 66. "Non-Malignancy Claim" means a claim for ALD-1 or ALD-2 as defined in this Glossary.

                 67. "Other Cancer" means a diagnosis by a qualified physician that indicates a malignant tumor originating in the larynx, pharynx, stomach, esophagus, colon or rectum, caused or contributed to by exposure to asbestos.

                 68. "Other Claims Resolution Facility" means a facility that establishes a method for the liquidation and resolution of asbestos-related personal injury claims administered by a Person other than the Trust.

                 69. "Pacific" means Pacific Indemnity Company, a California corporation.

                 70. "Pacific Indemnity Agreement" collectively means the Agreement and a Rescission of Insurance Policies, both dated March 27, 1992, between Fibreboard Corporation and Pacific, pursuant to which Pacific and Fibreboard Corporation agreed to settle their insurance coverage dispute.

                 71. "Pacific Releasees" are as defined in Section 2.5(C) of the Global Settlement Agreement.

                 72. "Permitted Investments" are as defined in Section 4.3 of the Trust Agreement.

                 73. "Person" means any individual, corporation, partnership or association, whether or not incorporated, and any federal, state or local government or agency thereof, or any other entity and his, her or its legal representative.

                 74.      "Personal Injury Asbestos Claim" means:

                 (i) each and every claim, demand, action or suit of any kind for personal injury arising, directly or indirectly, from exposure to asbestos-containing products (including, without limitation, any direct action claim, wrongful death claim, punitive or exemplary damages claim, loss of consortium claim, fear of disease claim, bad faith claim, or surviving personal injury claim) and whether such injury manifested itself heretofore or hereafter, or (ii) any claim, demand, action or suit of any kind arising, directly or indirectly, from any such claim, demand, action or suit referred to in (i) above (including without limitation any bad faith claim, contribution claim, indemnity claim, warranty claim, direct action claim or Additional Policy Claim)

against Fibreboard, against the Insurance Policies or against the Insurers in any way predicated on obligations created by the Insurance Policies; provided, however, that a Personal Injury Asbestos Claim shall not include any claim for benefits brought by an employee or his or her personal representative under any federal or state workers compensation statute (including, but not limited to, the United States Longshore and Harbor Workers Compensation Act and the Federal Employees Compensation Act), but shall include any subrogation, contribution or indemnity claim arising from such claim for benefits.

                 75. "PFT Report" means a report by a pulmonary specialist or a board-certified internist interpreting the results of pulmonary function testing of an Exposed Person.

                 76. "Principal Amount" means, for any Fiscal Year after Global Approval Judgment:

         (i) (a) (x) the aggregate fair market value of all of the investment assets contained in the Fund for which the Distributable Amount is being determined (excluding the then outstanding balance of the Reserve Account) at the close of business on the last business day of the Fiscal Year for which the calculation is made, minus (y) the Earnings Amount for such Fiscal Year, plus (z) all amounts, if any, paid during such Fiscal Year for Trust Expenses, Class Member Claims, Third Party Claims and payments made pursuant to Section 7.16 of the Trust Agreement, in each case for such Fiscal Year (other than any such payments made out of the Reserve Account), minus

                 (b) for any Fiscal Year prior to the 21st Fiscal Year after Global Approval Judgment, the greater of (i) Zero and (ii) the lesser of (Y) the aggregate Surplus for all prior Fiscal Years and (Z) Zero minus Unreimbursed Borrowings; multiplied by

         (ii) a fraction, the numerator of which is one and the denominator of which is the number of Fiscal Years that will occur from the beginning of the Fiscal Year for which the calculation is made through and including the end of the 25th Fiscal Year after Global Approval Judgment in the case of Fund I, the 20th Fiscal Year after the end of Fund I (or, if the Trustees have determined to delay the transfer of the remaining balance in Fund II beyond the twentieth Fiscal Year after the end of Fund I pursuant to Section E.2.c(ii) of the Trust Distribution Process, the end of Fund II so determined by the Trustees) in the case of Fund II and the 15th Fiscal Year after the end of Fund II in the case of Fund III (so that, for example, for the Principal Amount applicable to the tenth Fiscal Year after Global Approval Judgment, such denominator would be 16);

provided, however, that

         (1) for the first Fiscal Year after Global Approval Judgment (a) the numerator in the fraction stated in clause (ii) above shall be a fraction in which the numerator is the number of full weeks in such Fiscal Year (but not less than one) and the denominator is 52 (to adjust for the length of such Fiscal Year) and (b) the Principal Amount determined as provided above, including as set forth in clause
         (1)(a) of this proviso shall be multiplied by 0.4;

         (2) for the second Fiscal Year after Global Approval Judgment the Principal Amount shall be the sum of (A) the Principal Amount otherwise determined as provided in this definition of Principal Amount multiplied by 0.4, plus (B) the Principal Amount with respect to the first Fiscal Year after Global Approval Judgment as determined in clause (1) above multiplied by 0.75; and

         (3) for each of the twenty-first through the twenty-fifth Fiscal Years after Global Approval Judgment, the Distributable Amount may be increased by the Trustees up to an amount not in excess of the Principal Amount and the Earnings Amount that was in effect for the twentieth Fiscal Year after Global Approval Judgment.

                 77. "Qualified Arbitrator" and "Qualified Mediator" shall each be an impartial, neutral person. No person shall serve as an arbitrator or mediator if he/she has any financial or personal interest in the proceedings or, except when otherwise agreed by the parties, in any asbestos-related matters. Prior to accepting an appointment, the prospective arbitrator or mediator shall disclose any circumstances likely to create a reasonable inference of bias or prevent a prompt hearing or conference with the parties.

                 78. "Qualified Settlement Fund" or "QSF" is as defined in the Treasury Regulations under Section 468.B of the Internal Revenue Code of 1986.

                 79. "Released Parties" collectively, and "Released Party" individually, mean the Fibreboard, Continental and Pacific Releasees.

                 80. "Representative Defendant" means Owens-Illinois, Inc., a Delaware corporation, or such other Person or Persons as may be certified by the Global Court, in the capacity as representative(s) of the Defendant Class Members.

                 81. "Representative Plaintiffs" mean Gerald Ahearn, James Dennis and Charles W. Jeep, the named plaintiffs in the Class Action, or such other, lesser or greater number of Representative Plaintiffs as may be certified by the Global Court, in their capacities as representatives of the interests of the Settlement Class Members.

                 82. "Reserve Account" means the reserve (which shall be part of Fund I) in the original principal amount described on Appendix I to the Trust Distribution Process as such amount may be increased or decreased from time to time in accordance with the provisions described on Appendix 1 to the Trust Distribution Process and by earnings, capital gains or losses or other similar items.

                 83. "Residual Claim" means any Express Indemnity Claim or Additional Policy Claim, the disposition of which becomes the responsibility of the Trust pursuant to the Global Approval Judgment.

                 84. "Rule 23 Notice" means the notice to be given to the Settlement Class Members and Defendant Class Members pursuant to Rule 23 of the Federal Rules of Civil Procedure.

                 85. "Select Counsel for the Beneficiaries" or "SCB" means four lawyers, initially: Joseph B. Cox, Jr., Steven Kazan, Joseph F. Rice and Harry F.

Wartnick, and a fifth to be selected unanimously by the other four lawyers as provided in Section 6.1 of the Trust Agreement.

             86. "Schedule Category" means: 1) Mesothelioma and Lung Cancer; 2) ALD-1 and Other Cancer; 3) ALD-2; and 4) Residual Claims.

             87. "Scheduled Disease" means Mesothelioma, Lung Cancer, Other Cancer, Asbestos Lung Disease I and Asbestos Lung Disease II.

             88. "Second Injury Claim" is a Malignancy Claim by a Claimant who settled a Non-Malignancy Claim in exchange for a limited release which allowed subsequent Malignancy Claims.

             89. "Settled Claims" means claims of individuals for asbestos-related personal injuries (a) that are not Class Member Claims and
(b) that as of August 27, 1993 had been settled (by Fibreboard Corporation or by Fibreboard Corporation and Continental) or were the subject of a verdict or judgment.

             For the purposes of this definition, a claim included within the terms of a settlement agreement (whether written, oral or placed on a court record) prior to August 27, 1993 shall be deemed to have been settled before August 27, 1993 even if (i) an opt-out right with respect to that claim has been or is exercised, or (ii) the settlement is subsequently repudiated by the Plaintiff; provided, however, that no claim which was included within the terms of a settlement agreement and which was not filed prior to August 27, 1993 shall be deemed settled unless it was eligible to be processed and liquidated prior to August 27, 1993.

             90. "Settlement Agreement" means the agreement among Fibreboard Corporation, Continental, CNA Casualty, Columbia and Pacific dated as of October 12, 1993 pursuant to which they agreed, among other things, to settle and compromise all claims and potential claims against the Insurers under the Insurance Policies.

             91. "Settlement Agreement Approval Judgment" is as defined in the Settlement Agreement.

             92. "Settlement Agreement Court Disapproval" is as defined in the Settlement Agreement.

             93.     "Settlement Class" means:

             (a) All persons (or their legal representatives) who prior to August 27, 1993 were exposed, directly or indirectly (including but not limited to exposure through the exposure of a spouse, household member or any other person), to asbestos or to asbestos-containing products for which Fibreboard may bear legal liability and who have not, before August 27, 1993, (i) filed a lawsuit for any asbestos related personal injury, or damage, or death arising from such exposure in any court against Fibreboard or persons or entities for whose actions or omissions Fibreboard bears legal liability; or (ii) settled a claim for any asbestos-related personal injury, or damage, or death arising from such exposure with Fibreboard or with persons or entities for whose actions or omissions Fibreboard bears legal liability;

             (b) All persons (or their legal representatives) exposed to asbestos or to asbestos-containing products, directly or indirectly (including but not limited to exposure through the exposure of a spouse, household member or any other person), who dismissed an action prior to August 27, 1993 without prejudice against Fibreboard, and who retain the right to sue Fibreboard upon development of a nonmalignant disease process or a malignancy; provided, however, that the Settlement Class does not include persons who filed and, for cash payment or some other negotiated value, dismissed claims against Fibreboard, and whose only retained right is to sue Fibreboard upon development of an asbestos-related malignancy; and

             (c) All past, present and future spouses, parents, children and other relatives (or their legal representatives) of the class members described in paragraphs (a) and (b) above, except for any such person who has, before August 27, 1993, (i) filed a lawsuit for the asbestos-related personal injury, or damage, or death of a class member described in paragraph
                     (a) or (b) above in any court against Fibreboard (or against entities for whose actions or omissions Fibreboard bears legal liability), or (ii) settled a claim for the asbestos-related personal injury, or damage, or death of a class member described in (a) or (b) above with Fibreboard (or with entities for whose actions or omissions Fibreboard bears legal liability).

             For the purposes of this definition, a claim included within the terms of a settlement agreement (whether written, oral, or placed on a court record) prior to August 27, 1993 shall be deemed to have been settled before August 27, 1993 even if (i) an opt-out right with respect to that claim has been or is exercised, or (ii) the settlement is subsequently repudiated by the Plaintiff; provided, however that no claim which was included within the terms of a settlement agreement and which claim was not filed prior to August 27, 1993 shall be deemed settled unless it was eligible to be processed and liquidated prior to August 27, 1993.

             94. "Settlement Class Member" means any Person who is a member of the Settlement Class.

              95. "Settlement Class Order" means an order of the Court finally certifying the Settlement Class as a class under Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure for settlement purposes.

              96.   "Settlement Conference Designee" is as defined in paragraph
D.1 of the Trust Distribution Process.

              97. "Subsidiary" means, with respect to any Person, any corporation or other entity in which that Person owns, directly or indirectly, securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions.

              98.   "Surplus" means, as of any Distribution Date:

                    (i) the Distributable Amount for the prior Fiscal Year, minus

                    (ii) the aggregate amounts (other than payments from the Reserve Account) actually paid by the Trust for Trust Expenses, Class Member Claims, Third Party Claims and payments made pursuant to Section 7.16 of the Trust Agreement, in each case for such prior Fiscal Year.

              99. "Termination Date" is as defined in Section 7.2 of the Trust Agreement.

              100. "Third Party Claim" shall mean any Personal Injury Asbestos Claim that is not a Class Member Claim, except for Settled Claims, Unsettled Claims or any claims arising directly or indirectly from any such Settled Claims or Unsettled Claims.

              101. "Third Party Claimant" shall mean any Person having a Third Party Claim.

              102. "Trust" means the trust referred to in Article V of the Global Settlement Agreement.

              103. "Trust Agreement" means the Fibreboard Asbestos Compensation Trust Agreement among Continental, CNA Casualty, Columbia, Pacific, Fibreboard Corporation and the Trustees attached as Exhibit B to the Global Settlement Agreement.

              104. "Trust Distribution Process" means Annex A to the Trust Agreement.

              105. "Trust Estate" at any time means all assets of the Trust at such time.

              106. "Trust Expenses" means all expenses of the Trust (including, without limitation, compensation, legal, accounting and other professional fees, expenses relating to the operation of a Claims Resolution Facility, an Other Claims Resolution Facility, disbursements and related expenses, administrative expenses, taxes and related expenses, the cost of liability insurance and reimbursement and indemnification payments), other than payments in respect of Class Member Claims and Third Party Claims and payments made pursuant to
Section 7.16 of the Trust Agreement.

              107. "Trustees" are as defined in Section 7.18 of the Trust Agreement.

              108. "Trustors" mean Continental, CNA Casualty, Columbia, Pacific and Fibreboard Corporation.

              109.  "Unreimbursed Borrowings" means, as of any Distribution
Date:

              (a) the aggregate of the Principal Amounts (not including any Increased Principal Amounts) and Earnings Amounts for all Fiscal Years prior to the Fiscal Year to which such Distribution Date relates, minus

              (b) the aggregate amounts (other than payments from the Reserve Account) actually paid by the Trust for Trust Expenses, Class Member Claims and Third Party Claims for all such prior Fiscal Years.

              110. "Unsettled Claims" shall mean claims of individuals for asbestos-related personal injuries brought against Fibreboard in lawsuits filed prior to August 27, 1993 and that are not Settled Claims. For purposes of this definition, "Unsettled Claims" shall include claims of persons who filed and for cash payment or some other negotiated value dismissed claims against Fibreboard and whose only retained right is to sue Fibreboard upon development of an asbestos-related malignancy.

                                                                       EXHIBIT B


        -----------------------------------------------------------------------


                        FIBREBOARD ASBESTOS COMPENSATION

                                TRUST AGREEMENT

        -----------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II   DECLARATION OF TRUST . . . . . . . . . . . . . . . . . . . . . .  1

             2.1    Name  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
             2.2    Purposes  . . . . . . . . . . . . . . . . . . . . . . . .  1
             2.3    Transfer of Assets  . . . . . . . . . . . . . . . . . . .  2
             2.4    Acceptance of Assets and Assumption of
                    Liabilities . . . . . . . . . . . . . . . . . . . . . . .  2
             2.5    Maintenance of Trustor Privileges and
                    Confidences . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE III  POWERS; TRUST ADMINISTRATION . . . . . . . . . . . . . . . . . .  3
             3.1    Powers  . . . . . . . . . . . . . . . . . . . . . . . . .  3
             3.2    Administration  . . . . . . . . . . . . . . . . . . . . . 10
             3.3    Actions by Trustors . . . . . . . . . . . . . . . . . . . 14
             3.4    Protection of Confidential Information from
                    Disclosure to the Beneficiaries . . . . . . . . . . . . . 14

ARTICLE IV   FUNDS, PAYMENTS AND INVESTMENTS  . . . . . . . . . . . . . . . . 14
             4.1    Funds . . . . . . . . . . . . . . . . . . . . . . . . . . 14
             4.2    Payments  . . . . . . . . . . . . . . . . . . . . . . . . 16
             4.3    Investments . . . . . . . . . . . . . . . . . . . . . . . 16
             4.4    Source of Payments  . . . . . . . . . . . . . . . . . . . 20

ARTICLE V    TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
             5.1    Number  . . . . . . . . . . . . . . . . . . . . . . . . . 21
             5.2    Term of Service . . . . . . . . . . . . . . . . . . . . . 21
             5.3    Appointment of Successor Trustees . . . . . . . . . . . . 22
             5.4    Liability of Trustees, Officers and Employees . . . . . . 23
             5.5    Compensation and Expenses of Trustees . . . . . . . . . . 23
             5.6    Indemnification of Trustees, Officers and
                    Employees . . . . . . . . . . . . . . . . . . . . . . . . 24
             5.7    Trustees' Employment of Experts . . . . . . . . . . . . . 24

ARTICLE VI   SELECT COUNSEL FOR THE BENEFICIARIES . . . . . . . . . . . . . . 25
             6.1    Formation; Duties . . . . . . . . . . . . . . . . . . . . 25
             6.2    Term of Office  . . . . . . . . . . . . . . . . . . . . . 26
             6.3    Appointment of Successor  . . . . . . . . . . . . . . . . 26

             6.4   Compensation, Expenses and Liability of SCB
                   Members . . . . . . . . . . . . . . . . . . . . . . . .    27
             6.5   Resolution of Disputes Involving Approval of
                   the Select Counsel for the Beneficiaries  . . . . . . .    28


ARTICLE VII  GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . .    29
             7.1   Irrevocability  . . . . . . . . . . . . . . . . . . . .    29
             7.2   Termination . . . . . . . . . . . . . . . . . . . . . .    29
             7.3   Amendments  . . . . . . . . . . . . . . . . . . . . . .    30
             7.4   Severability  . . . . . . . . . . . . . . . . . . . . .    30
             7.5   Notices . . . . . . . . . . . . . . . . . . . . . . . .    31
             7.6   Counterparts  . . . . . . . . . . . . . . . . . . . . .    31
             7.7   Successors and Assigns  . . . . . . . . . . . . . . . .    31
             7.8   No Waiver . . . . . . . . . . . . . . . . . . . . . . .    32
             7.9   Headings; Section References  . . . . . . . . . . . . .    32
             7.10  Governing Law . . . . . . . . . . . . . . . . . . . . .    32
             7.11  Dispute Resolution  . . . . . . . . . . . . . . . . . .    33
             7.12  Enforcement and Administration  . . . . . . . . . . . .    33
             7.13  Settlement of Trustees' Accounts  . . . . . . . . . . .    33
             7.14  No Bond Required  . . . . . . . . . . . . . . . . . . .    33
             7.15  Service of Process  . . . . . . . . . . . . . . . . . .    34
             7.16  Lawsuits Against Trustors . . . . . . . . . . . . . . .    34
             7.17  No Disqualification of SCB  . . . . . . . . . . . . . .    35
             7.18  Initial Trustee; Powers . . . . . . . . . . . . . . . .    35

                        FIBREBOARD ASBESTOS COMPENSATION
                                TRUST AGREEMENT

             Trust Agreement ("Trust Agreement") dated as of December 23, 1993, among Continental, CNA Casualty, Columbia, Pacific, and Fibreboard Corporation, as Trustors and Francis McGovern, as Initial Trustee as provided in Section 7.18.
             NOW, THEREFORE, THIS TRUST AGREEMENT WITNESSETH AND IT IS HEREBY DECLARED as follows:

                                   ARTICLE I

                                  DEFINITIONS

             1.1 Capitalized terms used in this Trust Agreement are defined herein or in the Glossary.

                                   ARTICLE II

                              DECLARATION OF TRUST

             2.1 Name. The Trust shall be known as the "Fibreboard Asbestos Compensation Trust," and the Trustees may transact the business and affairs of the Trust in that name.
             2.2    Purposes.  The purposes of the Trust are:
                    (a) to use the assets in the Trust Estate efficiently to deliver fair and equitable compensation to all qualified Beneficiaries consistent with Trust resources, without overpaying or underpaying any Beneficiary and with settlement to be preferred over mediation, mediation to be preferred over arbitration, and arbitration to be preferred over resort to the tort system, all pursuant to the provisions of this Trust Agreement and the Trust Distribution Process;
                    (b)   to enhance and preserve the Trust Estate;
                    (c) otherwise to carry out the provisions of this Trust Agreement and the Trust Distribution Process.
             2.3 Transfer of Assets. On the date of Global Approval Judgment, the Trustors shall transfer and assign to the Trust the amounts provided for in Section 2.3(B) of the Global Settlement Agreement, having heretofore taken any and all steps necessary and prerequisite to such transfer.
             2.4 Acceptance of Assets and Assumption of Liabilities. In connection with and in furtherance of its purposes, and subject to Section 5.4, the Trustees hereby agree to accept on behalf of the Trust the transfer of the assets described in Section 2.3 above and hereby further expressly agree on behalf of the Trust to assume liability or undertake responsibility for all Class Member Claims and those Third Party Claims for which the Trust is responsible under the Global Settlement Agreement and Trust Distribution Process. Except as otherwise provided in the Trust Distribution Process, the Trust shall have all defenses, cross claims, and rights to liens, offsets and recoupment that Fibreboard or any other Trustor would have had under applicable law with respect to the Class Member Claims and Third Party Claims to be assumed by the Trust.
             2.5 Maintenance of Trustor Privileges and Confidences. The Trust shall maintain as privileged and confidential all information expressly designated as such which is provided to it by or on behalf of Fibreboard Corporation or any other Trustor, including without limitation information relating to Fibreboard's products and their distribution, the history of the conduct of Fibreboard's or any other Trustor's business, and Fibreboard's or any other Trustor's defenses and the history of Fibreboard's settlements in asbestos-related personal injury lawsuits. The Trust will not waive the privileged and confidential status of such information without the prior written consent of the Trustor which designated such information privileged and confidential. The Trust shall promptly upon receipt of any subpoena or other formal request for such information notify the Trustor which designated such information as privileged or confidential.

                                  ARTICLE III

                          POWERS; TRUST ADMINISTRATION

             3.1    Powers.
                    (a) Subject to the limitations set forth in this Trust Agreement and the Trust Distribution Process, the Trustees shall have the powers to take any and all actions as in the judgment of the Trustees are necessary or convenient to effectuate the purposes of the Trust, including, without limitation, each power expressly granted in Subsection (b) below and any power reasonably incidental thereto. Unless otherwise specified in this Trust Agreement or the Trust Distribution Process, the Trustees may act by the vote of a majority. All actions by the Trustees shall be taken at a meeting (which may be by conference telephone call at which all participants may hear, and be heard by, each other) of all Trustees or by unanimous written consent that a particular action may be taken without a meeting; provided, however, that any such meeting at which at least two Trustees are present shall be deemed to satisfy the requirement of this sentence if notice of such meeting was given to all Trustees not less than five business days' prior thereto, or if all Trustees have executed, at or prior to such meeting, a waiver of such notice, and all Trustees are given the opportunity to participate in person or by such a conference telephone call.
                    (1) The following actions may be taken only with the unanimous consent of the Trustees:
                          (i) Joining in, engaging in or disengaging from an Other Claims Resolution Facility pursuant to Section 3.1(b)(iii), except that this action shall also require SCB approval.
                          (ii) Appointment or removal of the chief executive officer, chief financial officer or general counsel pursuant to
             Section 3.1(b)(ix).
                          (iii) Taking of structural or other actions to minimize tax on the Trust Estate pursuant to Section 3.2(b)(iv), except that this action shall also require SCB approval.
                          (iv) Approval of annual and quarterly financial statements of the Trust pursuant to Sections 3.2(c)(i) and (ii); provided, however, that after a good faith effort to act unanimously, a majority of the Trustees may grant approval in a writing that shall include either comments of the Trustee who did not join in the approval reflecting the reasons for his or her failure to join in the approval or, if such Trustee is not willing to provide such comments, comments from the other Trustee or Trustees reflecting their understanding as to such reasons.
                          (v) Approval of reports of claims dispositions pursuant to Section 3.2(c)(iii); provided, however, that after a good faith effort to act unanimously, a majority of the Trustees may grant approval in a writing that shall include either comments of the Trustee who did not join in the approval reflecting the reasons for his or her failure to join in the approval or, if such Trustee is not willing to provide such comments, comments from the other Trustee or Trustees reflecting their understanding as to such reasons.
                          (vi) Approval of budgets and cash flow projections pursuant to Section 3.2(d); provided, however, that after a good faith effort to act unanimously, a majority of the Trustees may grant approval in a writing that shall include either comments of the Trustee who did not join in the approval reflecting the reasons for his or her failure to join in the approval or, if such Trustee is not willing to provide such comments, comments from the other Trustee or Trustees reflecting their understanding as to such reasons.
                          (vii) Amendment or waiver of the Trust Agreement other than Sections 2.2, 2.3, 2.4, 2.5, 3.1, 3.2, 3.3, 4.1, 4.2,
             4.3, 4.4, 5.1, 5.2, 5.3, 5.4, 5.6, 5.7, 7.1, 7.2, 7.3, 7.4, 7.7,
             7.8, 7.11, 7.12, 7.13, 7.16, 7.17 and 7.18, except
             that any amendment or waiver of any provision of Article VI shall also require SCB approval.
                          (viii) Approval of the fixed cash payment for Expedited Review Claims pursuant to Trust Distribution Process Section B.2.
                          (ix)    Approval of additional categories of
             Expedited Review Claims pursuant to Trust Distribution Process Section B.2, except that this action shall also require SCB approval.
                          (x) Elimination or suspension of the Expedited Review Option for one or more categories of Class Member Claims pursuant to Trust Distribution Process Section B.2.
                          (xi) Increase in the amount distributable in any Fiscal Year from the Principal Amount to the Increased Principal Amount in accordance with Appendix 1 to the Trust Distribution Process.
                          (xii) Amendment or waiver of Section B.6 of the Trust Distribution Process (but only as to the amounts referred to therein, and except that any such amendment or waiver shall also require SCB approval) or Section F.3.a of the Trust Distribution Process (provided that no such amendment or waiver can advance the time for any payments referred to therein for any Fiscal Year in which any of the Increased Principal Amount was utilized).

                          (xiii) Permitting another Person to join in any claims resolution facility established pursuant to Section 3.1(b)(ii), except that this action shall also require SCB approval.
                    (2) The following actions shall require the approval of a majority of the Trustees and, unless the unanimous approval of the Trustees has been obtained, shall also require the approval of the SCB pursuant to Section 6.1:
                          (i) Approval of the claim forms pursuant to Trust Distribution Process Section B.1.
                          (ii) Approval of the Expedited Review Claim form pursuant to Trust Distribution Process Section B.2.
                          (iii) Approval of form of release pursuant to Trust Distribution Process Section B.4.
                          (iv) Requirement that Beneficiaries submit additional kinds of medical evidence in support of Class Member Claims pursuant to Trust Distribution Process Section B.4.
                          (v) Selection of locations for mediations and arbitrations pursuant to Trust Distribution Process Section C.3.
                    (3) Any provision of the Trust Agreement, the Trust Distribution Process, or the Glossary not expressly described above in Sections 3.1(a)(1) and (2) may be amended or waived with the unanimous approval of each of the Trustors and the Trustees, the approval of a majority of the SCB, and the approval of the Court, and not otherwise.





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
                    (b) Without limiting the generality of Subsection (a) above, the Trustees shall have the power to:
                          (i) receive and hold the Trust Estate, and invest monies held from time to time therein;
                          (ii) establish, supervise and administer a Claims Resolution Facility;
                          (iii) join in or with or engage an Other Claims Resolution Facility to reduce the costs of liquidating Class Member Claims and Third Party Claims;
                          (iv) pay Trust Expenses, Class Member Claims and Third Party Claims Liquidated in accordance with the Trust Distribution Process;
                          (v) borrow money and issue notes and other evidences of indebtedness (which notes or other evidences of indebtedness may exonerate the Trustees from personal liability with respect thereto) in the ordinary course of operations in order to finance the acquisition of equipment or to pay Trust Expenses; provided, however, that no such borrowing shall be for a term in excess of five years or for an amount in excess of $2 million outstanding at any time;
                          (vi) take all actions contemplated hereunder with respect to the Funds of the Trust and establish such reserves and accounts within such Funds as may be useful in carrying out the purposes of the Trust;





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
                          (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitration or other proceeding, including, without limitation, in connection with any Claims Resolution Facility administered by or for the Trust;
                          (viii) adopt and amend bylaws to govern the affairs of the Trust which are consistent with this Trust Agreement, the Trust Distribution Process and the Global Settlement Agreement;
                          (ix) appoint such officers, including a chief executive officer, chief financial officer and general counsel, hire such employees and engage such legal, financial and other advisors and agents as the business of the Trust requires, pay the Trustees and the SCB subject to Sections 5.5 and 6.4 and pay such officers, employees, advisors and agents reasonable compensation;
                          (x) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the Trust (including, without limitation, engaging a Person to act as paying agent, depositary or custodian and pay such third parties reasonable compensation);
                          (xi) enter into the indemnification agreements referred to in Sections 5.6, 6.4(c) and 7.16;
                          (xii) enter into any contract or otherwise engage in any transaction with any Trustee or any Person affiliated with any Trustee,





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
             provided that such contract or such transaction is approved by the unanimous vote of the Trustees who are not parties to or otherwise involved in, and do not have an interest in, such contract or transaction; it being understood that the usual rules prohibiting fiduciaries from dealing with themselves as individuals or from dealing with respect to any matter in which they have a personal interest shall apply to the Trustees; and
                          (xiii) make such elections and determinations with respect to taxes as are deemed by the Trustees to be useful in carrying out the purposes of the Trust.
                    (c) The Trustees shall not have the power to guarantee or assume, directly or indirectly, any debt or borrowings of other Persons.
             3.2    Administration.
                    (a) The accounting period for the Trust shall be the Fiscal Year. The first Fiscal Year shall begin on the date of this Agreement and end on December 31 of the same year. The Trust shall use the accrual method of accounting under generally accepted accounting principles.
                    (b)   (i)     The Trustees shall timely file such income
             tax and other returns and statements, and shall provide for and pay such Trust taxes, as are required to comply with applicable provisions of the Internal Revenue Code and of any state or local law and the regulations promulgated thereunder.





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
                          (ii) For federal income tax purposes, the Trustees and the Trustors intend that the Trust will be taxable either as a Qualified Settlement Fund or a Designated Settlement Fund. Trustors agree to cooperate in providing such information or documents as the Trustees determine are useful for the preparation and filing of tax returns by the Trust. Each of the Trustors agrees to do such other and further things as may be reasonably requested by the Trustees in connection with the tax affairs of the Trust which shall not result in any tax liability or other material liability to any of the Trustors.
                          (iii) The Trustees are hereby designated as the "administrator" of the Qualified Settlement Fund or Designated Settlement Fund for federal income tax purposes within the meaning of Treasury Regulations section 1.468B-2(k)(3). For federal income tax purposes, the taxable year of the Trust shall be the calendar year and the Trust shall use an accrual method of accounting.
                          (iv) The Trustees are authorized to take such structural changes or other actions, as the Trustees deem prudent and appropriate in reducing or minimizing the effect of taxes on the Trust Estate, provided that such changes or actions do not result in any additional tax liability or other material liability to any of the Trustors or directly or indirectly amend any provision of this Agreement or the Trust Distribution Process that cannot be amended except pursuant to Section 3.1(a)(3).





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
                    (c)   (i)     The Trustees shall cause to be prepared, and
             file with the Court, as soon as available and in any event within 90 days following the end of each Fiscal Year, an annual report containing financial statements of the Trust (including, without limitation, a balance sheet of the Trust as of the end of such Fiscal Year and a statement of operations for such Fiscal Year) audited by a nationally recognized firm of independent public accountants selected by the Trustees and certified by such firm.
                          (ii) The Trustees shall cause to be prepared and file with the Court as soon as available and in any event within 45 days following the end of each of the first three quarters of each Fiscal Year, a quarterly report containing financial statements of the Trust (including, without limitation, an unaudited balance sheet of the Trust as of the end of such quarter and a statement of operations for such quarter), certified, subject to normal year-end adjustments (including without limitation as to consistency with the prior Fiscal Year's audited financial statements), by an appropriate officer of the Trust.
                          (iii) Simultaneously with delivery of each set of financial statements referred to in Subsections (i) and (ii) above, the Trustees shall cause to be prepared, approve and file with the Court a report containing a summary (in reasonable detail) of the following information with respect to the period covered by the financial statement:

                          (1)     the number of Class Member Claims Liquidated;
                          (2) the amount of investment income earned by the Trust and the fair market value of the assets of the Trust as of the last business day of the applicable accounting period;
                          (3) the amount of Trust Expenses incurred by the Trust; and
                          (4) a certification as to compliance with the Trust Agreement and Trust Distribution Process, specifically identifying any lack of compliance.
                    (d)     The Trustees shall cause to be prepared
       and approve not later than 30 days nor more than 60 days prior to the commencement of each Fiscal Year annual budgets and cash flow projections for the next five years of the Trust and budgets and cash flow projections for the remaining life of the Trust. The budgets and cash flow projections shall be based on the actual number and type of claims filed against the Trust, the income, expense and claims payment history of the Trust to date as well as projected trends in such items.
                    (e) A copy of all financial statements, reports, budgets and cash flow projections (including any general historical information upon which such budgets and projections are based) prepared by the Trustees pursuant to this Section 3.2 shall be delivered to the SCB and each of the Trustors or their successors and assigns at the time of filing with the Court or, if not filed with the Court, at the time such documents are prepared. The Trustees shall petition the Court each year for approval of the annual financial statements and reports required by Section 3.2(c). The SCB and any of the Trustors shall have standing to object to and be heard on such financial statements and reports. The Trust will provide to any of the Insurers information which it may need in order to pursue any reinsurance claim.
             3.3 Actions by Trustors. All actions by the Trustors shall be taken by unanimous vote, unless otherwise provided to the contrary in this Trust Agreement or the Trust Distribution Process.
             3.4 Protection of Confidential Information from Disclosure to the Beneficiaries. Consistent with the purposes of the Trust, the Trustees have the authority and power to keep confidential from the Beneficiaries such information as the Trust may determine should be protected from disclosure in order to avoid prejudicing the Trust's position in negotiation, mediation, arbitration or litigation of claims presented to the Trust. Nothing contained in this Section 3.4 shall affect the right of the SCB, the Trustees or the Trustors to receive any such confidential information, provided that they shall only use such confidential information for the purpose of conducting their activities in such capacities.

                                   ARTICLE IV

                        FUNDS, PAYMENTS AND INVESTMENTS

             4.1    Funds.
                    (a) There are hereby created within the Trust Estate three Funds, Fund I, Fund II and Fund III.

                    (b) Fund I shall consist of all of the assets transferred to the Trust (including all accrued interest) less $210,000,000 which will be segregated and allocated to Funds II and III. The Trust shall invest the amounts in Fund I subject to the limitations set forth in Section 4.3.
                    (c) Fund II shall consist of $200,000,000 segregated from the assets transferred to the Trust. The Trust shall invest the $200,000,000 subject to the limitations set forth in Section 4.3. No payments of any kind may be made from Fund II until at least 21 years after Global Approval Judgment.
                    (d) Fund III shall consist of $10,000,000 segregated from the assets transferred to the Trust. The Trust shall invest the $10,000,000, subject to the limitations set forth in Section 4.3. No payments of any kind may be made from Fund III until at least 41 years after Global Approval Judgment.
                    (e) Subject to Section 2.2 hereof, the Trustees may, from time to time, create additional reserves and accounts (all of which shall remain part of the Fund from which such amounts were created) within the Trust Estate as they may deem necessary, prudent or useful in order to provide for the payment of Trust Expenses, Class Member Claims and Third Party Claims assumed by the Trust, and may, with respect to any such reserve or account, restrict the use of monies therein.
                    (f) Any investment earnings received with respect to, or other proceeds of, any asset held within any Fund (including any reserve or account which is a part thereof) created hereby or pursuant hereto shall be credited to, and shall be a part of, such Fund.

             4.2 Payments. Payments of Trust Expenses, Class Member Claims and Third Party Claims shall be made from Funds I, II and III and such other reserves or accounts as the Trustees may from time to time establish pursuant to Section 4.1(e). The maximum annual payments which may be made from such Funds for such Trust Expenses, Class Member Claims and Third Party Claims are set forth in Section E of the Trust Distribution Process.
             4.3 Investments. Investment of monies held in the Trust Estate shall be administered in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs with the goal of constructing a reasonably conservative portfolio which minimizes volatility. The Trust shall retain at least two nationally recognized, independent, professional investment advisers or managers to assist in investing the Trust Estate subject to the limitations contained in this Section
4.3. The Trust's investments shall be subject to each and every one of the following limitations and provisions, and, notwithstanding anything to the contrary in this Trust Agreement, the Trust shall not purchase or otherwise acquire the equity, debt obligations or other securities of, assets of, or any interest in any Person, or otherwise extend any credit to or make any investments in any Person other than the investments described below ("Permitted Investments"):
                    (a) The Trust shall not (i) acquire, directly or indirectly, any equity interest in any Person if, immediately following such acquisition, the Trust would hold more than 5% of the equity in such Person or business enterprise, or (ii) hold, directly or indirectly, more than 10% of the equity interest in any Person.

                    (b) The Trust may acquire and hold commercial paper if such commercial paper is rated "Prime-1" or higher by Moody's Investors
Service, Inc. ("Moody's"), "A-1" or higher by Standard and Poor's Corporation ("S&P") or has been given an equivalent rating by another nationally recognized statistical rating agency.
                    (c) The Trust may acquire and hold other corporate debt securities if such securities are rated "A1" or higher by Moody's, "A+" or higher by S&P, or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency.
                    (d) The Trust may acquire and hold equity securities constituting preferred stock if such preferred stock is rated "a1" or higher by Moody's, "A+" or higher by S&P or has been given an equivalent investment grade rating by another nationally recognized statistical rating agency.
                    (e) The Trust shall not acquire or hold any equity securities of any Person unless such equity is in the form of securities which are traded on a national securities exchange in the United States or over the National Association of Securities Dealers Automated Quotation System.
                    (f) The Trust may acquire and hold any equity securities constituting common stock if the long-term debt securities of the issuer are rated "A1" or higher by Moody's, or "A+" or higher by S&P or have been given an equivalent rating by another nationally recognized statistical rating agency.
                    (g) The Trust may acquire and hold certificates of deposit issued by and bankers' acceptances of and interest bearing deposits with any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $1,000,000,000, if all publicly held long-term debt securities, if any, of such bank and the holding company, if any, of which such bank is a Subsidiary meet the standards set forth in Section 4.3(c).
                    (h) The Trust may acquire and hold repurchase obligations if (1) in the opinion of the Trustees, they are adequately collateralized, (2) the collateral constitutes investment instruments that would otherwise constitute Permitted Investments hereunder and (3) such obligations are entered into with either a nationally recognized investment banking firm or a commercial bank meeting the requirements set forth in Section 4.3(g).
                    (i) The Trust may acquire and hold marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency or instrumentality thereof.
                    (j) The Trust may acquire and hold marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof if such securities are rated "A1" or higher by Moody's, "A+" or higher S&P, or have been given an equivalent rating by another nationally recognized statistical rating agency.
                    (k) The Trust may acquire and hold equity, bond, money market and other funds organized under the laws of the United States or any state thereof that invest solely in any of the foregoing investments permitted under Sections 4.3(b) through (j).

                    (l) The Trust may enter into futures and options arrangements, and interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements solely for the purposes or protecting against fluctuations in the principal of, or interest or currency exchange rates on, the Trust's investments, provided that the net obligations of the Trust in respect thereof shall not exceed 5% of the Trust Estate at any time.
                    (m) The Trust shall not acquire or hold any obligations or securities denominated in a currency other than U.S. Dollars without substantially hedging against fluctuations in such currency, provided that the net obligations of the Trust in respect thereof shall not exceed 5% of the Trust Estate at any time.
                    (n) The Trust shall not acquire or hold any equity, debt securities or other instruments or obligations of any Person (other than debt securities or other debt instruments described in Section 4.3(i) or any fund described in Section 4.3(k) investing solely in the foregoing) if the aggregate market value of all equity, debt securities and other instruments and obligations of such Person held by the Trust would exceed 5% of the aggregate value of the Trust Estate.
                    (o) The Trust shall not (i) acquire any equity securities of any Person if, following such acquisition, the aggregate market value of all equity securities held by the Trust would exceed 50% of the aggregate value of the Trust Estate, or (ii) hold any equity securities to the extent that the aggregate market value of all equity securities held by the Trust would exceed 60% of the aggregate value of the Trust Estate.
                    (p) The Trust may acquire and hold mutual funds investing in "baskets" of securities designed to track the performance of the S&P 500 stock index or the Lehman Brothers Aggregate Bond Index, provided that the aggregate obligations of the Trust in respect thereof, together with the aggregate market value of all equity securities held by the Trust, shall not exceed 60% of the aggregate value of the Trust Estate at any time.
                    (q) The Trust may acquire and hold investments of a type not permitted under Subsections (b)-(l) or (p) above in an aggregate amount not to exceed 5% of the aggregate value of the Trust Estate at any time.
             4.4 Source of Payments. All Trust Expenses and payments in respect of Class Member Claims and Third Party Claims shall be payable solely out of the Trust Estate. Neither the Trustees nor any officer, agent or employee of the Trust nor any of the Trustors nor any of their Subsidiaries nor any Affiliate, director, officer, employee or agent of the Trustors or any of their Subsidiaries nor any member of the SCB shall be liable for the payment of any Trust Expense, Class Member Claim or Third Party Claim or other liability of or on account of the Trust, and no Person shall look to any of the foregoing Persons for payment of any such expense or liability.

                                   ARTICLE V

                                    TRUSTEES

             5.1 Number. Prior to the appointment of the Trustees hereunder, the provisions of Section 7.18 shall govern. Thereafter, there shall be three Trustees at all times (other than during the period contemplated by Section 5.3(b)), described as the Class A, B and C Trustees. Each Trustee shall be an individual who has substantial professional experience related to one or more of the purposes of the Trust and who is able to devote the necessary time and resources to his or her duties hereunder, it being understood that whenever possible any person named to serve as a Trustee will have experience concerning asbestos litigation, although failure to have such experience will not in and of itself disqualify any Person from service as a Trustee. No Trustee may simultaneously hold another office or position in the Trust.
             5.2    Term of Service.
                    (a) The initial term of the Class A, B and C Trustees are four, five and six years, respectively. Thereafter, each Trustee shall serve a five-year term. In each case the term of the Trustee shall be terminated upon death, resignation pursuant to Subsection (b) below or removal pursuant to Subsection (c) below.
                    (b) Any Trustee may resign at any time by written notice to each of the remaining Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than 90 days after the date such notice is given unless all of the Persons entitled to appoint the resigning Trustee's successor under Section 5.3(a) consent to a different date.





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
                    (c) Any Trustee may be removed for cause by the Court upon application of any of the Trustors or a majority of the SCB.
                    (d)   Any Trustee may be reappointed for additional terms.
                    (e) Any successor Trustee filling an unexpired term shall serve until the end of such term.
             5.3    Appointment of Successor Trustees.
                    (a) In the event of a vacancy in the position of a Trustee, the vacancy shall be filled by the SCB in the case of a Class A or Class B Trustee or by the Trustors in the case of the Class C Trustee.
                    (b) If the SCB or the Trustors, as the case may be, fail to appoint a successor Trustee pursuant to Subsection (a) above who accepts such appointment in writing within 90 days after the occurrence of the vacancy in the position of a Trustee, the remaining Trustees shall apply to the Court, which shall appoint a successor Trustee or successor Trustees. For a period of 10 days after the occurrence of the vacancy in the position of a Trustee, no vote on any action requiring the unanimous consent of the Trustees shall be permitted to occur.
                    (c) Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor, or for any Trust act or omission which occurred prior to his or her





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
appointment, unless such act or omission is expressly ratified by the successor Trustee after his or her appointment.
             5.4 Liability of Trustees, Officers and Employees. No Trustee, officer or employee of the Trust shall be liable to the Trust, any Beneficiary or any other Person except for his own gross negligence or willful misconduct. No Trustee, officer or employee of the Trust shall be liable for any act or omission of any other officer, agent or employee of the Trust unless the Trustee, officer or employee acted with gross negligence or willful misconduct in the selection or retention of such officer, agent or employee.
             5.5    Compensation and Expenses of Trustees.
                    (a) Each of the Trustees shall receive compensation from the Trust for his or her services as Trustee in the amount of $100,000 per annum plus, after the first 12 days during which the Trustee has performed the services described below in this sentence, $1,000 per diem for each meeting of the Trustees or any committee or subcommittee thereof attended by such Trustee, reduced proportionately to account for any fraction of a day spent on such duties in the case of any such meeting not attended in person, or for special duties performed by such Trustee on behalf of the Trust, reduced proportionately to account for any fraction of a day spent on such duties, and $500 for each day of substantial travel in connection with attendance at any such meeting or performance of any such special duties. Such compensation amounts shall be increased or decreased annually at the rate of the Consumer Price Index for urban wage earners and clerical workers (U.S. City Average) unadjusted for seasonal variation, published by the Bureau of Labor Statistics of the United States Department of Labor, or otherwise by the Trustees with the approval of the Court. In the event that at any time the Trustees determine that the amount of time required to perform their duties as Trustees has substantially decreased, they shall in good faith determine whether a reduction in their compensation is warranted.
                    (b) All reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder shall be paid by the Trust or, if paid by a Trustee, shall be promptly reimbursed to such Trustee by the Trust.
             5.6 Indemnification of Trustees, Officers and Employees. The Trustees, officers and employees of the Trust shall be indemnified by the Trust to the fullest extent permitted under applicable law against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder, except any liability, expense, claim, damage or loss as to which they are liable under Section 5.4. The Trustees, officers and employees of the Trust shall be entitled to advancement of attorneys' fees and expenses from the Trust for the purposes set forth in this
Section 5.6 to the fullest extent permitted under applicable law.
             5.7 Trustees' Employment of Experts. The Trustees may, but shall not be required to, consult with independent, outside counsel, accountants, appraisers, investment bankers and other parties reasonably selected and determined in good faith by the Trustees to be qualified as experts on the matters submitted to them, except as otherwise expressly provided in this Trust Agreement, and the opinion of any such





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
parties on any matters submitted to them by the Trustees shall be full and complete justification for any action taken or not taken by the Trustees hereunder in good faith and in reasonable reliance upon the written opinion of any such expert.

                                   ARTICLE VI

                      SELECT COUNSEL FOR THE BENEFICIARIES

             6.1 Formation: Duties. The SCB shall consist of five lawyers chosen to represent the interests of the Beneficiaries, and the initial four SCB lawyers shall be Joseph Rice; Joseph Cox; Harry Wartnick; and Steven Kazan. The fifth SCB lawyer shall be selected unanimously by the initial four lawyers on or before January 14, 1994. If the initial four SCB members are unable to reach unanimous agreement on the identity of the fifth SCB member, the four SCB members shall appear in Court on January 17, 1994, and with the assistance of the Court, work day to day until agreement is reached. In giving their approval or in acting pursuant to this Agreement the members of the SCB shall act in the best interests of the Beneficiaries and consistent with the purposes of the Trust. The SCB shall hold an annual meeting to which all lawyers who have submitted a Class Member Claim to the Trust during the past five years shall be invited and be entitled to be present. The SCB shall give a report to the annual meeting describing the activities of the Trust for the prior year, including any approvals given by the SCB pursuant to this Agreement and/or the Trust Distribution Process and all matters on which the Trustees have indicated that they intend to seek the approval of the SCB during the following year. In giving approval to the Trustees, the SCB shall





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
consider in good faith all recommendations made at such annual meeting. The Trustees shall consult with the SCB on the implementation and administration of the Trust Distribution Process. The Trustees may consult with the SCB on any matter affecting the Trust, and, as provided in Section 3.1(a), certain actions by the Trustees shall require the prior approval of the SCB. All approvals of the SCB shall be by majority vote.
             6.2    Term of Office.
                    (a) Each member of the SCB shall serve for the duration of the Trust, subject to the earlier of his or her death, resignation, or removal.
                    (b) Subject to section 6.3(a) hereof, any member of the SCB may resign at any time by written notice to each of the remaining members specifying the date when such resignation shall become effective.
                    (c) Any member of the SCB may be removed for cause by the Court upon joint application of all of the other SCB members.
             6.3    Appointment of Successor.
                    (a) A vacancy in the SCB caused by the resignation of an SCB member shall be filled with an individual nominated by the resigning SCB member and approved by the unanimous vote of all SCB members. The resigning SCB member's resignation shall not be effective until such approval is obtained and the successor SCB member has accepted the appointment.
                    (b) In the event of a vacancy in the membership of the SCB other than one caused by resignation as aforesaid, the vacancy shall be filled by the unanimous vote of the remaining member(s) of the SCB.





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
             6.4    Compensation Expenses and Liability of SCB Members.
                    (a) Each member of the SCB shall receive compensation from the Trust for his or her services in the amount of $1,000 per diem for travel related to and attendance at the SCB meetings attended in person by such member, and $1,000 per diem (adjusted proportionately to account for any fraction of a day spent on, or in travel in connection with, such duties) for work done by the members of the SCB (other than attending SCB meetings in person) in carrying out their duties and responsibilities under the Trust Agreement. Such compensation shall be payable as determined the Trustees, but not less frequently than quarterly. Such per diem amount shall be increased or decreased annually pro rata with the amount that the per diem for meetings paid to the Trustees is increased or decreased pursuant to Section 5.5.
                    (b) The reasonable out-of-pocket costs and expenses incurred by SCB members in connection with the performance of their duties hereunder, together with the reasonable fees and expenses of their counsel, shall be paid by the Trust or, if paid by a member of the SCB, shall be promptly reimbursed to such member by the Trust.
                    (c) Liability of SCB. No present or former member of the SCB shall be liable to the Trust, any Beneficiary or any other Person except for his own gross negligence or willful misconduct. All present or former members of the SCB shall be indemnified by the Trust to the fullest extent permitted under applicable law against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder or in serving as Class Counsel, except any liability, expense, claim, damage or loss as to which they are liable under this Section. No present or former member of the SCB shall be liable personally for any act or omission of his or her predecessor, or for any act or omission of the SCB which occurred prior to his or her appointment, unless such act or omission is expressly ratified by such person after his or her appointment. The present and former members of the SCB shall be entitled to advancement of attorneys' fees and expenses from the Trust for the purposes set forth in this subsection
(c) to the fullest extent permitted under applicable law.
             6.5 Resolution of Disputes Involving Approval of the Select Counsel for the Beneficiaries.
                    (a) Approval Procedures. In any circumstance arising under this Trust Agreement or the Trust Distribution Process where the Trust makes a decision with respect to matters which require the approval of the SCB, the Trust shall:
                          (i) provide the SCB with reasonable access to experts retained by the Trust and to Trust staff during such time as the decision is being made;
                          (ii) bring the proposed decision to the attention of the SCB; and
                          (iii) unless the circumstances prevent, provide the SCB no fewer than 10 days to comment with respect to such proposed decision.

             In the event the SCB disagree with the Trust's decision, they shall express their view as fully as possible to the Trust and make such counterproposal as may be appropriate. The Trust and the SCB shall thereupon consult in an effort to reach agreement.

                    (b) Approval in Writing. The approval of the SCB, when required under the Trust Agreement or the Trust Distribution Process, must be in writing to be effective; provided, however, that in the event the SCB fails to approve or disapprove an action requiring SCB approval pursuant to Section 3.1(a) within 30 days of notice of proposed action by the Trust, the SCB shall be deemed to have approved such action.
                    (c) Access to Financial Information. Subject to entry into an appropriate confidentiality agreement where applicable, the Trust shall make available to the SCB any investment banking or other financial, accounting or statistical information available to the Trust relating to issues to be discussed and/or as to which the approval of the SCB is required.

                                  ARTICLE VII

                               GENERAL PROVISIONS

             7.1    Irrevocability.  The Trust is irrevocable.
             7.2    Termination.
                    (a) The Trust shall terminate on the date (the "Termination Date") which is the earlier of (1) the first date on which all Class Member Claims and Third Party Claims filed with or against the Trust have been resolved, 24 consecutive months have elapsed during which no such claim has been filed with the Trust and approval of such termination by the Court has been obtained upon joint application of all of the Trustees and a majority of the SCB; or (2) 21 years less 91 days pass after the death of the last survivor of any of the descendants of Joseph P. Kennedy living on the date hereof.
                    (b) On the Termination Date, after payment of all liabilities of the Trust have been provided for, the Trust shall be dissolved, and all of the Trust's assets shall be applied to such charitable purposes as the Trustees in their reasonable discretion, after consultation with the SCB, shall determine, which charitable purposes, if practicable, shall relate to occupational health.
             7.3    Amendments.
                    (a) This Trust Agreement may only be amended or waived as provided in Section 3.1(a). Thirty days' advance written notice of any proposed amendment or waiver shall be given to the SCB and the Trustors.
                    (b) The Trust Distribution Process may only be amended or waived as provided in Section 3.1(a) of this Trust Agreement and, where applicable, Section H.7 of the Trust Distribution Process. Thirty days' advance written notice of any proposed amendment or waiver of the Trust Distribution Process shall be given to the SCB, the Trustors and, where appropriate,the Representative Defendant.
                    (c) The definitions used in this Trust Agreement or in the Trust Distribution Process and contained in the Glossary may be amended or waived only if and in the same manner as the Section of this Trust Agreement or the Trust Distribution Process in which such definition is used may be amended or waived.
             7.4 Severability. Should any provision of this Trust Agreement or the Trust Distribution Process be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement or the Trust Distribution Process.
             7.5 Notices. Notices to Persons asserting claims shall be given at the address of such Person, or, where applicable, such Person's legal representative, in each case as provided on such Person's proof of claim. Any notices or other communications required or permitted hereunder shall be in writing and (a) delivered at, or sent by telex or telecopy to, the addresses designated in Section 8.13 of the Global Settlement Agreement or, in the case of the Trustees, the addresses provided by the Trustees to the Trust, the SCB and the Trustors, or (b) mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or to such other address or addresses as may hereafter be furnished by any of the Trustors, the Trust or the Trustees or the SCB to the others.
             All such notices and communications shall be effective when delivered at the designated addresses or when the telex or telecopy communication is received at the designated addresses and confirmed by the recipient by return telex or telecopy in conformity with the provisions hereof.
             7.6 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.
             7.7 Successors and Assigns. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Trustors, the Trust, the Trustees, the SCB and their respective successors and assigns, except that neither the Trustors nor the Trust nor any Trustee, nor the SCB members may assign or otherwise transfer any of its, his or her rights or obligations under this Trust Agreement except, in the case of the Trust and the Trustees, as contemplated by Section 7.2.
             7.8 No Waiver. No failure to exercise or delay in exercising any right, power or privilege hereunder or under the Trust Distribution Process shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under the Trust Distribution Process preclude any further exercise thereof or any other right, power or privilege. The rights and remedies provided herein or in the Trust Distribution Process are cumulative and are not exclusive of rights under law or in equity.
             7.9 Headings: Section References. The headings used in this Trust Agreement and in the Trust Distribution Process are inserted for convenience only and neither constitute a portion of this Trust Agreement or the Trust Distribution Process nor in any manner affect the construction of the provisions of this Trust Agreement or the Trust Distribution Process. All references in this Trust Agreement or in the Trust Distribution Process to "Sections," unless otherwise expressly indicated, shall be deemed to refer to sections of the document in which such reference appears.
             7.10 Governing Law. This Trust Agreement and the Trust Distribution Process shall be governed by, administered under and construed in accordance with, the laws of the State of Texas.

             7.11 Dispute Resolution. Any disputes which arise under this Trust Agreement or the Trust Distribution Process shall be resolved by the Court, except as otherwise provided herein or in the Trust Distribution Process.
             7.12 Enforcement and Administration. The provisions of this Trust Agreement and the Trust Distribution Process shall be enforced and administered by the Court.
             7.13 Settlement of Trustees' Accounts. Notwithstanding any state law to the contrary, the Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees, whether such account is rendered by the Trustees themselves or is sought by any Beneficiary or other Person. The Trustees shall render successive accounts covering periods of not more than one Fiscal Year, commencing on the first completed Fiscal Year of the Trust or the last day of the prior accounting period, as the case may be, except that an account shall be rendered for the period ending on the date of the death, resignation, removal or retirement of any Trustee. Upon the acceptance of any such account by the Court after hearing on notice to the SCB, the Trustors and such other parties as the Court shall designate, the Trustees shall be discharged from any further liability or responsibility to any Beneficiary or other Person as to all matters embraced in such account.
             7.14 No Bond Required. Notwithstanding any state law to the contrary, each Trustee (including any successor Trustee) shall be exempt from giving any bond or other security in any jurisdiction.

             7.15 Service of Process. Service of process upon any of the Trustees in an action or proceeding under Sections 7.11, 7.12 or 7.13 shall be effective upon delivery to the address set forth in Section 7.5. Successor Trustees, by acceptance of their appointment as such, shall be deemed to have approved this method of service.
             7.16 Lawsuits Against Trustors. Except as provided in Section 2.4(a) of the Global Settlement Agreement as to Fibreboard Corporation, the Trust shall defend and indemnify the Fibreboard, Continental and Pacific Releases against and hold them harmless from any costs, fees, claims, liabilities, settlements or judgements incurred or occurring after Global Approval Judgement and resulting, directly or indirectly, from the assertion against any of them of any Class Member Claim or Third Party Claim. This obligation shall include without limitation any such claim to the extent that, after Global Approval Judgment, that claim attacks the validity or enforceability of the Global Approval Judgment, but shall exclude any Additional Policy Claims or Express Indemnity Claims that are the subject of a waiver by the Insurers or Fibreboard under Section 6.3(C) of the Global Settlement Agreement. The defense of any such lawsuit will be tendered to the Trust and any defense costs or indemnity obligation will be paid by the Trust for so long as funds remain in Funds I, II and III. The Trustors may, at their own expense, elect to participate with the Trust in the defense of any such action or claim. Amounts paid to or on behalf of the Fibreboard, Continental and Pacific Releasees pursuant to this Section shall not be limited in any manner, including by the provisions of Section E of the Trust Distribution Process. The provisions of this

Section 7.16 shall only be applicable after Global Approval Judgment, subject to Section 2.7(B) of the Global Settlement Agreement.
             7.17 No Disqualification of SCB. No member of the SCB shall be disqualified solely by reason of his or her service as an SCB member from serving as counsel for any Class Member in connection with submission of any Class Member Claim to the Trust, nor shall service as such counsel be deemed to create a conflict of interest with respect to service to the Trust as an SCB member. No SCB member shall take any action in his or her capacity as such that would prefer the interests of his or her clients over the interests of similarly situated Beneficiaries generally.
             7.18 Initial Trustee; Powers. In the event that as of the date of execution of the Global Settlement Agreement, the Trustees have not been selected, then:
                    (a) On that date, the Trustors shall contribute $100 to the Trust. Francis McGovern shall be the sole initial trustee ("Initial Trustee"). The Initial Trustee shall have only the power to take those ministerial and administrative actions necessary or desirable to apply for a letter ruling from the Internal Revenue Service pursuant to Section 8.1 of the Global Settlement Agreement and preserve the existence of the Trust until Trustees are appointed hereunder. The Initial Trustee shall not have authority to make any discretionary decisions, waivers or amendments to the Trust Agreement.
                    (b) No later than January 14, 1994, the Trustors and the Class Counsel (as defined in the Global Settlement Agreement) shall select three trustees, who shall be the original Class A, Class B and Class C Trustees (such persons, and their successors appointed pursuant to Section 5.3, being referred to as the "Trustees").

Trustors and Class Counsel have agreed to confer to attempt to reach joint agreement as to the selection of all three original Trustees. If Trustors and Class Counsel cannot agree, Class Counsel will unanimously select the Class A and B Trustees and Trustors will unanimously select the Class C Trustee.
Absent agreement among Class Counsel as to the selection of the Class A and B Trustees, or among Trustors as to the selection of the Class C Trustee, all Class Counsel and/or all Trustors agree to appear in Court on January 17, 1994, and with the assistance of the Court, to work from day to day until agreement on the selection of the Trustee(s) for whom they are responsible is reached. Upon acceptance of this Trust Agreement by the original Class A, Class B and Class C Trustees, the Initial Trustee shall resign.
             IN WITNESS WHEREOF, the parties have executed this Trust Agreement on this 23rd day of December, 1993.

                             TRUSTORS:
                             FIBREBOARD CORPORATION

                             By:      /s/ MICHAEL R. DOUGLAS
                                      ----------------------------------------
                             Title:   Senior Vice President & General Counsel
                                      ----------------------------------------

                             COLUMBIA CASUALTY COMPANY

                             By:        /s/ LAURENS F. TERRY
                                      ----------------------------------------
                             Title:     Vice President
                                      ----------------------------------------

                             CONTINENTAL CASUALTY COMPANY

                             By:        /s/ LAURENS F. TERRY
                                      ----------------------------------------
                             Title:     Vice President
                                      ----------------------------------------

                             CNA CASUALTY COMPANY OF
                             CALIFORNIA

                             By:        /s/ LAURENS F. TERRY
                                      ----------------------------------------
                             Title:     Vice President
                                      ----------------------------------------

                             PACIFIC INDEMNITY COMPANY

                             By:        /s/ JOHN J. DEGNAN
                                      ----------------------------------------
                             Title:     Senior Vice President
                                      ----------------------------------------

                             INITIAL TRUSTEE:

                               /s/ M. IWEN
                             -------------------------------------------------

                           TRUST DISTRIBUTION PROCESS

                         ANNEX A TO THE TRUST AGREEMENT

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
A.  Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

B.  The Claim Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.  Submitting a Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    2.  Expedited Review Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    3.  Ordering of Claims for Processing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    4.  Initial Evaluation of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    5.  Further Claims Processing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.  Second (Malignant) Injury Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    7.  Audit Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    8.  Exigent Health and Extreme Hardship Claims . . . . . . . . . . . . . . . . . . . . . . . .  9
    9.  Withdrawal of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

C.  ADR Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    1.  Mediation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    2.  Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    3.  Location for ADR Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

D.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    1.  Mandatory Settlement Conference. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    2.  Procedural Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

E.  Funds for Payment of Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    1.  Fund I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
        a.  Commencement of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
        b.  Distributable Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
        c.  Distribution of Remaining Balance. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    2.  Fund II. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
        a.  Commencement of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
        b.  Distributable Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
        c.  Distribution of Remaining Balance. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    3.  Fund III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
        a.  Commencement of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
        b.  Distributable Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
        c.  Distribution of Remaining Balance. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    4.  Determination of Distributable Amount for Each Fund .  . . . . . . . . . . . . . . . . . . 22

F.  Order, Timing and Limitations on Payments of Claims  . . . . . . . . . . . . . . . . . . . . . 22
    1.  Eligibility for Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    2.  Order of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23







    3.  Terms of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        a.  Claims Resolved Outside the Tort System . . . . . . . . . . . . . . . . . . . . . . .  25
        b.  Claims Resolved in the Tort System  . . . . . . . . . . . . . . . . . . . . . . . . .  25
    4.  Deferral of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    5.  Limitation on Payment of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

G.  All Claims Resolved Pursuant to the Trust Distribution Process  . . . . . . . . . . . . . . .  27

H.  Defendant Class Member Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    1. Claims Liquidated Before Judgment Against Defendant Class Members  . . . . . . . . . . . .  29
       a.  Calculation of Set-Off Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       b.  Status of the Trust at Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       c.  Discovery and Informational Issues . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    2. Claims Not Liquidated When Verdict or Judgment Obtained Against Defendant Class Members  .  31
       a.  Effect of Verdict or Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       b.  Retention of Several Liability Claim . . . . . . . . . . . . . . . . . . . . . . . . .  32
       c.  Payment of Verdict or Judgment   . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    3. Tort System Claims Against the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    4. Litigation Between Defendant Class Members and Settlement Class Members  . . . . . . . . .  34
    5. Pursuit of Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       a.  Defendant Class Member to Stand in Settlement Class Members' Stead . . . . . . . . . .  35
       b.  Resolution of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       c.  Processing and Payment of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       d.  Multiple Claims or Multiple Third Party Claims . . . . . . . . . . . . . . . . . . . .  37
    6. Cooperation for Court Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    7. No Modification Without Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

I. Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

J. Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

APPENDIX 1 TO THE TRUST DISTRIBUTION PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

SCHEDULE A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

                           TRUST DISTRIBUTION PROCESS

                         ANNEX A TO THE TRUST AGREEMENT

            This Trust Distribution Process creates the procedures for submitting, processing and paying Class Member Claims and Third Party Claims. Capitalized terms used in this Trust Distribution Process are defined herein or in the Glossary.

A.   OVERVIEW.

            The primary goal of the Trust is fair and equitable treatment for all Beneficiaries consistent with Trust resources. This Trust Distribution Process furthers that goal by establishing procedures that are intended to process and evaluate Class Member Claims of Beneficiaries impartially, pay all Class Member Claims over time, and maintain reasonable reserves for any Class Member Claims in excess of projections. The Trustees shall implement and administer this Trust Distribution Process in accordance with their duties under the Trust Agreement.

            The claims resolution process begins with a proof of claim. The Trust then makes a determination whether the claim meets the criteria for any of the five Scheduled Diseases: Mesothelioma, Lung Cancer, Other Cancer, Asbestos Lung Disease I ("ALD-1") and Asbestos Lung Disease II ("ALD-2"). If the claim meets the criteria for a Scheduled Disease, it will be evaluated based on factors that have significance in the resolution of similar claims by settlement or trial, including but not limited to the factors set forth in Schedule A hereto. If the claim does not meet the criteria for one of the

Scheduled Diseases, the Trust will evaluate whether it nonetheless asserts a compensable claim for an asbestos-related injury.
            After evaluation, the Trust will make a good faith settlement offer or advise the Beneficiary of the reasons for rejecting the claim. The Beneficiary may either accept or reject that offer or negotiate further with the Trust. If the Beneficiary rejects the Trust's offer, he or she may submit supplemental information to the Trust and have his or her claim reevaluated by the Trust and/or negotiate further with the Trust. If negotiation with the Trust fails, the Beneficiary shall, if he or she wishes to pursue the claim, proceed to mediation and then to binding or nonbinding arbitration. Beneficiaries may bring an action against the Trust in the tort system only after they have participated in good faith in both mediation and nonbinding arbitration and have rejected the award in a nonbinding arbitration.
            Beneficiaries must also appear at a mandatory settlement conference under the auspices of the Court before proceeding to the tort system. If a Beneficiary rejects settlement following the settlement conference, he or she may elect immediate binding arbitration or exit to the tort system. No punitive damages, pre-judgment or post-judgement interest, damages for risk of cancer, or compensatory damages beyond Fibreboard's own share will be allowable in the tort system. Judgments may be collected only as provided in this Trust Distribution Process.
            Similar claims-handling procedures (described in Section H below) apply to certain Third Party Claims including those of Defendant Class Members who succeed to Class Member Claims.

            Class Member Claims and Third Party Claims will be eligible for payment once they are Liquidated, whether by settlement, arbitration, or judgment. Judgments or claims settled after exit to the tort system will normally be paid out over a five-year period, while claims resolved without resort to the tort system will normally be paid out over a three-year period. Total payments from the Trust in each year for Trust Expenses, Class Member Claims and Third Party Claims are limited to the amounts set forth in Section
E. While the Trust is expected to be able to pay all claims as Liquidated yearly, if amounts available are insufficient to make all payments due on Liquidated claims in any year, claims for Mesothelioma and Lung Cancer will be paid first, then Other Cancer and ALD-1 claims, then ALD-2 claims, and then Residual Claims, whether any such claims have been Liquidated by settlement, arbitration or judgment. Within each of those categories, claims will be paid in the order of the date on which a release is received by the Trust (for settled claims), an arbitration ruling is rendered (for claims resolved through arbitration) or a judgment becomes final (for claims resolved in the tort system). Class Member Claims and Third Party Claims which cannot be paid because the amount available for that year is insufficient to make all payments due on such claims will be deferred for payment (FIFO within their payment categories) until the following year.

B.   THE CLAIM PROCEDURE.

     1. SUBMITTING A CLAIM. Other than Interim Claims submitted pursuant to Article 7 of the Global Settlement Agreement, commencing on February 14, 1994, any Beneficiary may submit a claim to the Trust. To do so, the Beneficiary shall provide to





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the Trust, on forms approved by the Trustees and the SCB, a proof of claim including at least the following information concerning the Exposed Person: name, address, social security number, date of birth, date of death (if applicable), marital status and number and age of dependents, spouse's name and social security number, occupation, smoking history, year of first exposure to any asbestos or asbestos-containing products, identification and source of identification of asbestos-containing products manufactured or supplied by Fibreboard to which the Exposed Person was exposed, the work sites where the Exposed Person was exposed to asbestos or to Fibreboard asbestos, the years of such exposures including specific descriptive comments concerning the duration and intensity of such exposure, the status of related workers compensation or civil litigation regarding asbestos exposure, and the Scheduled Disease, if any, for which the Beneficiary believes the claim qualifies or a statement of the disease or injury the Beneficiary asserts he or she has if he or she does not believe he or she qualifies for a Scheduled Disease. In addition, the Beneficiary shall provide the Trust with a Medical Report, a PFT Report and a B-reader Report, and, in Malignancy Claims, a pathology report (where available).
     2. EXPEDITED REVIEW OPTION. The Trust may establish a process for expedited review of ALD-2 claims by persons desiring an accelerated settlement of their claim at a fixed amount ("Expedited Review Claims"). A Beneficiary seeking such expedited review shall submit an abbreviated proof of claim for expedited review by the Trust. The abbreviated proof of claim shall provide the following information concerning the Exposed Person: name, address, social security number, date of birth, date of death (if applicable), marital status, spouse's name and social security number, occupation, the





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Scheduled Disease for which the Beneficiary believes the claim qualifies, the work sites where the Exposed Person was exposed to asbestos or to Fibreboard asbestos and such information requested by the Trust that adequately demonstrates exposure to asbestos or asbestos-containing products and to Fibreboard asbestos or asbestos-containing products. In addition, the Beneficiary shall supply the Trust with a Medical Report. The Trust will expeditiously review the abbreviated proof of claim and may, but is not required to, offer to settle such Expedited Review Claims for a single fixed cash payment of an amount and on a time schedule established from time to time by the Trust. If the Trust determines not to offer to settle an Expedited Review Claim, the Beneficiary may submit a proof of claim as set forth in Section B.1.
            The Trust may establish additional categories of Expedited Review Claims with differing fixed cash payments and differing information requirements. In addition, the Trust may eliminate or suspend the Expedited Review Claim option for one or more categories of Class Member Claims if it determines that such option is encouraging the filing of claims that would not otherwise be eligible for payment under these procedures or is using a disproportionate share of the Trust's assets.
     3. ORDERING OF CLAIMS FOR PROCESSING. Claims shall be ordered for processing by the Trust in the manner described in this Section. As a general practice, the Trust shall review its claims files on a regular basis and notify all Beneficiaries whose claims are likely to be processed in the near future.
A Beneficiary's position in the FIFO queue for processing will be determined by the date of receipt by the Trust of a properly completed proof of claim form, and among claims received the same day, by the date of





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diagnosis of the disease on which the claim is based.  Where the Beneficiary has filed an incomplete proof of claim, the Trust shall notify the Beneficiary of the need for additional information and shall not process the claim until the file is complete. A Beneficiary shall not receive a position in the FIFO processing queue until his or her proof of claim is properly completed.
     4. INITIAL EVALUATION OF CLAIMS. As a proof of claim is reached in the FIFO queue, the Trust shall evaluate it to determine whether the claim qualifies as one of the five Scheduled Diseases. A Beneficiary's right to assert a valid claim for an asbestos-related injury or disease is in no way prejudiced by failure of his or her asbestos-related injury or disease to qualify as one of the Scheduled Diseases. If a Scheduled Disease is determined to exist, the Trust shall evaluate the Beneficiary's claim using factors relevant to the resolution of asbestos claims for that Scheduled Disease by settlement or trial, including the factors set forth in Schedule A hereto. If the Trust concludes that the Beneficiary's injury or disease does not meet the criteria for a Scheduled Disease, it shall determine whether the Beneficiary nonetheless asserts a meritorious claim for an asbestos-related injury or disease and shall evaluate the claim using factors relevant to the resolution of similar claims by settlement or trial. If the Trust accepts for disposition a claim with respect to a disease which is not a Scheduled Disease, the Trust shall place it in a Schedule Category based on which Scheduled Disease it most closely resembles.
            In addition to the medical evidence which Beneficiaries are required to submit with initial proof of claim or submit as part of any supplemental information





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provided to the Trust, the Trust may require that additional kinds of medical evidence be provided. The Trust may obtain additional medical evidence which it believes necessary to evaluate any claim.
            Once its evaluation is completed, the Trust shall make a written good faith offer of settlement based upon such evaluation or advise the Beneficiary of the reasons for rejecting the claim. Such responses shall be sent to the Beneficiary's counsel or representative, if any, or to the Beneficiary. The claim shall not be processed further until the Trust receives a response from the Beneficiary. The Beneficiary and the Trust shall then negotiate in good faith toward a resolution of the claim. Once the Trust receives confirmation of resolution of the claim, it shall forward an appropriate form of release approved by the Trust to the Beneficiary's counsel or representative, or to the Beneficiary. The claim's eligibility for payment under Section F shall be based on the date the executed release with respect to a resolved claim is received by the Trust.
     5. FURTHER CLAIMS PROCESSING. If the Beneficiary rejects the Trust's initial offer, he or she may elect to negotiate further with the Trust and may submit additional information to the Trust in support of the claim. Alternatively, he or she may proceed to mediation as set forth below. The Trust shall evaluate claims based on the medical evidence submitted to the Trust as part of the Beneficiary's proof of claim. A Beneficiary may, but need not, supplement this information from time to time with additional medical evidence. If he or she does so, the Beneficiary's legal representative or, if he or she has no legal representative, the Beneficiary shall submit an affidavit or declaration under penalty of perjury, in a form acceptable to the Trust, stating that he or





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she has submitted to the Trust all medical reports relating to any alleged asbestos-related condition other than those subject to attorney work product privilege. If the Beneficiary submits supplemental information to the Trust, the Trust shall reevaluate the claim and either make a written good faith settlement offer or reject the claim. The Beneficiary shall then reject or accept any offer based on reevaluation using the procedures outlined above for rejection or acceptance of the Trust's initial offer. If the Beneficiary rejects such offer, he or she may elect to negotiate further with the Trust or shall proceed to mediation.
     6. SECOND (MALIGNANT) INJURY CLAIMS. The Trust shall offer to settle Non-Malignancy Claims on two alternative bases: 1) in exchange for a general release; or 2) in exchange for a limited release covering all asbestos-related personal injury claims other than subsequent Malignancy Claims. The Trust's settlement offer for a limited release shall be for the amount of its offer for the general release minus the lesser of: 1) half of its settlement offer for the general release; and 2) $1,750. If a Beneficiary accepts the Trust's offer of a limited release, the Trust shall account for the monetary difference between its settlement offer for the general release and its settlement offer for the limited release in a separate account. A Second Injury Claim shall be ordered in the FIFO queue for processing based upon the date of receipt by the Trust of the Second Injury Claim, and shall be treated as a new claim under this Trust Distribution Process.
     7. AUDIT PROCEDURES. In all cases, the Trust may require that medical x-rays, tests, laboratory examinations and other medical evidence comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that





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such evidence is reliable.  The Trust may develop methods for auditing the reliability of all data submitted in support of claims, including product identification and medical evidence, and may require independent interpretation of CT scans, X-rays, pathology specimens or other physical evidence. If its audits show an unacceptable level of reliability for evidence submitted from specific individuals or institutions, the Trust may refuse to accept evidence from them. In addition, the Trust may develop methods for auditing other types of evidence necessary to support a claim.
     8. EXIGENT HEALTH AND EXTREME HARDSHIP CLAIMS. Notwithstanding the FIFO order processing rules described in Sections B.2 through B.4, the Trust may process and Liquidate Extreme Hardship Claims and Exigent Health Claims at any time.
            The Trust shall establish procedures to expedite its processing, evaluation and negotiation of Exigent Health Claims and Extreme Hardship Claims as well as the ADR procedures the Beneficiary asserting such a claim shall be required to follow under Section C. Such expedited procedures shall be designed to allow all Exigent Health Claims to be Liquidated within six months of presentation of a properly completed proof of claim to the Trust, and to ensure, to the maximum extent practicable, that in jurisdictions in which Beneficiaries can obtain accelerated trial dates for Exigent Health Claims, the Trust's negotiation process and the ADR procedures can be completed before a trial of an Exigent Health claimant's case against Defendant Class Members.
            If the Trust determines, in its sole discretion, that a Beneficiary asserting an Extreme Hardship Claim needs greater financial assistance than would be afforded by the payout scheme set forth in Section F.3, the Trust may accelerate payment to the





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Beneficiary of part or all of the amount for which that claim has been
Liquidated as the Trust deems appropriate. Payments with respect to Exigent Health Claims shall be made only in accordance with the payout scheme set forth in Section F.3.
     9. WITHDRAWAL OF CLAIMS. If the Beneficiary does not respond to the Trust's offer on initial evaluation or reevaluation within 30 days, the Trust's offer and the claim shall be deemed to be withdrawn without prejudice unless the Beneficiary has requested in writing one or more extensions of time, not to exceed six months in the aggregate, within which to respond to the offer. If the Beneficiary still has not responded to the Trust's offer at the end of the extension period, the Trust's offer and the claim shall then be deemed to be withdrawn without prejudice. A Beneficiary may also elect to withdraw a claim at any time without prejudice. A claim that is withdrawn or deemed to have been withdrawn may be resubmitted at any time, and shall be reordered in the FIFO queue for processing based on the date of receipt by the Trust of a properly completed proof of claim with respect to the refiled claim.

C.   ADR PROCEDURES.

     1. MEDIATION. If the Beneficiary chooses not to submit supplemental information or rejects the Trust's offer based on its evaluation of such supplemental information and elects not to negotiate further with the Trust, the Beneficiary's claim shall be referred to mediation. The Trust shall establish and maintain a list of Qualified Mediators, compensated by the Trust. The Trust shall refer claims to Qualified Mediators from the list in rotation as soon as practicable after being notified by the claimant that he wishes to proceed to mediation.





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
            Claims shall be handled by each mediator in the order received by him or her, to the extent practicable. Any party may be represented by legal counsel. The mediator shall confer with the parties and/or their legal representatives, individually and jointly. Such conference may be in person or by telephone, at the claimant's election. The Beneficiary and a representative of the Trust with settlement authority must personally participate in the conference unless, in the judgment of the mediator, the Beneficiary's physical or psychological condition precludes such participation. Such conference shall be in the nature of a settlement conference. The mediator shall review the claim and the positions of the parties, the prior negotiations between the parties, the offer(s) and demand(s), such information as the parties may wish to submit as to a fair and equitable settlement, and all documents and medical reports relevant to the claim. At least five days prior to the mediation conference, Beneficiary and the Trust shall each submit to the mediator a concise, confidential statement outlining the Beneficiary's medical condition, exposure to Fibreboard products and each party's position on settlement value. The mediator shall work with both sides toward reaching an acceptable, reasonable settlement. The mediator does not have the authority to impose a settlement on the parties.
     2. ARBITRATION. If the Beneficiary is unable to settle his or her claim with the Trust within 30 days of the mediation conference, the Beneficiary shall, if he or she wishes to pursue the claim, proceed to arbitration of the claim. The arbitration shall be commenced by a written demand for arbitration by the Beneficiary served on the Trust within 45 days of the mediation conference. Such arbitration shall be binding or





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
nonbinding at the election of the Beneficiary, which election must be made in the Beneficiary's written demand for arbitration. The Trust and the Beneficiary shall bear their own fees and costs, except that the Trust shall pay the administrative fees and costs of conducting the arbitration unless the arbitrator in his or her sole discretion assesses such administrative fees and costs against any Beneficiary for delaying or abusing the arbitration procedures.
            The Trust shall maintain a list of Qualified Arbitrators. Arbitrations shall be conducted by a single Qualified Arbitrator. The Beneficiary and the Trust shall attempt to agree on a Qualified Arbitrator who will preferably, but not necessarily, be selected from the list maintained by the Trust. If the parties cannot agree on a Qualified Arbitrator, a Qualified Arbitrator shall be selected pursuant to the procedures of an independent arbitration facility to be selected by the Trust or by such other procedures as may be adopted by the Trust. The parties shall provide the Qualified Arbitrator and each other with copies of all relevant materials concerning the claim and any supplementary information they wish the Qualified Arbitrator to consider not less than 30 days prior to the date of the arbitration hearing. The Qualified Arbitrator may require the parties to submit such additional information as he or she deems necessary. The Qualified Arbitrator shall conduct a hearing on the claim at which testimony may be offered, unless both parties agree to waive such hearing. In nonbinding arbitrations, the Beneficiary must attend the hearing in person, unless in the judgment of the Qualified Arbitrator his or her physical or psychological condition makes such attendance impossible. The Qualified Arbitrator shall issue an award promptly but in no event later





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
than 120 days from the date on which he or she receives the last submission of information from either of the parties relevant to the claim, unless the parties agree to extend such time. The Award shall be based on the same factors used by the Trust in evaluating claims.
            If the Beneficiary elected binding arbitration at the time of the demand, neither party shall have the right to appeal the award other than on grounds set forth in the Federal Arbitration Act. If the Beneficiary elected nonbinding arbitration at the time of the demand, the award shall become final and binding if the Beneficiary does not reject the award by so notifying the Trust in writing within 30 days after receipt of the award. If the Beneficiary does not reject the award as provided above, he or she shall be deemed to have accepted it. If the Beneficiary rejects the award, the award shall not be binding on either party and the Beneficiary may proceed to the tort system under the procedures set forth below.
     3. LOCATION FOR ADR PROCEDURES. The Trust shall establish procedures to conduct mediations and arbitrations at scheduled intervals at such locations around the United States as the Trust determines will be convenient to the largest numbers of claimants and will not impose undue burden on the Trust.

D.   LITIGATION.

            A Beneficiary may not proceed to litigate his or her claim against the Trust in the tort system unless he or she has in good faith: (1) submitted a proof of claim and rejected the resulting settlement offer from the Trust;
(2) participated in a mediation conference and failed to settle his or her claim; (3) participated in nonbinding arbitration





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
and rejected the resulting arbitration award; and (4) participated in a mandatory settlement conference as described below. The following procedures shall govern any Beneficiary who elects to litigate in the tort system his or her claim against the Trust.
     1. MANDATORY SETTLEMENT CONFERENCE. Before any Beneficiary may proceed to the tort system, the Beneficiary must request the Court to conduct a mandatory settlement conference with respect to the claim. This mandatory settlement conference may be conducted by the Court, or by another judge or a neutral special master designated by the Court, or, if both the Beneficiary and the Trust agree, by a mutually selected, neutral third party other than the Court (the "Settlement Conference Designee"). The settlement conference may be conducted by telephone unless the Court or the Settlement Conference Designee determines, on application by the Trust or the Beneficiary, that the conference should be conducted in person. If the Court or the Settlement Conference Designee so determines, the settlement conference must be attended in person by the Beneficiary, unless in the judgement of the Court or the Settlement Conference Designee his or her physical or psychological condition makes such attendance impossible, and by a representative of the Trust with settlement authority at such location as the Court or the Settlement Conference Designee shall determine. If no settlement is reached within 30 days of the mandatory settlement conference, the Beneficiary and the Trust shall submit to each other on that date a written settlement offer that will remain in effect for an additional 30 days. If neither party accepts the other party's settlement offer during this period, then the Beneficiary may, upon certification from the Court or the Settlement Conference Designee that the





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
Beneficiary has completed the settlement conference process and otherwise has complied with the requirements of the preceding paragraph of this Section D, commence a lawsuit against the Trust in the tort system or elect binding arbitration.

     2.     PROCEDURAL RULES.

            a. Any Beneficiary who elects binding arbitration following the mandatory settlement conference shall follow the procedures set forth in Section C.2 above. Payment of any resulting award shall, however, be governed by Section F of this Trust Distribution Process.
            b. Any Beneficiary who elects to resolve a claim through the tort system may pursue the claim in any appropriate forum, subject to the procedures set forth herein. Payment of any resulting judgment shall, however, be governed by Section F of this Trust Distribution Process.
            c. The Trust may assert any and all defenses available to it or which would have been available to any Trustor against which the claim could have been asserted absent Global Approval Judgment with respect to Beneficiaries who elect to resolve their claims through the tort system.
            d. In no event shall a Beneficiary be permitted to seek or recover from the Trust in a lawsuit in the tort system any punitive or exemplary damages of any sort. Nor may any claimant seek or recover compensatory damages in excess of Fibreboard's actual share of responsibility or for the actual percentage risk of contracting cancer. Finally, no Beneficiary may seek or recover pre-judgement interest in a suit in the tort





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
system. Any other damages available under the applicable law shall remain recoverable except as provided in Section D.2.e below.
            e. In no event shall the Trust or any other Person be required to post a bond to stay collection of a judgment in the tort system. Judgments shall be paid by the Trust in the order set forth in Section F below, and no Beneficiary shall be permitted to take any steps to collect a judgment from the Trust except as set forth in this Trust Distribution Process. The Trust shall not be responsible to pay post-judgment interest; in lieu thereof, the procedures set forth in the last sentence of Section F.1 shall apply.
            f. (i) The death of a Beneficiary after he or she has filed a proof of claim with the Trust shall not eliminate compensable elements of his or her claim accruing prior to the date of death, by, for example, eliminating any claim for damages for pain and suffering occurring prior to the date of death or by creating an offset to a lost earnings award for personal consumption occurring prior to the date of death, notwithstanding applicable state law to the contrary. (ii) However, such compensable elements may not be recovered after exit to the tort system unless the Beneficiary shows that he or she could have recovered such damages absent compliance with the requirements of the Trust Distribution Process.
            g. At trial the defendant shall be the Trust and the Trust and Beneficiary shall jointly request that the Trust be introduced to the trier of fact (judge or jury as the case may be) in the following fashion or in another substantially similar fashion as the trial court may direct, in addition to any other evidence permitted by the Court about the Trust's identity, goals and operations:





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
                  Members of the jury, this is an action for damages for
            [personal injury/wrongful death] brought by the plaintiff[s] against [various defendants, including] the Fibreboard Asbestos Compensation Trust.

                  The Fibreboard Asbestos Compensation Trust was created by
            Order of a United States District Court to provide fair and equitable treatment for persons with asbestos injury for which Fibreboard Corporation might bear legal liability. The Trust has a fixed amount of money with which to compensate all persons with an asbestos injury to whom Fibreboard is found to be legally liable. This sum of money must cover all victims, past and future. Under no circumstances may you award any sum designed or intended to punish or make an example of Fibreboard or the Trust.

                  If you should find that Fibreboard or products manufactured by Fibreboard were a legal cause of injury to plaintiff[s], any payment of damages awarded with respect to Fibreboard's products will be made by the Trust, not by Fibreboard itself. The fact that a trust exists is in no way an indication that you should impose any liability on the Trust. No sum you might award will be paid by either Fibreboard or by insurance; any award will be paid only by the Trust.

            h. Any Beneficiary who elects to resolve a claim through the tort system shall provide the Trust (without cost to the Trust) with copies of all pleadings, discovery materials, evaluations, and other similar nonprivileged documentation requested by the Trust in connection with its defense of the claim in the tort system, so that the Trust may effectively and economically prepare for trial.

E.   FUNDS FOR PAYMENT OF CLAIMS.

            As set forth in the Trust Agreement, the Trust shall administer three funds, for payment of Trust Expenses, Class Member Claims and Third Party Claims, to be known as "Fund I," "Fund II," and "Fund III." Fund I is primarily intended to pay expenses of, and claims against, the Trust during the first 25 years after Global Approval





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
Judgment. Fund II is primarily intended to pay expenses of, and claims against, the Trust commencing 26 years after Global Approval Judgment, although it is available to pay expenses and claims commencing 21 years after Global Approval Judgment, if Fund I is insufficient for that purpose. Fund III is primarily intended to pay any expenses and claims not paid from Fund I or Fund II, commencing 46 years after Global Approval Judgment, although it is available to pay expenses and claims commencing 41 years after Global Approval Judgment if Fund II is exhausted prior to 46 years after Global Approval Judgment.
            In order to assure that, to the maximum extent feasible, Trust resources are preserved and fairly allocated among all Beneficiaries (i.e., those who now will have claims in the future as well as those who have claims now) Appendix 1 describes in detail how Trust surpluses realized in any Fiscal Year are to be preserved and limits amounts that can be spent in any Fiscal Year to pay claims from Funds I, II or III. In general, Appendix 1 specifies that payments for Trust Expenses, Class Member Claims and Third Party Claims may not exceed annual earnings on the assets within the relevant Fund plus a portion of the remaining principal (calculated by allocating remaining Fund principal equally over the years remaining in the Fund then in use). If any Surplus remains after payment of all Trust Expenses, Class Member Claims and Third Party Claims and certain indemnity expenses for a Fiscal Year (and after restoration of any increases in Principal Amount used in prior years as described below), such Surplus will either increase the Reserve Account or build Trust principal. This Reserve Account will be used to pay expenses or claims for any later year before Trustees may access any





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
Increased Principal Amount to be used in that year. If, however, in any of the Fiscal Years 3 through 12 or 16 through 20 after Global Approval Judgment, the Earnings Amount and Principal Amount together with the funds contained in the Reserve Account in excess of $10,000,000 are not sufficient to pay Trust Expenses and to make all payments with respect to Class Member Claims or Third Party Claims for the first two Schedule Categories that are due or all payments with respect to Class Member Claims or Third Party Claims for the third Schedule Category that were due and unpaid on four consecutive prior Distribution Dates, the Trust may increase the usable portion of the Fund principal by up to 25% for any of Fiscal Years 3 through 12 after Global Approval Judgment or 12.5% for any of Fiscal Years 16 through 20 after Global Approval Judgment.

     1.     FUND I.

            a. COMMENCEMENT OF PAYMENTS. The Trust shall not pay any Class Member Claim or Third Party Claim (other than Extreme Hardship Claims and Expedited Review Claims) from Fund I until the Distribution Date first occurring after the end of the first Fiscal Year after Global Approval Judgment.
            b. DISTRIBUTABLE AMOUNT. Total payments for Trust Expenses, Class Member Claims and Third Party Claims made from Fund I for any Fiscal Year (i.e., payments for Trust Expenses, Extreme Hardship Claims and Expedited Review Claims made during that Fiscal Year, together with payments for Class Member Claims and Third Party Claims for that Fiscal Year made on the Distribution Date immediately following that Fiscal Year)(other than any payments made from the Reserve Account)





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
shall not exceed the Distributable Amount for the Fiscal Year. For the first Fiscal Year after Global Approval Judgment the Earnings Amount for Fund I shall be calculated from the date of Global Approval Judgment.
     c. DISTRIBUTION OF REMAINING BALANCE. The transfer from Fund I to Fund II of any remaining balance in Fund I shall occur on the earlier of (i) the day after the Distribution Date for the twenty-fifth Fiscal Year after Global Approval Judgment, or (ii) the day before the Distribution Date for the first Fiscal Year occurring after the twentieth Fiscal Year after Global Approval Judgment in which the maximum possible Distributable Amount is less than the Earnings Amount and the Principal Amount that were in effect for Fund I for the twentieth Fiscal Year after Global Approval Judgment, the Trust shall transfer such remaining balance and the remaining balance of the Reserve Account to Fund II, at which time payments out of Fund II shall commence as provided in Section E.2.

     2.     FUND II.

            a. COMMENCEMENT OF PAYMENTS. No payments shall be made from Fund II until the Distribution Date for the twenty-first Fiscal Year after Global Approval Judgment. If at that time Fund I still has money left to pay Trust Expenses, Class Member Claims or Third Party Claims, no payments shall be made from Fund II until the earlier of: (1) the day after the Distribution Date for the twenty-fifth Fiscal Year after Global Approval Judgment; or (2) the Fiscal Year in which the Distribution Date referred to in section E.1.c.(ii) occurs.





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
            b. DISTRIBUTABLE AMOUNT. The total amount of payments for Trust Expenses, Class Member Claims and Third Party Claims made from Fund II for any Fiscal Year is limited to the Distributable Amount for the Fiscal Year.
            c. DISTRIBUTION OF REMAINING BALANCE. The transfer from Fund II to Fund III of any remaining balance in Fund II shall occur on (i) the day after the Distribution Date for the twentieth Fiscal Year after the transfer of the balance in Fund I to Fund II pursuant to Section E.1.c, or (ii) such later date as the Trustees determine would be in the best interests of all Beneficiaries, both present and future (but in no event later than the day after the Distribution Date for the forty-fifth Fiscal Year after Global Approval Judgment); at which time payments out of Fund III shall commence as provided in Section E.3.

     3.     FUND III

            a. COMMENCEMENT OF PAYMENTS. No payments shall be made from Fund III until the Distribution Date for the forty-first Fiscal Year after Global Approval Judgment. If at that time Fund II still has money left to pay Trust Expenses, Class Member Claims or Third Party Claims, no payments shall be made from Fund III until the date Fund II is exhausted or the balance of Fund II has been transferred into Fund III pursuant to Section E.2.c.
            b. DISTRIBUTABLE AMOUNT. The total amount of payments for Trust Expenses, Class Member Claims and Third Party Claims made from Fund III for any Fiscal Year is limited to the Distributable Amount for the Fiscal Year.





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
            c. DISTRIBUTION OF REMAINING BALANCE. If there is a remaining balance in Fund III on the day after the Distribution Date for the sixty-first Fiscal Year after Global Approval Judgment, and there are then, or are anticipated by the Trustees to be in the future, any Trust Expenses, Class Member Claims, Third Party Claims and other obligations of the Trust which have not yet been liquidated and/or fully paid, the Trust shall use the remaining balance of Fund III to pay such Trust Expenses, Class Member Claims, Third Party Claims and other obligations of the Trust. Upon the occurrence of the Termination Date, the Trust shall apply any remaining balance of Fund III to such charitable purposes as the Trustees in their reasonable discretion, after consultation with the SCB, shall determine, which charitable purposes, if practicable, shall be related to occupational health.
     4. DETERMINATION OF DISTRIBUTABLE AMOUNT FOR EACH FUND. Within 90 days following the end of each Fiscal Year after Global Approval Judgment, the Trust shall determine the Distributable Amount for such Fiscal Year, which Distributable Amount (after payment of Trust Expenses, Extreme Hardship Claims and Expedited Review Claims for such Fiscal Year) shall be distributed to pay Class Member Claims and Third Party Claims, in the order set forth in Section F.2, on a date, no later than 120 days following the end of each such Fiscal Year, chosen by the Trust (the "Distribution Date").

F.   ORDER, TIMING AND LIMITATIONS ON PAYMENTS OF CLAIMS.

     1. ELIGIBILITY FOR PAYMENT. All Class Member Claims and Third Party Claims become eligible to begin receiving payments from the Trust on the Distribution Date immediately following the Fiscal Year in which such Class Member Claims or Third Party Claims are Liquidated, provided that in the case of settled Class Member Claims the Trust has received the release required by Section B.4. Judgments obtained in the tort system shall be eligible for payment in the same order as Claims Liquidated by settlement or arbitration, except as provided in Section F.3.b, and shall be treated as having been Liquidated on the date the claimant obtains a final, nonappealable judgment, except that upon an unsuccessful appeal by the Trust, the date of Liquidation shall be the date of the trial court judgment.
     2. ORDER OF PAYMENT. On each Distribution Date, the Trust shall make payments on Liquidated Class Member Claims and Third Party Claims in the following order: (1) claims for Mesothelioma and Lung Cancer; (2) claims for Other Cancer and Asbestos Lung Disease I; (3) the first payment on claims for Asbestos Lung Disease II which was due and unpaid on four or more consecutive prior Distribution Dates, (4) the second payment on claims for Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates; (5) the third payment for claims on Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates; (6) any other payments on claims for Asbestos Lung Disease II; and (7) Residual Claims. While it is anticipated that the Trust will be able to pay all Liquidated Class Member Claims and Third Party Claims on each Distribution Date, all payments due on Liquidated claims for Mesothelioma and Lung Cancer must be made before any payments due on Liquidated claims for Asbestos Lung Disease I and Other Cancer may be made, all payments due on Liquidated claims for Asbestos Lung Disease I and Other Cancer must be made before any payments due on Liquidated claims for Asbestos Lung Disease II may be made, the first payment on Liquidated claims for Asbestos Lung Disease II which was due and unpaid on four or more consecutive prior Distribution Dates must be made before any other payments for other Liquidated claims for Asbestos Lung Disease II may be made, the second payment on Liquidated claims for Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates must be made before any other payments for other Liquidated claims for Asbestos Lung Disease II may be made, the third payment on Liquidated claims for Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates must be made before any other payments for other Liquidated claims for Asbestos Lung Disease II and all other payments due on Liquidated claims for Asbestos Lung Disease II must be made before any payments due on Liquidated Residual Claims may be made. Within each of the seven categories, payments due on Class Member Claims and Third Party Claims shall be made in FIFO order based on when the Class Member Claims and Third Party Claims were Liquidated, whether by settlement, arbitration or judgment, except that settled Class Member Claims shall be ordered within each such category according to when the release required by Section B.4 is received by the Trust. Other than by virtue of subrogation to a Class Member Claim pursuant to Section H.5.a, no contribution claim brought by a Defendant Class Member shall be paid inasmuch as resolution of a Class Member Claim against the Trust gives rise to a right of set-off or reduction under

Section H.1.a of the Trust Distribution Process sufficient to satisfy, and bar the assertion of, any such contribution claim against the Trust.

     3.     TERMS OF PAYMENT

            a. CLAIMS RESOLVED OUTSIDE THE TORT SYSTEM. Class Member Claims resolved without filing an action against the Trust in the tort system and all Third Party Claims shall be eligible for payment over a three-year period, 40% due on the Distribution Date immediately following the Fiscal Year in which such claim was Liquidated and 30% due on each of the next two Distribution Dates, except for Expedited Review Claims paid pursuant to Section B.2 and Extreme Hardship Claims paid pursuant to Section B.8 of this Trust Distribution Process.
            b.    CLAIMS RESOLVED IN THE TORT SYSTEM.
                  (i) Class Member Claims resolved after the filing of an action against the Trust in the tort system shall be eligible for payment on the following schedule. On the Distribution Date following the Fiscal Year in which such claim was Liquidated, the Beneficiary shall be eligible to receive the lesser of: (1) 100% of the last settlement offer made by the Trust before the Beneficiary filed an action against the Trust in the tort system, or 100% of the proposed Award in nonbinding arbitration with the Trust pursuant to Section C, whichever is greater; and (2) 40% of the amount of the judgment or settlement after the action was filed. The remaining balance of the judgment or settlement shall be eligible for payment on the Distribution Dates following the next four Fiscal Years in equal installments so long as each such installment does not exceed $50,000. In the event that each such installment would exceed $50,000, the

Beneficiary shall be eligible to receive $50,000 per year until the Class Member Claim is fully paid. In the event that any resulting judgment is less that the proposed Award in nonbinding arbitration with the Trust pursuant to Section C, the Trust shall be entitled to recover as a cost of litigation and deduct from the judgment its cost of mediation and arbitration pursuant to the procedures set forth in Section C.
                  (ii) Notwithstanding the foregoing, in order to prevent evasion or abuse of the ADR provisions of this Trust Distribution Process, to conserve the assets of the Trust for the benefit of all Beneficiaries, and to manage prudently the cash flow of the Trust in a manner consistent with Section E of this Trust Distribution Process, the Trustees shall have the discretion, in any instance in which the Beneficiaries' judgments against the Trust result from a trial of the claims of more than 15 such Beneficiaries, to pay such judgments in such manner and over such a longer time period (not to exceed 10 years) as the Trustees shall determine is in the best interests of the Trust and of all Beneficiaries.
     4. DEFERRAL OF PAYMENTS. All Class Member Claims or Third Party Claims eligible for a payment on a Distribution Date which do not receive that payment on that Date because the Distributable Amount for the Fiscal Year has been exhausted shall have that payment deferred until the following Distribution Date. Any payment obligation so deferred shall retain its position in the FIFO queue as set forth in Section F.2 and shall be accorded priority as set forth in Section F.2. Deferrals may continue from year to year until the Distributable Amount is sufficient to make the payments due on deferred obligations.

    5. LIMITATION ON PAYMENT CLAIMS. Aggregate payments on account of Class Member Claims and Third Party Claims arising from any one individual's exposure to asbestos shall not total more than $500,000, whether the Class Member Claim or Third Party Claim is Liquidated through settlement, mediation, arbitration or in the tort system. Any individual with asbestos-related disease shall be deemed to be a separate exposure for purposes of this section.
G.  ALL CLAIMS RESOLVED PURSUANT TO THE TRUST DISTRIBUTION PROCESS.
         In order to conserve the assets of the Trust, all Claimants are enjoined from filing future litigation based on or arising out of a Class
Member Claim or Third Party Claim against the Fibreboard, Continental or
Pacific Releasees. Any such claim may only be pursued against the Trust as provided in this Trust Distribution Process.
H.  DEFENDANT CLASS MEMBER PROCEDURES.
         Pursuant to the Defendant Class Settlement Agreement, and except as otherwise provided herein, (a) Defendant Class Members are releasing Third
Party Claims against the Trust, Fibreboard Releasees, Continental Releasees and Pacific Releasees (except that nothing in this Trust Distribution Process or the Defendant Class Settlement Agreement shall be read as releasing, or be deemed to release, any claims whatsoever Defendant Class Members may have against the Continental Releasees and Pacific Releasees other than those arising out of, or in any way predicated upon obligations created by, the Insurance Policies); (b) Fibreboard Corporation and the Trust are releasing contribution and indemnity claims arising out of Class Member Claims; and (c) the Continental Releasees and Pacific Releasees are releasing any claims
(except for
reinsurance claims) arising out of Class Member Claims they may have against Defendant Class Members; provided, however, that Defendant Class Members shall have rights against the Trust and the Trust shall succeed to Fibreboard's rights against Defendant Class Members to the extent provided for under them by this Trust Distribution Process. Without enlarging any substantive rights accorded them by this Trust Distribution Process, Defendant Class Members shall have such procedural rights (relating to procedural issues not expressly dealt with by this Trust Distribution Process) reasonably necessary to pursue or defend rights accorded them by this Trust Distribution Process. Class Member Claims against the Trust to which Defendant Class Members succeed shall be governed by this Section H of the Trust Distribution Process. Settlement Class Members, Fibreboard Corporation, Continental, Pacific and the Trust are bound by the terms of this Section and must abide by the following procedures in connection with suits by Settlement Class Members for asbestos-related injury or disease against Defendant Class Members.
    1.   CLAIMS LIQUIDATED BEFORE JUDGMENT AGAINST DEFENDANT CLASS MEMBERS.
         a. CALCULATION OF SET-OFF AMOUNT. If a Settlement Class Member Liquidates his or her Class Member Claim against the Trust before judgment is rendered in litigation between the Settlement Class Member and Defendant Class Member(s), the Trust (itself or in Fibreboard Corporation's stead) shall be deemed, in such ongoing litigation, to be (i) a settled defendant within the meaning of the law which governs the judgment entered by the trial court (or any underlying verdict) (the "Judgment Forum Law") and (ii) a legally responsible joint tortfeasor under Judgment Forum Law, without introduction of further proof. Any judgment obtained by a Settlement Class Member against Defendant Class Member(s) shall be reduced or set off to reflect the Settlement Class Member's settlement with the Trust in the manner (whether pro tanto, pro rata, jury allocation or apportionment or otherwise), and in the amount provided for under Judgment Forum Law. Where the dollar amount of the settlement between the Trust and the Settlement Class Member is relevant to the calculation of any such reduction or set off, that dollar amount shall be the total amount agreed to by the Settlement Class Member and the Trust in settlement of the Class Member Claim, including all sums paid and agreed to be paid, without any reduction to present value for claims paid or to be paid within three years of Liquidation. For that portion of any claim not to be paid within three years of Liquidation, the amount of reduction or set off will be calculated at present value as of the end of that three year period. Trust estimates as to the length of time likely to elapse before future payments will be made will be binding on Defendant Class Members and Settlement Class Members alike. Where the judgment against the Defendant Class Member(s) resolves only a portion of the Class Member Claim or potential Class Member Claim that the Class Member has settled with the Trust (for example, personal injury as distinct from wrongful death claims), the dollar amount of the settlement between the Trust and the Settlement Class Member used in calculation of any reduction or set off shall reflect any apportionment made by the Trust and the Settlement Class Member reasonably and in good faith with regard to rights of the Defendant Class Members under this Trust Distribution Process, provided (i) that Defendant Class Members shall retain any rights available to them under Judgment death of the last survivor of any of the descendants of Joseph P. Kennedy living on the date hereof.

                (b) On the Termination Date, after payment of all liabilities of the Trust have been provided for, the Trust shall be dissolved, and all of the Trust's assets shall be applied to such charitable purposes as the Trustees in their reasonable discretion, after consultation with the SCB, shall determine, which charitable purposes, if practicable, shall relate to occupational health.

        7.3     Amendments.

                (a) This Trust Agreement may only be amended or waived as provided in Section 3.1(a). Thirty days' advance written notice of any proposed amendment or waiver shall be given to the SCB and the Trustors.

                (b) The Trust Distribution Process may only be amended or waived as provided in Section 3.1(a) of this Trust Agreement and, where applicable, Section H.7 of the Trust Distribution Process. Thirty days' advance written notice of any proposed amendment or waiver of the Trust Distribution Process shall be given to the SCB, the Trustors and, where appropriate, the Representative Defendant.

                (c) The definitions used in this Trust Agreement or in the Trust Distribution Process and contained in the Glossary may be amended or waived only if and in the same manner as the Section of this Trust Agreement or the Trust Distribution Process in which such definition is used may be amended or waived.

        7.4 Severability. Should any provision of this Trust Agreement or the Trust Distribution Process be determined to be unenforceable, such determination shall to such Class Member Claim. In response to a Defendant Class Member request, the Trust and the Settlement Class Member shall promptly verify, no later than the start of jury selection in the trial of an action by the Settlement Class Member against the Defendant Class Member, the fact of the settlement; and in accordance with Judgment Forum Law, also shall provide information regarding the amount and terms of any such settlement of a Class Member Claim. Without waiver by the Trust or Settlement Class Members of their rights to object to discovery of such information, neither product exposure nor disease information provided pursuant to this Subsection H.1.c shall be considered inadmissible at trial based on Rule 408 of the Federal Rules of Evidence or any of its state law counterparts.
2. CLAIMS NOT LIQUIDATED WHEN VERDICT OR JUDGMENT OBTAINED AGAINST DEFENDANT CLASS MEMBERS.
         a. EFFECT OF VERDICT OR JUDGMENT. Except as provided in Section H.2.b and Section H.3, if a Settlement Class Member goes to judgment or verdict against one or more Defendant Class Members without having Liquidated his or her Class Member Claim against the Trust, the Settlement Class Member forever waives and releases that portion of his or her Class Member Claim against the Trust which would have been determined (under principles of Judgment Forum Law unaffected by Global Approval Judgment) by the verdict or judgment had the Trust for itself or in Fibreboard Corporation's stead been a judgment defendant.
         b. RETENTION OF SEVERAL LIABILITY CLAIM. Notwithstanding any other provision of Section H.2, where (under principles of Judgment Forum Law unaffected by Global Approval Judgment) the Trust's liability to a Settlement Class Member would be several only, or where the Trust's liability as to a particular category of damages (for example, non-economic damages) would be several only, a Settlement Class Member shall retain that several-only aspect of his or her claim against the Trust, even if the Settlement Class Member goes to judgment or verdict against a Defendant Class Member without having Liquidated his or her Class Member Claim. However, no aspect of the Class Member Claim to which principles of joint or joint and several liability would apply shall be so retained. Should the Trust thereafter settle with the Settlement Class Member based only on the Trust's several liability, the release shall state that Third Party Claims based on joint, or joint and several, liability are not barred by virtue of the several liability settlement and may be pursued in accordance with the provisions of this Trust Distribution Process.
         c. PAYMENT OF VERDICT OR JUDGMENT. Upon payment of a verdict or judgment returned prior to Liquidation of the underlying Class Member Claim, the Defendant Class Member(s) shall succeed in all respects to that portion of the Class Member Claim against the Trust which would have been determined (under principles of Judgment Forum Law unaffected by Global Approval Judgment) by the judgment in the action against the Defendant Class Member had the Trust for itself or Fibreboard Corporation's stead been a judgment defendant, except to the extent provided in Sections H.2.b and H.5 hereof, and may pursue such Class Member Claim in accordance with this Trust Distribution Process. Notwithstanding any contrary provisions of Judgment Forum Law, a Class Member Claim to which a Defendant Class Member may succeed under this subsection upon payment of a verdict or judgment shall not be lost or extinguished

        7.11    Dispute Resolution.   Any disputes which arise under this Trust
Agreement or the Trust Distribution Process shall be resolved by the Court, except as otherwise provided herein or in the Trust Distribution Process.

        7.12    Enforcement and Administration.   The provisions of this Trust
Agreement and the Trust Distribution Process shall be enforced and administered by the Court.

        7.13    Settlement of Trustees' Accounts.   Notwithstanding any state
law to the contrary, the Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees, whether such account is rendered by the Trustees themselves or is sought by any Beneficiary or other Person. The Trustees shall render successive accounts covering periods of not more than one Fiscal Year, commencing on the first completed Fiscal Year of the Trust or the last day of the prior accounting period, as the case may be, except that an account shall be rendered for the period ending on the date of the death, resignation, removal or retirement of any Trustee. Upon the acceptance of any such account by the Court after hearing on notice to the SCB, the Trustors and such other parties as the Court shall designate, the Trustees shall be discharged from any further liability or responsibility to any Beneficiary or other Person as to all matters embraced in such account.

        7.14    No Bond Required.   Notwithstanding any state law to the
contrary, each Trustee (including any successor Trustee) shall be exempt from giving any bond or other security in any jurisdiction.

or indemnity against Fibreboard or the Trust. Nothing in this Section H.3 or in Section H.2.a shall prevent the Settlement Class Member from liquidating and collection pursuant to other provisions of Section D of this Trust Distribution Process his or her claim against the Trust based on the verdict or judgment referred to in this Section H.3.
   4. LITIGATION BETWEEN DEFENDANT CLASS MEMBERS AND SETTLEMENT CLASS MEMBERS. In any litigation between Defendant Class Members and Settlement Class
Members each shall retain their respective rights under Judgment Forum Law to introduce evidence at trial.
         Under no circumstances (other than the commencement by the Trust of formal bankruptcy or insolvency proceedings) shall the Trust (or Fibreboard Corporation) be treated as a bankrupt or insolvent defendant, nor shall the Trust (or Fibreboard Corporation) be considered, for purposes of litigation between Defendant Class Members and Settlement Class Members only, a Person who cannot be made a party for lack of personal jurisdiction, or otherwise a party over whom a Settlement Class Member is unable to obtain jurisdiction.
    5.   PURSUIT OF THIRD PARTY CLAIMS.
         a. DEFENDANT CLASS MEMBER TO STAND IN SETTLEMENT CLASS MEMBERS' STEAD. In pursuing any Class Member Claim against the Trust to which a
Defendant Class Member has succeeded under subsection H.2.c above, (i) the Defendant Class Member shall stand in the stead of the Settlement Class Member in respect of whose Class Member Claim the Defendant Class Member has succeeded, (ii) such Class

Member Claim shall be resolved by Defendant Class Members under this Trust Distribution Process in the same manner as such Class Member Claim would have been resolved had it been asserted by the Settlement Class Member, and (iii) it shall be evaluated on the same basis as if the Settlement Class Member directly presented his or her Class Member Claim to the Trust, without any enhancement, discount or limitation because it is asserted by a Defendant Class Member. Defendant Class Members must present evidence of such Class Member Claims in the same manner as Settlement Class Members; provided, however, that Defendant Class Members are not required to provide information unavailable to them because such information is solely within the control of the Settlement Class Member. In any event, however, Defendant Class Member Claims are to be evaluated by the same standards as Class Member Claims. For the limited purpose of pursuing Class Member Claims, or otherwise in respect of assertion of other rights specifically granted under this Trust Distribution Process, Defendant Class Members shall be treated as beneficiaries of the Trust; provided, however, that under no circumstances shall Section H.6 below apply to Class Member Claims to which Defendant Class Members have succeeded.
         b. RESOLUTION OF CLAIMS. Notwithstanding any other provision of this subsection, Class Member Claims to which Defendant Class Members have succeeded under Section H.2.c hereof or Residual Claims shall be decided by binding arbitration under Section C.2 of this Trust Distribution Process, if not settled previously, and may not exit to the tort system. In such arbitrations and in its negotiations with Defendant Class Members, the Trust shall not assert any Fibreboard Corporation defenses based on the state of the art, or failure to show negligence or product defect (whether based upon design, manufacture or failure to warn), except in those circumstances under which the Trust would also have asserted those defenses against the Settlement Class Member to whose Class Member Claim the Defendant Class Member has succeeded. Moreover, the Trust shall not assert failure to show negligence or product defect as a defense where a Class Member Claim to which the Defendant Class Member has succeeded is brought by a former manufacturer and/or distributor of asbestos-containing high-temperature pipe and block insulation, if the issues of product defect or negligence (as the case may be) covering such pipe and block insulation were fully litigated to an adverse result against that Defendant Class Member at trial of the underlying asbestos-related personal injury action. Under no other circumstances shall the results of such trial be given preclusive effect in any such arbitration. Any arbitration under this subsection shall be confidential, and no statement made, or contention advanced, at such arbitration shall be introduced as evidence or otherwise used against the maker or proponent of such statement or contention in the course of any proceeding other than arbitrations under this Trust Distribution Process.
         c. PROCESSING AND PAYMENT OF CLAIMS. Class Member Claims to which Defendant Class Members have succeeded shall be included in the FIFO queue established pursuant to this Trust Distribution Process. For purposes of processing, the position of a Class Member Claim to which a Defendant Class Member has succeeded in the FIFO queue shall be determined by the earlier of
(a) the date the Settlement Class Member filed within the Trust the underlying Class Member Claim or (b) the date on which the Defendant Class Member paid the Settlement Class Member with respect to the judgment or verdict. For purposes of payment, a Class Member Claim to which a Defendant Class Member has succeeded will be placed within the appropriate Schedule Category set forth in Section F.2 and, within such category, in FIFO order, based on the date on which the Defendant Class Member paid the Settlement Class Member in respect to the judgment or verdict. Class Member Claims to which Defendant Class Members have succeeded, shall be paid under the terms set forth in Section F.3.a. Prior to receiving payment the Defendant Class Member shall have provided a release as described in Section B.4.
         d. MULTIPLE CLAIMS OR MULTIPLE THIRD PARTY CLAIMS. Where Defendant Class Members succeed to a portion of a Class Member Claim by virtue of payment with respect to any verdict or judgment where a Beneficiary retains an interest in the several liability aspect of the same Class Member Claim (regardless of the number of Defendant Class Members who may have succeeded to portions of the Class Member Claim) ("Partial Claims"), Settlement Class Members and Defendant Class Members shall comply with procedures established by the Trust to ensure that all persons with rights under this Trust Distribution Process in respect of the same Class Member Claim coordinate their effort so that all such Partial Claims can be processed and Liquidated in a single proceeding, designed to resolve all the elements of such claims, whether malignancy or non-malignancy, and all causes of action, whether for personal injury, death, loss of consortium, or otherwise against the Trust; provided, however, that nothing in the foregoing shall prevent the Trust, a Settlement Class Member or a Defendant Class

Member, as the case may be, from electing to give or take a limited, non-malignancy release under this Trust Distribution Process. In evaluating Partial Claims in the course of such a single proceeding, the Trust shall not differentiate among the aspects of such claims based on whether the right to payment is asserted by a Settlement Class Member or Defendant Class Member. In those circumstances where different parties (whether Settlement Class Member and Defendant Class Member(s), or more than one Defendant Class Member) assert rights under this Trust Distribution Process in respect of the same Class Member Claim, any disputes regarding such Class Member Claim shall be presented in a single arbitration. Should more than one Defendant Class Member be entitled to payment from a single settlement or award by the Trust, the Defendant Class Members shall share such amount in the same proportion that each made payments to the Settlement Class Member. Notwithstanding the above or any other provision of this Trust Distribution Process, (i) a Settlement Class Member shall not be entitled to take to the tort system a Class Member Claim if any portion of that claim was resolved as to a Defendant Class Member by settlement or in binding arbitration pursuant to Section H.5.b of this Trust Distribution Process; and (ii) Settlement Class Members retain all rights to resolve their Partial Claims with the Trust after the verdict or judgment against the Defendant Class Member and before one or more Defendant Class Member's related Partial Claim(s) is submitted to the Trust in writing for resolution; provided, however, that the Settlement Class Member's resolution of his or her Partial Claim shall not bind any Defendant Class Members or the Trust with respect to any Defendant Class

Member's related Partial Claim. The Trust shall settle Partial Claims only in accordance with Section H.5.d-g.
         e. If a Settlement Class Member resolves his or her Partial Claim pursuant to Section H.5.d, the Trust or arbitrator will apportion the settlement or award among all elements of the claims that are being resolved (for example, personal injury, wrongful death, loss of consortium, etc.).
Until such time as the Partial Claim of a Defendant Class Member has been Liquidated and paid or denied, the related Partial Claim of a Settlement Class Member Liquidated under Section H.5.d(ii) shall only be entitled to payment of
         (i) that portion of the Settlement Class Member's Partial Claim allocated to resolved claims which were not included in the verdict or judgment against the Defendant Class Member, plus
         (ii) $500,000 minus the amount in (i) above, multiplied by the ratio of (x) the several liability portion of the verdict or judgment against the Defendant Class Member. Any award of punitive or exemplary damages will be excluded from the verdict or judgment against the Defendant Class Member when calculating (x) or (y).
         f. The provisions of Section H.5.e shall not apply if the underlying total verdict or judgment in favor of a Settlement Class Member against one or more Defendant Class Members (excluding any award for punitive or exemplary damages) is $500,000 or less.

         g. The provisions of Section H.5.e will cease to apply if the Partial Claim of a Settlement Class Member plus the related Partial Claims of all Defendant Class Members are Liquidated for a total of $500,000 or less.
         h. The provisions of Section H.5.e will cease to apply as to any Partial Claim of a Defendant Class Member which is not submitted to the Trust and served on the Settlement Class Member, or his attorney, if any, within three months of the date on which the underlying judgment against the Defendant Class Member becomes final.
    6. COOPERATION FOR COURT APPROVALS. Upon liquidation of his or her Class Member Claim, each Beneficiary shall cooperate with the Trust in seeking any needed trial court approval under Judgment Forum Law of the settlement.
        7. NO MODIFICATION WITHOUT CONSENT. Neither the terms of this Section H nor as they apply to Defendant Class Members the provisions of this Trust Distribution Process as to arbitration may be modified without the written concurrence of the Representative Defendant. Other provisions of the First Distribution Process may be modified (after prior notice to the Representative Defendant) without the concurrence of the Representative Defendant unless the modification (i) has an adverse effect on Defendant Class Members and (ii) discriminates against them vis-a-vis Settlement Class Members, in which case the modification shall require the written concurrence of the Representative Defendant.
I.  ATTORNEYS' FEES.
         Attorneys' fees payable in connection with Class Member Claims Liquidated and paid through this Trust Distribution Process, whether as a result of settlement, an arbitration award, or a judgment obtained in the tort system, and whether or not calculated as a percentage of recovery, shall be the lower of the fee provided in the contract between the Beneficiary and counsel and 25%. Costs related to the prosecution of the claim shall be subtracted from the recovery before calculating the attorney's fee. Legal fees shall be paid pro rata from the payments due to the Beneficiaries as such payments are made by the Trust.
J.  AMENDMENT.
         No amendments or waivers of this Trust Distribution Process will be permitted except as set forth in Section 3.1 of the Trust Agreement.

                               APPENDIX 1 TO THE
                           TRUST DISTRIBUTION PROCESS

    1. INCREASED PRINCIPAL AMOUNT. The Trustees may increase the Principal Amount for any of the third Fiscal Year through the twelfth Fiscal Year after Global Approval Judgment or the sixteenth Fiscal Year through the twentieth Fiscal Year after Global Approval Judgment up to the Increased Principal Amount for that year, if
         (i) the Distributable Amount (if not increased as provided in this sentence) for that Fiscal Year, plus the amount, if any, by which the balance (on the last business day of that Fiscal Year) of the Reserve Account exceeds $10 million, is insufficient to pay all Trust Expenses for such Fiscal Year plus all Class Member Claims and Third Party Claims included in any of the first two Schedule Categories due and payable on the Distribution Date immediately following that Fiscal Year, or any payments with respect to Class Member Claims or Third Party Claims included in the third Schedule Category that were due and unpaid on four or more consecutive Distribution Dates prior to the Distribution Date immediately following that Fiscal Year, and
         (ii) the Trustees conclude that increasing the Principal Amount would be in the best interests of all Beneficiaries, both present and future, and that the sum of the Earnings Amount for Fund I, such amount in the Reserve Account in excess of $10 million and the amount of the Increased Principal Amount does not exceed the amount required to pay all such Trust Expenses and Class Member Claims and Third Party Claims included in the first two Schedule Categories and any payments with respect to





                                    - A-1 -

Class Member Claims or Third Party Claims included in the third Schedule Category that were due and unpaid on four or more consecutive Distribution
Dates prior to such Distribution Date.
    2. RESERVE ACCOUNT. The Reserve Account shall initially be credited with the full amount transferred to the Trust pursuant to Section 2.3(B) of the Global Settlement Agreement, minus the sum of
         (a)  $1.340 billion of the starting balance of Fund I,
         (b)  $200 million, the starting balance of Fund II, and
         (c)  $10 million, the starting balance of Fund III.
The Reserve Account is part of Fund I.
    The Reserve Account shall be increased on each Distribution Date by
         (x)  100%, until the balance of the Reserve Account equals $25 million,
         (y) 50%, after the balance of the Reserve Account equals $25 million and until the balance of the Reserve Account equals the sum of the Principal Amount and Earnings Amount for the prior Fiscal Year, and
         (z) 0%, after the balance of the Reserve Account equals the sum of the Principal Amount and Earnings Amount for the prior Fiscal Year, of either
              (i) if the Unreimbursed Borrowings as of such date is zero or a positive number, then the Surplus as of such date, or





                                    - A-2 -

             (ii) if the Unreimbursed Borrowings as of such date is a negative number, but such Unreimbursed Borrowings plus the Surplus as of such date is a positive number, then such positive number, or
             (iii) if Unreimbursed Borrowings as of such date plus the Surplus as of such date is zero or a negative number, then zero (so that this calculation shall not result in a decrease in the Reserve Account).
         The Reserve Account shall be used to pay all Trust Expenses, Class Member Claims, Third Party Claims, and payments made pursuant to Section 7.16 of the Trust Agreement (it being understood that such payments pursuant to Section 7.16 shall not be limited by the amounts in the Reserve Account) for any Fiscal Year in which the Principal Amount and the Earnings Amount is insufficient for such purpose; provided, that the provisions of this sentence shall not be applied to require the reduction of the balance of the Reserve Account below $10 million. Notwithstanding the foregoing, during the Fiscal Year after Global Approval Judgment, the Trustees shall create and thereafter maintain an appropriate reserve (to be taken out of the amounts otherwise included in the Reserve Account) for required payments in later Fiscal Years for Class Member Claims and Third Party Claims presented in such first Fiscal Year or before, which reserve shall not be otherwise available for the purposes of the immediately preceding sentence. The Trustees shall have the discretion to utilize any





                                    - A-3 -
and all amounts in the Reserve Account to pay Trust Expenses, Class Member Claims, Third Party Claims and payments pursuant to Section 7.16 of the Trust Agreement.







                                    - A-4 -

                                   SCHEDULE A

INJURY                            FACTOR
Mesothelioma                      Fibreboard share
                                  age at diagnosis of mesothelioma
                                  venue and status of litigation
                                  amount of lost income
                                  claimant alive or deceased
                                  number of dependents

Lung Cancer                       Fibreboard share
                                  year of diagnosis
                                  venue and status of litigation
                                  degree of functional impairment
                                  industry of most significant exposure
                                  amount of lost income
                                  number of dependents
                                  current or former smoker
                                  ILO x-ray reading

Other Cancer                      Fibreboard share
                                  age at diagnosis of cancer
                                  venue and status of litigation
                                  degree of functional impairment
                                  time since first exposure
                                  prior claim of less severe injury
                                  employment status
                                  number of minor dependents

Asbestos Lung
 Disease I                        Fibreboard share
                                  venue and status of litigation
                                  degree of functional impairment
                                  industry of most significant exposure
                                  disputed claim
                                  claimant alive or deceased
                                  claimant housebound and sedentary
                                  claim for lost wages
                                  ILO x-ray reading

Asbestos Lung
 Disease II                       Fibreboard share
                                  venue and status of litigation
                                  degree of functional impairment
                                  ILO x-ray reading





                                    - B-1 -

                                                                       EXHIBIT C
                                DEFENDANT CLASS
                              SETTLEMENT AGREEMENT

         This Defendant Class Settlement Agreement is made and entered into as of December 22, 1993, by and among Owens-Illinois, Inc., a Delaware corporation ("Representative Defendant"), as representative of the Defendant Class, acting by and through Defendant Class Counsel; Fibreboard Corporation, a Delaware corporation; the Representative Plaintiffs as representatives of the Settlement Class, acting by and through Class Counsel; Continental Casualty Company, an Illinois corporation ("Continental"); CNA Casualty Company of California, a California corporation ("CNA Casualty"); Columbia Casualty Company, an Illinois corporation ("Columbia"); and Pacific Indemnity Company, a California corporation ("Pacific"), together the "Parties."

                                    RECITALS

         A. On August 27, 1993, Class Counsel, Fibreboard Corporation, Continental, CNA Casualty, Columbia, and Pacific announced an agreement in principle to settle all future asbestos-related personal injury claims against Fibreboard (the "Global Settlement"). The Global Settlement is set forth in the transcript of a hearing before the Honorable Robert Parker, Chief Judge, United States District Court for the Eastern District of Texas (the "Global Court"). The Global Settlement, as announced, was subject to the execution of definitive agreements and final court approval, among other conditions.
         B. In connection with implementing the Global Settlement, Representative Plaintiffs, on behalf of themselves and the Settlement Class, filed the Class Action on

September 9, 1993. On September 9, 1993, the Court provisionally certified the Settlement Class as a mandatory, non-opt out class under Federal Rules of Civil Procedure, Rule 23(b)(1)(B), and entered a temporary restraining order preventing any member of the Settlement Class from initiating any asbestos-related claims against Fibreboard. The relief afforded by the temporary restraining order was extended by the entry of a preliminary injunction on September 27, 1993, which shall remain in effect pending notice to the Settlement Class and the hearing and determination of the fairness, reasonableness, and adequacy of the proposed settlement of the Class Action.
         C. In December, 1993 Representative Plaintiffs on behalf of themselves and as representatives of the Settlement Class, Fibreboard Corporation, Continental, CNA Casualty, Columbia, and Pacific, entered into a definitive agreement to implement the Global Settlement (the "Global Settlement Agreement"). A copy of the Global Settlement Agreement (including exhibits thereto) is attached as Exhibit A hereto.
         D. The expenditures necessary to process and resolve asbestos lawsuits have contributed to more than ten major asbestos defendants filing for bankruptcy reorganization. Because some of these defendants represented a significant portion of the traditional liability share for asbestos personal injury cases, and since many jurisdictions apply the principle of joint and several liability, these bankruptcy filings have increased costs substantially and have caused significant delays to plaintiffs. E. Claims for contribution and/or indemnification are infrequently litigated in asbestos personal injury cases. The vast majority of asbestos-related personal injury cases are settled by all defendants before trial. In those cases where trials result in judgments against non-settling defendants, the law in most jurisdictions protects settling defendants against claims for contribution and/or indemnity by judgment debtors. Nevertheless, the potential remains for litigation of contribution and/or indemnity claims. The parties to the Global Settlement Agreement and the members of the Defendant Class all have strong and common interests in preventing a Fibreboard Corporation insolvency, in Fibreboard Corporation funding a Global Settlement, in Fibreboard Corporation paying its unfunded settlement obligations and in resolving potential Third Party Claims by Defendant Class Members without the delay, expense, and uncertainty of litigating such claims. Although Defendant Class Members are numerous and include, among others, manufacturers, distributors, shipowners, premises owners and/or occupiers, and so-called "peripheral" defendants, any differing interests that may exist among Defendant Class Members are outweighed by the benefits to the Defendant Class as a whole afforded by the funds to be provided by the success of the Global Settlement Agreement.
         F. Fibreboard Corporation has been engaged in insurance coverage litigation with Continental and Pacific for a number of years. Although Fibreboard Corporation was awarded coverage under a trial court judgment, the insurers appealed that judgment and the outcome of the appeal remains uncertain. The interests of the Defendant Class are served by the Global Settlement Agreement, which provides over $1.5 billion to compensate Settlement Class members for asbestos-related personal injuries for which Fibreboard Corporation may bear legal liability, while eliminating the risk that Fibreboard Corporation may lose insurance coverage, and which also may enable Fibreboard Corporation to fund existing unfunded settlement obligations totalling over $1.0 billion.

Absent the funds that will be made available by and as a result of the Global Settlement Agreement, Defendant Class Members could bear a proportionately greater share of the overall liability for asbestos-related personal injuries.
         G. Representative Defendant adequately represents the interests of the Defendant Class, in that Representative Defendant is a publicly held corporation that has been sued in thousands of asbestos-related personal injury lawsuits in jurisdictions throughout the country.
         H. Defendant Class Counsel have extensive experience in asbestos-related litigation. Defendant Class Counsel have reviewed the Global Settlement Agreement (including the exhibits thereto) and have been advised of the record to date in the Class Action, and have otherwise conducted a thorough investigation of the facts and law relevant to the matters set forth herein. Based upon this experience and investigation, Defendant Class Counsel have determined that this Agreement is in the best interests of the Defendant Class.
         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties hereby agree as follows:

                                 I. DEFINITIONS

         Capitalized terms used, and not otherwise defined, herein are defined in the Glossary of Terms attached as Exhibit A to the Global Settlement Agreement.

                    II. RESOLUTION OF DEFENDANT CLASS CLAIMS

         A. Defendant Class Members hereby release the Released Parties from any and all Third Party Claims and agree that the Global Approval Judgment shall bar and enjoin permanently Defendant Class Members from prosecution of any Third Party Claims against any of the Released Parties in any proceeding or court.
         B. Fibreboard Corporation, Continental, CNA Casualty, Columbia, Pacific and the Trust release contribution and\or indemnity claims against Defendant Class Members set forth in the Trust Distribution Process.
         C. Defendant Class Members shall have the rights described in Section H of the Trust Distribution Process.

                    III. ACTIONS TO IMPLEMENT THIS AGREEMENT

         A. Fibreboard Corporation shall commence, as a third-party claim or other appropriate pleading in the Class Action, a mandatory, non-opt out class action against the Defendant Class pursuant to Federal Rules of Civil
Procedure, Rule 23(b)(1) and (2) (the "Defendant Class Action").
         B. The Parties shall join in motions, in form and substance satisfactory to counsel for each of the Parties, to certify provisionally the Defendant Class for settlement purposes only, to preliminarily enjoin the prosecution of any Third Party Claim during the pendency of the Defendant Class Action and for entry of the Defendant Class Order and Global Approval
Judgement. Should the motions to certify provisionally the Defendant Class for settlement purposes only and to preliminarily enjoin the prosecution of any Third Party Claims be granted, while the orders granting those motions are in effect before entry of Global Approval Judgment, Section H of the Trust Distribution Process and this Defendant Class Settlement Agreement shall govern
- -- as if they were fully operative -- the rights and liabilities of the Parties with respect to claims of Defendant Class Members arising out of

Interim Claims resolved under Section 7 of the Global Settlement Agreement; provided that during the Interim Period Fibreboard, the Insurers, the Interim Committee and the Escrow Fund shall have (as appropriate and consistent with Section 7 of the Global Settlement Agreement) the rights and responsibilities assigned to the Trust in Section H of the Trust Distribution Process. Should Global Court Disapproval occur, Defendant Class Members shall be restored to any rights they may have under applicable law to pursue claims otherwise released under this Defendant Class Settlement Agreement.
         C. Notice shall be given to the Defendant Class in form and substance satisfactory to counsel for each of the Parties and approved by the Court. Pursuant to such notice, a hearing shall be held pursuant to Federal Rules of Civil Procedure, Rule 23(e), to determine the fairness and reasonableness of the settlement contemplated by this Defendant Class Settlement Agreement.
         D. The certification of the Defendant Class pursuant to this Defendant Class Settlement Agreement shall be binding if Global Approval Judgment is entered.
         E. In the event either (i) Global Court Disapproval occurs; (ii) Class Counsel move to convert the Class Action or the Defendant Class Action to a litigation class action; (iii) either the Court or the Global Court enters an order over objection by the Representative Defendant converting the Class Action or the Defendant Class Action to a litigation class action; or (iv) before Global Approval Judgment or Global Court Disapproval, the Trust Distribution Process is amended without complying with Section H.7 of the Trust Distribution Process, then the order certifying the Defendant Class shall be vacated, and Fibreboard Corporation and Representative Defendant shall stipulate to the dismissal of the Defendant Class Action without prejudice, and the Parties shall return in all respects to the status quo ante, including, but not limited to, the revocation of any releases given in this document or in the Trust Distribution Process. The Defendant Class shall retain any and all rights to object to the continued prosecution of such action as a litigation class action under Rule 23. Neither this Defendant Class Settlement Agreement, nor its exhibits, nor the settlement negotiations, nor the proceedings seeking approval of the settlement, may be used in support of any application for a determination that such action or any other action shall proceed as a class action except for the purposes of the settlement in accordance with this Defendant Class Settlement Agreement, or as evidence in any litigation or proceeding against any of the Parties other than an action or proceeding to enforce the provisions of this Defendant Class Settlement Agreement.

                               IV. MISCELLANEOUS

         A. Amendments. No amendment of any provision of this Defendant Class Settlement Agreement (or to Section H of the Trust Distribution Process) shall be valid unless the same shall be in writing and signed by all Parties hereto and, upon the request of any of them, approved by the Court.
         B. Counterparts. This Defendant Class Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
         C. Further Actions. The parties shall take such reasonable actions as may be necessary or appropriate to consummate or implement this Defendant Class Settlement Agreement.

         D. The Representative Defendant shall not be responsible for any cost or expenses (including the expense of any class notice) associated with obtaining any necessary Court approvals of this Defendant Class Settlement Agreement. In the event of Global Approval Judgment, Representative Defendant may apply to the Court for approval of reimbursement of its own reasonable costs and expenses, including the reasonable cost and expenses of its counsel, in an amount not to exceed $250,000, incurred in connection with negotiating and obtaining any necessary approvals of this Defendant Class Settlement Agreement. In the event of Global Court Disapproval, Fibreboard and the Insurers will negotiate in good faith with the Representative Defendant regarding whether, and to what extent, reimbursement of Representative Defendant's expenses is appropriate.
         E. Defendant Class shall not change the identity of Representative Defendant without consent of Class Counsel, Fibreboard Corporation, Continental and Pacific without approval of the Court.
         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Parties hereto, thereunto duly authorized.

                                  ON BEHALF OF DEFENDANT CLASS

                                  By /s/ PHILIP MCWEENY
                                    -----------------------------
                                    Philip McWeeny


                                  FIBREBOARD CORPORATION


                                  By /s/ MICHAEL R. DOUGLAS
                                    -----------------------------
                                    Title: Sr. Vice President and
                                          General Counsel

                                  CONTINENTAL CASUALTY COMPANY


                                  By  /s/ LAURENS F. TERRY
                                    --------------------------------
                                    Title:  Vice President


                                  CNA CASUALTY COMPANY OF CALIFORNIA


                                  By  /s/ LAURENS F. TERRY
                                    --------------------------------
                                    Title:  Vice President


                                  COLUMBIA CASUALTY COMPANY


                                  By  /s/ LAURENS F. TERRY
                                    --------------------------------
                                    Title:  Vice President Continental
                                            Casualty Company


                                  PACIFIC INDEMNITY COMPANY


                                  By  /s/ JOHN J. DEGNAN
                                    --------------------------------
                                    Title:


                                  ON BEHALF OF SETTLEMENT CLASS


                                  By  /s/ JOSEPH F. RICE
                                    --------------------------------
                                    Joseph F. Rice, Esq.


                                  By  /s/ JOSEPH B. COX
                                    --------------------------------
                                    Joseph B. Cox, Jr., Esq.


                                  By  /s/ STEVEN KAZAN
                                    --------------------------------
                                    Steven Kazan, Esq.


                                  By  /s/ HARRY F. WARTNICK
                                    --------------------------------
                                    Harry F. Wartnick, Esq.

                                                                       EXHIBIT D

                                ESCROW AGREEMENT


         ESCROW AGREEMENT made this 23rd day of December, 1993, by and among Continental Casualty Company, an Illinois corporation ("Continental"), Pacific Indemnity Company, a California corporation ("Pacific"), and The First National Bank of Chicago (the "Escrow Agent").

         WHEREAS, Continental, Pacific and Fibreboard Corporation, a Delaware corporation, have entered into an Agreement dated as of October 12, 1993 (as the same may be amended from time to time, the "Settlement Agreement") relating to the settlement of lawsuits relating to questions of insurance coverage, all as described in the Settlement Agreement;

         WHEREAS, Fibreboard Corporation, Continental, Pacific, the Representative Plaintiffs (acting by and through Class Counsel) (as such terms are defined in the Glossary to the Global Settlement Agreement (as defined below) as Exhibit A (the "Glossary")) entered into a Global Settlement Agreement as of August 27, 1993 (as the same may be amended from time to time, the "Global Settlement Agreement"), relating to the settlement, inter alia, of personal injury lawsuits and lawsuits relating to questions of insurance coverage, all as described in the Global Settlement Agreement;

         WHEREAS, the Global Settlement Agreement provides for payment of an aggregate amount of $1,525,000,000 by Continental and Pacific into an escrow account pending further distribution of such funds; and

         WHEREAS, the parties desire to arrange for such escrow and appoint Escrow Agent as the escrow agent in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. INTERPRETATION AND DEFINITIONS. This Escrow Agreement is being executed and delivered pursuant to Section 2.3 of the Global Settlement Agreement and the Escrow Account created pursuant to this Escrow Agreement is the Escrow Fund referred to therein. The provisions of this Escrow Agreement shall not in any event be construed so as to enlarge or diminish the rights of any party under the Global Settlement Agreement. Capitalized terms used and not defined herein have the meanings given to them in the Glossary.

         2. APPOINTMENT AND COMPENSATION OF ESCROW AGENT. Escrow Agent is hereby appointed to act as escrow agent in accordance with the terms hereof, and

Escrow Agent hereby accepts such appointment. Escrow Agent shall have all the rights, powers, duties and obligations provided herein. All persons dealing with the Escrow Agent are released from inquiry into the decision or authority of the Escrow Agent and from seeing to the application of any monies, securities or other property paid or delivered to the Escrow Fund. Escrow Agent shall be entitled to charge the Escrow Account for its fees, as determined in accordance with the fee letter attached hereto as Exhibit A, and for reimbursement of reasonable costs and expenses suffered or incurred by Escrow Agent in connection with the performance of its duties and obligations hereunder including, but not limited to, any suit in interpleader brought by Escrow Agent.

         3. DEPOSIT AND INVESTMENT OF FUNDS. (a) On December 30, 1993, Continental shall deliver $986,827,500, and Pacific shall deliver $538,172,500, for an aggregate amount of $1,525,000,000 (collectively, the "Funds") to Escrow Agent, by wire transfer of immediately available funds to such account of Escrow Agent that Escrow Agent identifies in a writing delivered to Continental and Pacific.

         (b) On or before the date hereof, Escrow Agent shall establish at the office of its corporate trust department in Chicago, Illinois and, at all times thereafter until the escrow created by this Escrow Agreement shall have terminated pursuant to Section 6 hereof (the "Escrow Termination Date"), shall maintain a separate account entitled the "Fibreboard Asbestos Claimants Escrow Account" (the "Escrow Account").

All funds, securities and other property held by the Escrow Agent (collectively, the "Escrow Assets") at any time pursuant to this Escrow Agreement, including the Funds and all investments, interest, earnings and proceeds thereof and thereon, shall be held in the Escrow Account. No property other than the Escrow Assets shall be held in the Escrow Account. Escrow Agent shall make and maintain, at all times until the Escrow Termination Date, appropriate entries in its books and records to reflect that all of the Escrow Assets existing from time to time are held in the Escrow Account.

         (c) During the term of this Escrow Agreement, Escrow Agent shall invest and reinvest the Escrow Assets from time to time in obligations backed by the full faith and credit of the United States of America which have a maturity date which is not more than three months from the date of acquisition ("Eligible Treasury Securities"); provided, however, that pending investment or prompt distribution Escrow Agent may invest funds in an aggregate amount at any time not exceeding the lesser of $10,000,000 or 5% of the amount of the Escrow Assets in (i) a money market fund or funds sponsored by an Eligible Institution (as defined below) or (ii) repurchase agreements with an Eligible Institution with a term of not more than one day for Eligible Treasury Securities, with respect to which such Eligible Treasury Securities are held by Escrow Agent in its account with a Federal Reserve Bank and maintained on its books and records in the Escrow Account. An Eligible Institution shall mean a commercial bank having a combined capital and surplus of at least Five Hundred Million Dollars

($500,000,000) and which is well capitalized or adequately capitalized (as such terms are defined in applicable federal regulations).

         The Escrow Agent shall liquidate investments in order to comply with the provisions of this Escrow Agreement without liability for any resulting losses. Any losses incurred from an investment shall be borne by the Escrow Account.

         4. ACCRUED INTEREST ON THE ESCROW ASSETS. All interest and earnings of the Escrow Assets shall be added to and become part of the Escrow Assets, and shall be held by Escrow Agent under this Escrow Agreement.

         5. PAYMENTS OF AMOUNTS HELD IN ESCROW ACCOUNT. (a) Subject to Sections 5(b) and 5(c) hereof, upon termination of the Escrow Agreement pursuant to Section 6 hereof, Escrow Agent shall distribute all amounts held in the Escrow Account pursuant to (i) written payment instructions executed by each of Continental, Pacific, Fibreboard Corporation, Class Counsel (acting on behalf of the Settlement Class), and, after appointment of the Trustees, the Trustees or (ii) an order obtained after a hearing held on notice to each of Continental, Pacific, Fibreboard Corporation and Class Counsel (a "Court Order") of the United States District Court for the Eastern District of Texas.

         (b) At any time and from time to time during the term of this Escrow Agreement, Escrow Agent shall (i) at the written direction of each of Continental, Pacific, Fibreboard Corporation, Class Counsel, and, after appointment of the Trustees, the Trustees distribute such amount or amounts to such person or persons and at such time or times as each of Continental, Pacific, Fibreboard Corporation, Class Counsel, and, after appointment of the Trustees, the Trustees shall direct in an Interim Payment Direction or (ii) in accordance with a Court Order, distribute such amount or amounts to such person or persons and at such time or times as is specified in the Court Order. Any payment instructions to the Escrow Agent shall include the mailing address and taxpayer identification number of the person or persons receiving the distribution hereunder.

         (c) Notwithstanding any contrary provision of this Escrow Agreement, within the 30-day period following the end of each calendar quarter, Escrow Agent shall pay to Continental 64.71% and to Pacific 35.29% of 5% of the income earned by the Escrow Account during such calendar quarter.

         6. TERMINATION. Escrow Agent shall maintain the escrow Account and hold the Escrow Assets in escrow pursuant to this Escrow Agreement until receipt of written notice of termination from each of Continental, Pacific, Fibreboard Corporation, Class Counsel, and, after appointment of the Trustees, the Trustees.

         7.  ESCROW AGENT QUALIFICATIONS.  Escrow Agent shall at all times be
(i) a bank, savings and loan association or trust company in good standing, organized and doing business under the laws of the United States or a state of the United States or a United States branch of a foreign bank, (ii) have combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) and be well capitalized or adequately capitalized (as such terms are defined in applicable federal regulations) and (iii) be authorized under the laws governing its organization to exercise corporate trust powers and be authorized under such laws to enter into and perform this Escrow Agreement. If Escrow Agent shall at any time cease to have the foregoing qualifications, Escrow Agent shall give notice of resignation to Continental and Pacific as provided in Section 10 hereof and Continental and Pacific agree to thereupon promptly appoint a qualified successor escrow agent in accordance with Section 11.

         8.  LIMITATIONS ON LIABILITY OF ESCROW AGENT.

         (a) Escrow Agent may act upon any written notice, certificate, instrument, request, waiver, consent, paper or other document that Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent, signed, prescribed, or presented by the proper person or persons acting on behalf of the parties named in paragraph 5(a) and 5(b). Escrow Agent shall not be liable for any action taken or omitted by it in connection with the performance of its duties and obligations hereunder, except for its own gross negligence or willful misconduct. Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection with this escrow or this Escrow Agreement unless it is indemnified to its satisfaction by the party or parties who desire that it undertake such action.

         (b) Escrow Agent shall be under no obligation or liability for failure to inform Continental, Pacific, Fibreboard Corporation or Class Counsel regarding any transaction or facts within Escrow Agent's knowledge, even though the same may concern the matters described herein, provided they do not prevent or interfere with Escrow Agent's compliance with this Escrow Agreement, nor shall Escrow Agent be liable for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any instrument deposited, nor as to identity, authority, or rights of any person executing the same, except as above provided.

         (c) Should Escrow Agent during or after the term of the escrow receive or become aware of any conflicting demands or claims with respect to the Escrow Account, Escrow Assets or the rights of any of the parties hereto, Fibreboard Corporation or Class Counsel, Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict is resolved to its satisfaction, and Escrow Agent shall have the further right to commence or defend any action or proceeding for the determination of such conflict. In the event Escrow Agent should file suit in interpleader and deposit the Escrow Assets in dispute in a court of competent jurisdiction, it shall be fully released and discharged from all further obligations under this Escrow

Agreement with respect to such Escrow Assets (but such release and discharge shall not relieve Escrow Agent from any liability incurred prior to such event).

         (d) Escrow Agent may consult with legal counsel satisfactory to it in connection with any dispute, the construction of any provision of this Escrow Agreement or the duties and obligations of Escrow Agent under this Escrow Agreement.

         9. ACCOUNT AND RELEASE OF ESCROW AGENT. (a) The retention and distribution of the Escrow Assets in accordance with the terms and provisions of this Escrow Agreement shall fully and completely release Escrow Agent from any obligations or liabilities assumed under this Escrow Agreement with respect to the Escrow Assets. Nothing in this Escrow Agreement shall be interpreted as depriving the Escrow Agent, Continental, Pacific, Fibreboard Corporation or Class Counsel of the right to have judicial settlement of the Escrow Agent's accounts, and upon any proceeding for a judicial settlement of the Escrow Agent's accounts or for instructions the only necessary parties thereto will be the Escrow Agent, Continental, Pacific, Fibreboard Corporation and Class Counsel.

         (b) The Escrow Agent shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between Continental, Pacific and the Escrow Agent. Within ten (10) days following the close of each calendar month, the Escrow Agent shall deliver to Continental, Pacific, Fibreboard Corporation and Class Counsel a written account of its administration of the escrow during such month and cumulatively for the period from the date hereof through the end of such month, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or received being shown separately), showing all cash, securities and other property held in the Escrow Account at the end of such month and the book and fair market value of all Escrow Assets.

         (c) All accounts, books and records maintained pursuant to this Section shall be opened to inspection and audit at all reasonable times by Continental, Pacific, Fibreboard Corporation and Class Counsel and their respective representatives.

         (d) The fair market value of the Escrow Assets shall be determined by the Escrow Agent whenever required pursuant to the Escrow Agreement, but in any event not less than monthly. The Escrow Agent may base such determination upon such sources of information as it may deem reliable including, but not limited to, information reported in (i) newspapers of general circulation, (ii) standard financial periodicals or publications, (iii) statistical and valuation services, (iv) the records of securities exchanges or brokerage firms deemed by the Escrow Agent to be reliable, or any combination thereof. The Escrow Agent shall promptly inform Continental, Pacific,

Fibreboard Corporation and Class Counsel of any such valuation and provide them with complete copies thereof.

         10. RESIGNATION AND REMOVAL OF ESCROW AGENT. Escrow Agent may be removed by the joint action of Continental and Pacific, with or without cause, at any time upon 15 days' prior written notice to Escrow Agent, which notice may be waived by Escrow Agent. Escrow Agent may resign at any time upon 60 days' prior written notice to Continental, Pacific, Fibreboard Corporation and Class Counsel.

         Notwithstanding any resignation or removal of Escrow Agent pursuant to
Section 7 hereof or this Section 10, such resignation or removal shall not be effective and Escrow Agent shall continue to serve in its capacity as Escrow Agent until (i) a successor escrow agent is appointed in accordance with the provisions of Section 11 hereof and has accepted such appointment and (ii) the Escrow Assets together with such records and documents as may be reasonably required to enable the successor escrow agent to properly administer the Escrow Fund have been transferred to and received by such successor escrow agent. Continental and Pacific shall promptly take the necessary action to appoint a successor escrow agent in accordance with the provisions of Section 11 hereof.

         11. APPOINTMENT OF SUCCESSOR ESCROW AGENT. If at any time Escrow Agent shall resign, be removed or otherwise become incapable of acting as Escrow Agent pursuant to this Escrow Agreement, or if at any time a vacancy shall occur in the office of Escrow Agent for any other cause, a successor Escrow Agent that meets the qualifications set forth in Section 7 shall be appointed jointly by Continental and Pacific by a written instrument delivered to the successor Escrow Agent with a copy delivered to the Escrow Agent. If no successor Escrow Agent is appointed (i) within 30 days after the time Escrow Agent becomes incapable of acting or a vacancy occurred in the office of Escrow Agent or (ii) within 60 days of Escrow Agent's giving notice of resignation, any party hereto may petition a court of competent jurisdiction for an appointment of a successor Escrow Agent. Upon the appointment and acceptance of any successor Escrow Agent hereunder, Escrow Agent shall transfer the Escrow Assets to its successor. Upon receipt by the successor Escrow Agent of the Escrow Assets, Escrow Agent shall be discharged from any continuing duties or obligations under this Escrow Agreement, but such discharge shall not relieve Escrow Agent from any liability incurred prior to such event, and the successor Escrow Agent shall be vested with all rights, powers, duties and obligations of Escrow Agent under this Agreement.

         12. IRS FILINGS AND EXAMINATIONS. (a) For federal income tax purposes, the parties expect that Continental will be allocated 64.71% of the income, gains and deductions of the Escrow Fund and that Pacific will be allocated 35.29% of the income, gains and deductions of the Escrow Fund and that Continental and Pacific will each be required to include those items of taxable income, gains and deductions of the Escrow Fund which are attributable to them in computing their separate taxable income and this

Escrow Agreement shall be construed accordingly. Notwithstanding the foregoing, Escrow Agent shall timely file such tax and other returns and statements for the Escrow Account (collectively "Returns"), and shall provide for and pay such taxes, as are required to comply with applicable provisions of the Internal Revenue Code of 1986, as amended, and of any state or local law and the regulations promulgated thereunder. The Escrow Agent shall provide all completed Returns to Continental and Pacific at least 10 days in advance of the due date for such Returns and shall obtain the consent of Continental and Pacific to all Returns before they are filed. The Escrow Agent is authorized to employ such agents and independent contractors as it deems necessary in its best judgment in order to perform the federal and state tax reporting required by this paragraph. Continental and Pacific will advise the Escrow Agent of the party who will sign any required federal and state tax returns on behalf of the Escrow Account.

         (b) The Escrow Agent agrees that Continental and Pacific shall have the sole and exclusive responsibility for handling any income tax examinations relating to the Escrow Fund. All costs and expenses of any income tax examination relating to potential tax liability of the Escrow Fund, including the expense of defending any adjustments or proposed adjustments, shall be charged to the Escrow Fund.

         (c) Escrow Agent agrees that it will inform Continental and Pacific promptly of all questions raised by agents conducting an income tax examination of the Escrow Account and shall cooperate with accountants, tax advisers and counsel retained by Continental and Pacific in working with the income tax agents and in responding to any questions and proposed tax adjustments.

         13. NOTICES. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, telefax or other telecopy mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed, postage prepaid, receipt requested, as follows:

         If to Continental, addressed to:

             Continental Casualty Co.
             Specialty Claims Office, 12th Floor
             50 Fremont Street
             San Francisco, CA 94105
             Attention: Claim Manager
             Telecopier: (415) 512-4899

                 and

             WACHTELL, LIPTON, ROSEN & KATZ
             51 West 52nd Street
             New York, New York 10019
             Attention: Herbert M. Wachtell, Esq.
             Telecopier: (212) 403-2000

                 and

             CARROLL, BURDICK & McDONOUGH
             44 Montgomery Street, Suite 400
             San Francisco, CA 94104
             Attention: Rodney L. Eshelman, Esq.
             Telecopier: (415) 989-0932

         If to Pacific, addressed to:

             Pacific Indemnity Company
             Chubb & Son Inc.
             15 Mountain View Road
             P.O. Box 1615
             Warren, NJ 07061-1615
             Attention: Malcolm B. Burton
             Telecopier: (908) 580-3030

                 and

             WHITE & CASE
             1155 Avenue of the Americas
             New York, NY 10036
             Attention: Paul J. Bschorr, Esq.
             Telecopier: (212) 354-8113

         If to Fibreboard, addressed to:

             FIBREBOARD CORPORATION
             2121 North California Blvd.
             Walnut Creek, CA 94596
             Attention: Michael R. Douglas
                          Senior Vice President and
                             General Counsel
             Telecopier: (510) 274-0714

                 and

             BROBECK, PHLEGER & HARRISON
             Spear Street Tower
             One Market Plaza
             San Francisco, CA 94105
             Attention: Stephen M. Snyder, Esq.
             Telecopier: (415) 442-1020

         If to the Class Counsel, addressed to:

             CAPLIN & DRYSDALE, CHARTERED
             399 Park Avenue
             New York, NY 10022
             Attention: Elihu Inselbuch

             Telecopier: (212) 644-6755

             If to Escrow Agent, addressed to:

             The First National Bank of Chicago
             One Federal National Plaza, Suite 0126
             Chicago, IL 60670-0126
             Attention: Joseph Cahill
             Telecopier: (312) 407-1708

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 13 and an appropriate answer back is received, (ii) if given by mail, three business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

         14. AMENDMENTS; WAIVERS. This Escrow Agreement may be amended only by (i) and agreement in writing executed by Escrow Agent, Continental, Pacific, Fibreboard Corporation and Class Counsel, or (ii) pursuant to a Court Order.
No waiver of any provisions nor consent to any exception to the terms of this Escrow Agreement shall be effective unless in writing and signed by the party to be bound, and then only to the specific purpose, extent and instance as so provided.

         15. COUNTERPARTS. This Escrow Agreement and any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts of this Escrow Agreement have been signed by each party, and delivered to the other parties.

         16. ASSIGNMENT. Neither this Escrow Agreement nor any rights or obligations under it are assignable.

         17. GOVERNING LAW. This Escrow Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and performed in such state without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization of the respective parties.

         18. INTEGRATION. This Escrow Agreement constitutes the entire agreement and understanding of Continental, Pacific, Fibreboard Corporation and Class Counsel on the one hand and Escrow Agent on the other with respect to the subject matter of this Escrow Agreement and supersedes all prior agreements and understandings with respect thereto.

         19. SEVERABILITY. If any provision of this Escrow Agreement is held invalid by any court, governmental agency or regulatory body, the other provisions shall remain in full force and effect.

         20. PARTIES IN INTEREST. This Escrow Agreement shall be binding upon and inure to the benefit of each party, Fibreboard Corporation and Class Counsel, and nothing in this Escrow Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever by, under or by reason of this Escrow Agreement. Nothing in this Escrow Agreement is intended to relieve or discharge the obligation of any third person to, or to confer any right of subrogation or action over against, any party to this Escrow Agreement or Fibreboard Corporation or Class Counsel or Class Counsel.

         21. HEADINGS. The descriptive headings of the Sections of this Escrow Agreement are for convenience only and do not constitute a part of this Escrow Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on the day and year first above written.

                                           CONTINENTAL CASUALTY COMPANY

                                           By  /s/ LAURENS F. TERRY
                                             ----------------------------

                                             Title  Vice President
                                                  -----------------------


                                           PACIFIC INDEMNITY CORPORATION

                                           By  /s/ JOHN J. DEGNAN
                                             ----------------------------

                                             Title  Senior Vice President
                                                  -----------------------


                                           THE FIRST NATIONAL BANK OF CHICAGO

                                           By  /s/ R.D. MANELLA
                                             ----------------------------

                                             Title  Vice President
                                                  -----------------------

AGREED TO:

FIBREBOARD CORPORATION


By  /s/ MICHAEL R. DOUGLAS
  ---------------------------------------------

  Title  Sr. Vice President and General Counsel
       ----------------------------------------

CLASS COUNSEL

By  /s/ JOSEPH RICE
  ------------------------
        Joseph Rice

By  /s/ JOSEPH COX
  ------------------------
        Joseph Cox

By /s/ HARRY WARTNICK
  ------------------------
       Harry Wartnick

By  /s/ STEVEN KAZAN
  ------------------------
        Steven Kazan